As filed with the Securities and Exchange Commission on April 2, 2019

File No. 333-230003

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BANTEK, INC.

Delaware		30-0967943
(State or jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

330 Changebridge Road, Pine Brook, NJ 07058

(203) 220-2296

(Address, including zip code, and telephone number, including area code,

of registrant’s principle executive offices)

VCorp Services, LLC

1013 Centre Road, Suite 403-B

Wilmington, DE 19805

(888) 528-2677

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

Calculation of Registration Fee

Title of each Class of Securities To be Registered	Amount to be registered (1)	Proposed maximum Offering price per share (2)(3)(4)(5)	Proposed maximum aggregate Offering price	Amount of registration fee
Common Stock, $0.0001 par value per share, to be offered by the issuer	3,500,000,000	$0.0004	$1,400,000	$169.68

Total	3,500,000,000	0.0004	$1,400,000	$169.68

(1)	In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 of the Securities Act.

(3)	Offering price has been arbitrarily determined by the Board of Directors.

(4)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).

(5)	The offering price has been calculated as the exercise price solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(g).

(6)

The registration fee presented in the original filing was $757.50, which was calculated based on the original number of shares to be offered (2,500,000,000) and the expected proposed maximum offering price of $0.0025.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This registration statement is a post-effective amendment to the registration statement on Form S-1 (File No. 333-230003) of Bantek, Inc. (the “Registrant”) filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2019 (the “Registration Statement”). The Registrant previously registered 2,500,000 shares of common stock in the Registration Statement at a fixed price of $0.0025 This post-effective amendment to the Registration Statement is being filed for the purpose of (i) registering 3,500,000,000 shares of common stock at a fixed price of $0.0004 pursuant to Rule 413(b) under the Securities Act of 1933, as amended.

PRELIMINARY PROSPECTUS

DRONE USA, INC.

3,500,000,000 Shares of Common Stock Offered by the Company

$0.0004 per share

This is the initial public offering of our common stock, par value $0.0001 per share. We are selling 3,500,000,000 shares of our common stock.

This offering will terminate on the date which is 180 days from the effective date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed or upon the vote of our board of directors.

We currently expect the initial public offering price of the shares we are offering to be $0.0004 per share of our common stock.

The Company is quoted on the OTC Pink market there is a limited established market for our stock. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

Investing in our common stock involves a high degree of risk. See “Risk Factors” for certain risks you should consider before purchasing any shares in this offering. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offeror sale is not permitted.

The offering is being conducted on a self-underwritten, best efforts basis, which means our management will attempt to sell the shares being offered hereby on behalf of the Company. There is no underwriter for this offering.

Completion of this offering is not subject to us raising a minimum offering amount. We do not have an arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

Any purchaser of common stock in the offering may be the only purchaser, given the lack of a minimum offering amount.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Company does not plan to use this offering prospectus before the effective date.

Proceeds to Company in Offering

	Number of Shares	Offering Price (1)	Underwriting Discounts & Commissions	Gross Proceeds

Per Share
25% of Offering Sold	875,000,000	$0.0004	$0	$350,000
50% of Offering sold	1,750,000,000	$0.0004	$0	$700,000
75% of Offering Sold	2,625,000,000	$0.0004	$0	$1,050,000
Maximum Offering sold	3,500,000,000	$0.0004	$0	$1,400,000

(1)	Assuming an initial public offering price of $0.0004 per share, as set forth on the cover page of this prospectus.

i

ABOUT THIS PROSPECTUS

In making your investment decision, you should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with any other or different information. If anyone provides you with information that is different from, or inconsistent with, the information in this prospectus, you should not rely on it. We believe the information in this prospectus is materially complete and correct as of the date on the front cover. We cannot, however, guarantee that the information will remain correct after that date. For that reason, you should assume that the information in this prospectus is accurate only as of the date on the front cover and that it may not still be accurate on a later date. This document may only be used where it is legal to sell these securities. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sales of our shares of common stock.

You should not interpret the contents of this prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our common stock.

This prospectus does not offer to sell, or ask for offers to buy, any shares of our common stock in any state or other jurisdiction in which such offer or solicitation would be unlawful or where the person making the offer is not qualified to do so.

No action is being taken in any jurisdictions outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in those jurisdictions. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions that apply in those jurisdictions to this offering or the distribution of this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” “Sharma” and the “Company” refer to Drone USA, Inc.

ii

SUMMARY

The following summary highlights material information in this prospectus. It may not contain all the information that is important to you. For additional information, you should read this entire prospectus carefully, including “Risk Factors” the financial statements and the notes to the financial statements.

Organizational History

We were formed in Delaware on June 26, 1972 as OCR Corporation, underwent a series of name changes and businesses and on April 25, 2008 changed our name to Texas Wyoming Drilling, Inc. On January 26, 2016, we entered into an Equity Exchange Agreement (the “EEA”) whereby we acquired all of the issued and outstanding membership interests in Drone USA, LLC in exchange for 440,425,388 shares of our common stock and 250 shares of Series A preferred stock, subsequent and pursuant to our completing a 1-for-150 share reverse stock split on all issued and outstanding common stock which resulted in total issued and outstanding shares of common stock of 6,368,224 immediately prior to this issuance. In connection with the EEA, 1,253,202 shares of common stock were relinquished and an additional 44,042,539 shares of common stock were issued pursuant to a previous settlement agreement. In connection with the EEA, effective January 26, 2016, we accepted the resignation of Margaret Cadena, the former Chief Executive Officer and Board member, and Richard Kugelman, Dr. Robert Michet, and Dr. David Durkin, the remaining former officers and Board members, and appointed Michael Bannon as Chief Executive Officer, President, Chairman and Board member and Dennis Antonelos as Chief Financial Officer, Secretary, Treasurer, and Board member. Dennis Antonelos resigned as our CFO and as a member of our Board on July 10, 2017 and Michael Bannon was appointed as CFO. On May 19, 2016, we changed our name to Drone USA, Inc., we changed our ticker symbol to DRUS, and we completed a 1-for-12 share reverse stock split on all issued and outstanding common stock, with a record date of May 24, 2016, which resulted in total issued and outstanding shares of common stock of 40,841,517 on June 17, 2016 when all round lot issuances were completed.

We are currently traded on the OTC Pink market under the symbol BANT

On June 1, 2016, we entered into an agreement with BRVANT Technologic Solutions (“BRVANT”), a company in Brazil that develops and manufactures UAV systems, embedded systems and simulators for commercial and military customers. We acquired exclusive rights to BRVANT’s UAV technology and intellectual property relating to its UAV technology. As consideration for the agreement, Dr. Rodrigo Kuntz Rangel, BRVANT’s CEO, was appointed to the position of Chief Technology Officer (CTO) and issued a stock option grant for 2,000,000 shares of common stock in Drone USA. We have the option to acquire ownership of all outstanding capital stock of BRVANT for additional consideration of $1 million, but we have not made a decision to make that purchase at this time.

On September 9, 2016, Howco became a wholly owned subsidiary of Bantek, Inc. We acquired all of its issued and outstanding shares held by Paul Charles (“Chuck”) Joy and Kathryn B. Joy, the founders and officers of Howco, for $3,500,000, a warrant for 500,000 shares of Bantek, Inc. common stock with an exercise price of $0.01 per share, and earn out consideration, the funds for which were received from the TCA loan discussed below. We paid $2,600,000 in cash and issued a note to the sellers for $900,000. Howco is a supplier of spare and replacement parts to the United States Federal Government and commercial customers worldwide with expertise in Defense Logistics Agency, TACOM, NECO and other Department of Defense acquisition groups. Howco understands the entire contract and administration management process for Federal Government contracts and supply chain logistics for its Federal Government customers as well as prime contractors with Federal Government contracts. Chuck Joy and Kathryn Joy were retained under contract for a term of two years, a salary of $125,000 and a tiered bonus-structure that is dependent on the gross margin performance of Howco in the subsequent 12 and 24 month periods immediately following the acquisition. Prior to the acquisition, Howco reported revenues of approximately $18.78 million and $24.86 million, and net income of approximately $903,000 and $1,013,000, for the period from October 1, 2015 through September 9, 2016 and the year ended September 30, 2015, respectively. For the year ended September 30, 2018, three customers accounted for approximately 52%, 17% and 10% of Howco’s total sales. The customers are the Defense Logistics Agency-Columbus, Defense Logistics Agency-Richmond and the Defense Logistics Agency-Philadelphia, respectively. Howco’s dependence on three significant customers, all part of the Federal Government, is a risk for its ability to maintain or increase its future revenues since the loss of one or both could have significant adverse financial consequences for Howco and Bantek, Inc.

On November 17, 2016, we entered into a sublease with ESAero for a period of two years commencing February 1, 2017, of office space and engineering design space of approximately 10,000 square feet at a monthly cost of $15,000. The sublease is at 3580 Sueldo Street, San Luis Obispo, CA 93401. We have not made any lease payments since inception of this sublease and do not intend to use this facility since it was based, in large part, on the relationship that we had with a former employee with whom we have reached a settlement on November 17, 2018 for $600,000 arising from our termination of him. We could be found to be in default of our obligations under the lease and have accrued on our consolidated financial statements all $360,000 that we would owe under the lease through its full term.

On March 28, 2017, we entered into an agreement with TCA Global Credit Master Fund, LP (“TCA”) to receive a range of advisory services, particularly assistance with preparation of a business plan and financing strategies, for a total of $1,200,000. If we are quoted on a listed exchange, TCA will accept a single preferred share convertible into common stock never to exceed 4.99% of the total issued and outstanding shares of our common stock. The number of shares issued will be set at 100% of the amount due up to availability and subject to a make-whole provision. We have expensed this fee and recorded this as an accrued liability – advisory fee as of March 31, 2017. On January 3, 2018 the TCA advisory fee was added to the principal balance due of convertible notes.

In June 2017, we entered into an agreement with an investment bank to provide placement agent services on an exclusive basis as it relates to a private placement (“the placement”). The agreement calls for the investment bank to receive 9% of the gross proceeds of the placement and 2.5% warrant coverage of the amount of raised. The warrants shall entitle the investment bank to purchase securities of the Company at a purchase price equal to 110% of the implied price per share of the placement or 100% of the public market closing price of the Company’s common stock on the date of the placement, whichever is lower. The warrants shall have a term of five years after the closing of the placement. The agreement expired on September 30, 2017, but we have continued to rely on them for sources of capital and have paid them in accordance with the terms of the prior agreement.

On November 15, 2017, we executed a Liability Purchase Term Sheet with Livingston Asset Management (“Livingston”) under which Livingston agreed to purchase up to $10,000,000 that we owe to our creditors through direct purchase of the debts from our creditors in return for (i) a convertible note issued by the Company in the principal amount of $50,000 bearing interest of 10% per year to cover certain legal fees and other expenses of Livingston that matures in six months and is convertible into shares of our common stock at a 30% reduction off the lowest closing bid price for 20 trading days prior to the date of conversion, (ii) a convertible note subject to these same terms as the convertible note issued to Livingston, payable to Scottsdale Capital Advisors in the principal amount of $15,000 as a placement agent fee and (iii) the right of Livingston to retain 30% of any negotiated reduction off the face amount of the liability we owe to such creditors. Following a court judgment (March 2018) for the liabilities purchased by Livingston, we have been issuing free trading shares of our common stock under section 3(a)(10) of the Securities Act to Livingston in the amount of such judgment in a series of tranches so that Livingston will not own more than 9.99% of our outstanding shares per tranche.

Growth Strategy

Our parent company intends to focus on primary drone sales, counter-drone technology sales, drone training and piloted licensed services.

Drone Sales

When we walk into a police station, a firehouse or a business our primary goal is to match the perfect drone or drones to that customer. To accomplish this, we have aligned with several drone manufacturers, so we can offer a whole line card of drones. We desire to be the “DroneRUS” of the drone world offering a wide variety of drones at different price points from simple surveillance drones that can fly between 20 minutes and up to one hour, follow a speeding car, avoid obstacles while chasing the speed car such as trees and buildings and re acquire the car if lost. We desire to be our customers’ one-stop shop for all their drone needs.

Counter-Drone Technology Sales

Unfortunately, we will all witness the inevitable increase of illegal drone use by drug dealers, terrorists and other unsavory people. For this reason, we have partnered with two counter-drone technology companies to offer drone detection, drone signal jamming and drone system takeover technology that will ultimately aid law enforcement, U.S. industry and our U.S. Government and state governments in combating illegal drones. The market for counter-drone technology could possibly rival the drone market in the not too distant future.

Drone Operator Training

We have partnered with DARTDrones to offer drone training throughout the continental United States. In February 2017, DARTDrones received an investment offer on Shark Tank from Mark Cuban. https://www.dartdrones.com./.When signing up for a class, our customers present the coupon “DRONEUSA15” and they will receive a 15% discount on all DARTDrones training. The in-person training includes basic flight training, aerial mapping and modeling, FAA 107 remote pilot test prep and aerial roof inspection training. The online training includes drones for beginners, aerial photography, starting a drone business, Part 107 remote pilot test prep.

Licensed Piloted Services

We understand that some police departments and businesses will not want to establish drone programs, employ FAA Part 107 pilots or own their own drones. For this reason, we provide a number of services such search and rescue, utility inspection, real estate marketing, construction, engineering and agriculture. When a service call is received, we respond immediately with a licensed pilot equipped with drones and charged batteries ready to perform the mission requested.

Acquisitions

Acquisitions also are an important pillar to our overall growth strategy, providing revenue, earnings, infrastructure and synergies. We seek opportunities with innovative and commercially proven technologies primarily in the UAV industry. We seek profitable firms that complement our overall strategy. We are currently evaluating companies worldwide.

An important element of our mergers and acquisitions strategy is to acquire companies with complementary capabilities/technologies and an established customer base in our target markets.  We believe that the customer base of each potential acquisition will present an opportunity to cross-sell solutions to the customer base of other acquired companies. We are looking to expand our public sector clients beyond what the Howco acquisition has brought us. Public sector customers provide very large multi-year contracts that we believe can provide secure revenue visibility typically for three to five years.  Based on our experience in government contracting, we have a core competency in bidding on government requests for proposals (RFPs). We are actively seeking companies that have built a backlog with various government agencies that can complement our existing contracts through Howco.

Bantek, Inc’s Products and Services

We have reseller agreements in place with the following companies that will allow us to sell the following drones:

Company: Yuneec USA

Drone: H520

Company: ATI

Drones: Patrolbot, Patrolbot XL and Agbot

Company: Draganfly

Drones: Commander, Guardian, X4-P

Company: Aero Surveillance

Drones: ASF15, ASF 50 ASF 300

Company: DJI

Drones: Mavic Pro Platinum,Phantom Pro +, Inspire 2, Spark

Bantek’s Markets

The market for commercial drones has grown significantly over the last several years and is expected to continue doing so following the release of recent rules by the FAA for commercial drone use. The FAA in its discussion of the new rules governing commercial drones stated that that the drone rules could generate more than $82 billion and create more than 100,000 jobs over the next 10 years. The Teal Group estimated that the global commercial UAV marketplace reached $387 million in 2016 and projects the market to reach $6.5 billion by 2025 with a CAGR of 32.6%.

The military has transformed into a smaller, more agile fighting force in need of a network of technologies to provide improved observation, communication and precision targeting of combat troop locations, which are often embedded in dense population centers or dispersed in remote locations. According to the Teal Group, the global military UAV marketplace reached $2.8 billion in 2016 and is expected to generate more than $9.8 billion in UAV purchases by 2025 with a CAGR of 14.4%.

The markets for our systems on a stand-alone basis and/or combined with other payloads relates to the following applications, among others:

Government Markets:

1.	International and U.S. federal, state and local governments as well as U.S. and foreign government agencies, including the U.S. Department of Defense (“DoD”), U.S. Drug Enforcement Agency (“DEA ” ), U.S. Homeland Security, U.S. Customs and Border Patrol, U.S. Environmental Protection Agency (“EPA”), U.S. Department of State, U.S. Federal Emergency Management Agency (“FEMA”), U.S. and state departments of transportation, penitentiaries, and police forces;

2.	Military, including U.S. Army Space and Missile Defense Agency (“SMDC”) and U.S. Air Force installations;

3.	ISR including Joint Improvised Explosive Device Defeat Organization (“JIEDDO”);

4.	Border security monitoring, including U.S. Homeland Security, to deter and detect illegal entry;

5.	Drug enforcement along U.S. borders;

6.	Monitoring environmental pollution and sampling air emissions; and

7.	Vehicle traffic monitoring, including aerial speed enforcement by state and local law enforcement agencies.

Commercial Markets:

1.	Mining

2.	Agriculture monitoring, including monitoring crop health, field monitoring to reduce costs and increase yields;

3.	Security for large events, including crowd management;

4.	Natural disaster instant infrastructure to support first responders;

5.	Oil pipeline monitoring and exploration; and

6.	Atmospheric and climate research.

7.	TV and media production mobile communications systems, expanding on-site reporting capabilities to include aerial videography and photography;

8.	Surveying, mapping and photogrammetry;

9.	Biological control for agriculture;

10.	Utilities inspection.

Market research media analysts have found that there is a widening gap between growing a UAV fleet and UAV infrastructure development, especially in such sectors as training; service, support and maintenance and data management. This gap creates a number of market opportunities for UAV vendors, both large defense contractors and small technology companies. According to UAV Market Research, military procurement of UAVs, including unmanned aircrafts and payloads, makes the Department of Defense the single largest consumer of UAV technology in the world. We believe that the U.S. Government will continue to invest in UAVs as much as needed to keep its dominance, both technologically and to demonstrate its power, in the next decades.

Given the growth and demand in this market, we believe that UAV’s will be a universal tool for government bodies and agencies, particularly focused on law enforcement. Police departments have spent hundreds of millions of dollars to buy firearms, armored cars and electronic surveillance gear, according to the annual reports submitted by local and state agencies to the Justice Department’s Equitable Sharing Program. Police and law enforcement agencies purchase an expensive mix of high-tech military products, in particular electronic surveillance equipment, for both their technological innovations for supporting their efforts to promote public and citizen confidence by demonstrating their receptiveness to new practices of upholding the law and protecting the public well-being.

Howco’s Business

Howco is a premier supplier of spare and replacement parts to a wide variety of Federal Government agencies, U.S. military prime contractors and commercial customers worldwide. Founded in 1990 and located in Vancouver, Washington, Howco’s services encompass bid solicitation, contract management, packaging and logistics for construction, transportation, mining and heavy equipment spare and replacement parts to customers worldwide utilizing a wide variety of supply chain solutions. Howco was the winner of the 2012 United States’ Department of Defense Logistics Agency’s Bronze Supplier Award. Howco reported revenues of approximately $18.4 million and $24.5 million, and net income of approximately $164,000 and $252, 000, for the year ended September 30, 2018 and 2017.

Howco’s Government Services Contracts

Howco enters into various types of contracts with our customers, such as Indefinite Delivery, Indefinite Quantity (IDIQ), Cost-Plus-Fixed-Fee (CPFF) Level of Effort (LOE), Cost-Plus-Fixed-Fee (CPFF) Completion, Cost-reimbursement (CR), Firm-Fixed-Price (FFP), Fixed-Price Incentive (FPI) and Time-and-Materials (T&M). Approximately 91% of Howco’s revenues are FFP and approximately 11% of its revenues are IDIQ.

IDIQ contracts provide for an indefinite quantity of services or stated limits of supplies for a fixed period. They are used when the customer cannot determine, above a specified minimum, the precise quantities of supplies or services that the government will require during the contract period. IDIQs help streamline the contract process and speed service delivery. IDIQ contracts are most often used for service contracts and architect-engineering services. Awards are usually for base years and option years. The customer places delivery orders (for supplies) or task orders (for services) against a basic contract for individual requirements. Minimum and maximum quantity limits are specified in the basic contract as either a number of units (for supplies) or as dollar values (for services).

CPFF LOE contracts will be issued when the scope of work is defined in general terms requiring only that the contractor devote a specified LOE for a stated time period.  A CPFF completion contract will be issued when the scope of work defines a definite goal or target which leads to an end product deliverable (e.g., a final report of research accomplishing the goal or target).

CR contracts provide for payment of allowable incurred costs, to the extent prescribed in the contract. These contracts establish an estimate of total cost for the purpose of obligating funds and establishing a ceiling that the contractor may not exceed (except at its own risk) without the approval of the contracting officer and are suitable for use only when uncertainties involved in contract performance do not permit costs to be estimated with sufficient accuracy to use any type of fixed-price contract.

FFP contract will be issued when acquiring supplies or services on the basis of definite or detailed specifications and fair and reasonable prices can be established at the outset.

FPI target delivery contract will be issued when acquiring supplies or services on the basis of reasonably definite or detailed specifications and cost can be reasonably predicted at the outset wherein the cost risk will be shared. A firm target cost, target profit, and profit adjustment formula will be negotiated to provide a fair and reasonable incentive and a ceiling that provides for the contractor to assume an appropriate share of the risk.

T&M contracts provide for acquiring supplies or services on the basis of (i) direct labor hours at specified fixed hourly rates that include wages, overhead, general and administrative expenses, and profit; and (ii) actual cost for materials. A customer may use this contract when it is not possible at the time of placing the contract to estimate accurately the extent or duration of the work or to anticipate costs with any reasonable degree of confidence.

Market Size

According to Todd Harrison, author of “Analysis of the FY 2017 Budget,” one-third of the DoD budget request, $184.4 billion, is for procurement and research, development, test, and evaluation (“RDT&E”). The U.S. Government spends a portion of this budget on the shipping of replacement parts annually.

Insulation Jackets

We are a reseller of Thermaxx Jackets. Thermaxx Jackets are used to cover mechanical system components such as valves, steam traps, heat exchangers, flanges and other mechanical system components. We are targeting hospitals, manufacturers and universities. We are currently focusing our efforts on the New Jersey market. In the near future, we are looking to target the New York, Maryland and Pennsylvania markets.

Intellectual Property

We review each of our intellectual properties and make a determination as to the best means to protect such property, by trademark, by copyright, by patent, by trade secret, or otherwise. We believe that we have taken appropriate steps to protect our intellectual properties, based on our evaluation of the factors unique to each such property, but cannot guarantee that this is the case.

Regulatory Matters

The use of unmanned aerial vehicles for commercial purposes is governed by the Federal Aviation Administration (“FAA”). On August 29, 2016, the new FAA rules took effect for commercial use of small drones. Under the FAA rules commercial drones must be under 55 pounds and be registered with the FAA. The rules require a new “remote pilot certificate”, daylight-only operations 30 minutes before official sunrise and 30 minutes after official sunset, a requirement that all flights travel at a maximum groundspeed of 100 miles per hour remain, below 400 feet or within 400 feet of a structure and yield the right of way to other aircraft. Under the FAA rules, drone pilots must be at least 16 years old or be supervised by an adult with a remote pilot certificate. The pilot must also maintain “visual line of sight” with the drone at all times, among other requirements. The new rules also require that any drone-related incident that results in at least $500 worth of damage or causes serious injury be reported to the FAA within 10 days. The new restrictions can be waived, but pilots will need to apply directly to the FAA for an exemption and/or a waiver.

Competition

Bantek

We believe that the principal competitive factors in the markets for UAVs include product performance, features, acquisition cost, lifetime operating cost, ease of use, integration with existing equipment, size, mobility, quality, reliability, customer support, brand and reputation. We intend to acquire companies that give us a competitive advantage with our prospective government and commercial customers.

The market leaders in UAV manufacturing are mostly international and are located in tech hubs. Asia has the most UAV manufacturers currently in operation. Chinese manufacturer DJI is the market leader in the mid to high end recreational platform, followed by French based Parrot with a mid-market recreational platform, and several companies such as XAircraft American based in the United States, with low to mid-market recreational platforms. In addition, in the United States there are large defense contractors, among them Boeing, Northrup Grumman, TCOM, Raytheon, Lockheed Martin, ISL, ILC Dover, Compass Systems, Raven Aerostar and American Blimp Corporation offering military grade free flying drones to the U.S. Government. There is also potential competition from commercial grade tethered drone systems which remain tethered to the ground via a high strength armored tether, such as offered by Elistair located in Lyon, France and Cyphy Works Inc. located in Danvers, Massachusetts.

Howco

The business of supplying spare and replacement parts to Federal Government agencies, U.S. military prime contractors and commercial customers is very competitive. Among our U.S. based competitors are JGILS that supplies parts manufactured by Fairbanks Morse/Coltec and other brands, Ohio Cat that supplies Caterpillar parts, and Kampi Components and Brighton Cromwell, both of which compete with us in several brands.

Employees

We have 15 full-time employees, one with Bantek and 14 are with Howco, and one part-time employee with Howco. We have no labor union contracts and believe relations with our employees are satisfactory.

Debt Instruments

The Company has a revolving line of credit with a financial institution, which balance is due on demand and principal payments are due monthly at 1/60 th of the outstanding principal balance. This revolving line of credit is in the amount of $50,000, and is personally guaranteed by the Company’s Chief Executive Officer (“CEO”). The line bears interest at a fluctuating rate equal to the prime rate plus 4.25%, which at December 31, 2018 was 9.75% and 8.50%, respectively. As of December 31, 2018, the balance of the line of credit was $45,915 with $4,085 available.

We have an $840,000 convertible note dated December 11, 2015, payable with Abatement Industries Group, Inc. (“AIG”), an entity controlled by our CEO. The Note bears interest at an annual rate of 7% with a maturity date of June 11, 2017, at which time all unpaid principal and interest is due. In August 2018, the maturity date of the note was extended to June 11, 2022. In conjunction with the amendment the note was assumed by Pike Falls LLC which is also controlled by our CEO. The holder of the note has the option to convert the outstanding principal and accrued interest, in whole or in part, into shares of common stock at a conversion price equal to the volume weighted average price per share of common stock for the 30-day period prior to conversion. As of December 31, 2018, the note payable has not been converted and the balance of the note is approximately $688,000, and accrued interest was approximately $138,115.

We issued a convertible note dated July 1, 2016, payable to our CEO for $117,000. The note bears interest at an annual rate of 7% with a maturity rate of January 1, 2018. The holder of the note has the option to convert the outstanding principal and accrued interest, in whole or in part, into shares of common stock at a conversion price equal to the volume weighted average price per share of common stock for the 30-day period prior to conversion. As of December 31, 2018, the note payable has not been converted and the balance of the note is approximately $46,670, and accrued interest was approximately $11,845. The Company and our CEO extended the maturity of this note until June 30, 2019.

In connection with the acquisition of Howco on September 9, 2016, we issued a note payable to the sellers in the amount of $900,000. The note bears an interest of 5.5% and all unpaid principal and accrued interest is due on September 9, 2017. The note is in default and is accruing interest at 8% per year. The Company is in discussion with the sellers over the asserted claim that the sellers withdrew excessive amounts of cash from the business prior to the acquisition. The   note is subordinated to the TCA loan described below. As of December 31, 2018, the note payable has a balance of approximately $900,000 with accrued interest of approximately $144,027.

Senior Secured Credit Facility Note

Effective September 13, 2016 (“Effective Date”), the Company entered into a senior secured credit facility note (the “Agreement”) with an investment fund to provide capital for the acquisition of Howco. The Company can borrow up to $6,500,000, subject to lender approval, with an initial convertible promissory note at closing of $3,500,000 (the “Convertible Note”). The Convertible Note bears interest at a rate of 18% per annum, required monthly payments of $52,500 which is interest only starting on October 13, 2016 through February 13, 2017, and monthly payments, including interest and principal, of $298,341 starting on March 13, 2017 through maturity on March 13, 2018. Events of default are defined in the Agreement and Convertible Note. In the event of default the Convertible Note balance will bear interest at 25% per annum. In connection with this Agreement, the Company was obligated to pay additional advisory fees of $850,000 payable in the form of cash or common stock in accordance with the terms of the Agreement. The Company was also required to reserve 7,000,000 shares of common stock related to this transaction. The reserved shares will be released upon the satisfaction of the loan.

In the event the lender makes additional loans under the Agreement, the Company agreed to pay additional advisory fees under similar terms as the $850,000 fee. As of September 30, 2018, the Company had issued 539,204 shares of common stock in satisfaction of the $850,000 advisory fee in accordance with the terms of the agreement, such shares being issued in September 2016. The proceeds from the sale of the 539,204 shares were supposed to be applied towards the $850,000 advisory fee due. Based upon the value of the shares, at the time the lender sells the shares, the Company may be required to redeem unsold shares for the difference between the $850,000 and the lender’s sales proceeds. Accordingly, the $850,000 was reflected as a current liability through December 31, 2017. In January 2018, in connection with a settlement agreement (see below), the accrued advisory fee was reclassified to the principal balance of the replacement Convertible Note. Through the date of the settlement agreement and through September 30, 2018, the lender had not reported any proceeds from the sale of these shares (see below). Prior to the settlement agreement in January 2018, notwithstanding anything contained in the Agreement to the contrary, in the event the Lender has not realized net proceeds from the sale of Advisory Fee Shares equal to at least the Advisory Fee by the earlier to occur of: (A) the twelve (12) month anniversary of the Effective Date; (B) the occurrence of an Event of Default; or (C) the Maturity Date, then at any time thereafter, the Lender shall have the right, upon written notice to the Borrower, to require that the Borrower redeem all Advisory Fee Shares then in Lender’s possession for cash equal to the Advisory Fee, less any cash proceeds received by the Lender from any previous sales of Advisory Fee Shares, if any. In the event such redemption notice is given by the Lender, the Borrower shall redeem the then remaining Advisory Fee Shares in Lender’s possession for an amount of Dollars equal to the Advisory Fee, less any cash proceeds received by the Lender from any previous sales of Advisory Fee Shares, if any, payable by wire transfer to an account designated by Lender within five (5) Business Days from the date the Lender delivers such redemption notice to the Borrower.

The Convertible Note is only convertible upon default or mutual agreement by both parties at a conversion rate of 85% of the lowest of the daily volume weighted average price of the Company’s common stock during the 5 business days immediately prior to the conversion date. At any time and from time to time while this Note is outstanding, but only upon: (i) the occurrence of an Event of Default under any of the Loan Documents; or (ii) mutual agreement between the Company and the Holder, this Note may be, at the sole option of the Holder, convertible into shares of the Company’s common stock, in accordance with the terms and conditions set forth below. At any time while this Note is outstanding, but only upon: (i) the occurrence of an Event of Default under any of the Loan Documents; or (ii) mutual agreement between the Company and the Holder, the Holder may convert all or any portion of the outstanding principal, accrued and unpaid interest, and any other sums due and payable hereunder or under any other Loan Documents (such total amount, the “Conversion Amount”) into shares of common stock of the Company (the “Conversion Shares”) at a price equal to: (i) the Conversion Amount (the numerator); divided by (ii) 85% of the lowest of the daily volume weighted average price of the Company’s common stock during the five business days immediately prior to the conversion date, which price shall be indicated in the conversion notice (the denominator) (the “Conversion Price”). Upon liquidation by the Holder of Conversion Shares issued pursuant to a Conversion Notice, provided that the Holder realizes a net amount from such liquidation equal to less than the Conversion Amount specified in the relevant conversion notice (such net realized amount, the “Realized Amount”), the Company shall issue to the Holder additional shares of the Company’s common stock equal to: (i) the Conversion Amount specified in the relevant conversion notice; minus (ii) the Realized Amount, as evidenced by a reconciliation statement from the Holder (a “Sale Reconciliation”) showing the Realized Amount from the sale of the Conversion Shares; divided by (iii) the average volume weighted average price of the Company’s common stock during the five business days immediately prior to the date upon which the Holder delivers notice (the “Make-Whole Notice”) to the Company that such additional shares are requested by the Holder (such number of additional shares to be issued, the “Make-Whole Shares”).

Once a default occurs the Convertible Note will be accounted for as stock settled debt at its fixed monetary value and any shares issued upon conversion are also subject to a make whole provision similar to that described above for the $850,000 advisory fee payable. On March 13, 2017 the Company defaulted on the monthly principal and interest payment of $298,341. Due to this default, as of June 30, 2017, the Company has accounted for the embedded conversion option as stock settled debt and recorded a debt premium of $617,647 with a charge to interest expense, and the interest rate increased to 25% (default rate). The Company has paid interest-only totaling $279,940 since September 30, 2017.

On March 28, 2017, the Company entered into an agreement with the above senior secured credit facility lender to receive a range of advisory services for a total of $1,200,000 with no definitive terms or length of service which was expensed in fiscal 2017 and had been recorded as an accrued liability – advisory fees through December 31, 2017. In connection with the settlement agreement discussed below, in January 2018, the advisory services fee payable was reclassified to the principal balance of the replacement Convertible Note.

On January 3, 2018, the Company entered into a settlement agreement (the “Settlement Agreement”) and replacement note agreements with the investment fund related to a senior secured credit facility note dated September 13, 2016. On the effective date of the Settlement Agreement, all amounts owed to the investment fund aggregated $5,788,642 and consisted of a convertible promissory note of $3,500,000, accrued interest payable of $238,642, and accrued advisory fees payable of $2,050,000. Additionally, on the effective date, the amount due of $5,788,642 was split and apportioned into 2 separate and distinct replacement notes (“Replacement Note A” and “Replacement Note B”). Replacement Note A shall have a principal amount of $1,000,000 and Replacement Note B shall have a principal balance of $4,788,642, both of which shall be and remained secured by the original security agreements, the pledge agreements, the guarantee agreement and other applicable loan documents and both shall bear interest at 18% per annum. The default was not waived by this settlement agreement. The Company originally recorded a premium on stock settled debt of $617,647 on the $3,500,000, and subsequent to the settlement agreement recorded an additional premium on stock settled debt of $403,878 on the additional $2,288,642. The interest rate was amended to 12% effective June 12, 2018.

On October 30, 2018 TCA the Company’s senior lender amended its credit facility which had been restructured in January 2018 when fees due for advisory and other matters along with accrued but unpaid interest were capitalized and separated into two notes, Note A having $1,000,000 principal and Note B having $4,788,642 both having the same maturity terms, interest rates and conversion rights. Under the current amendment total amounts outstanding under the notes along with accrued interest have been capitalized with the principal amount due of $6,018,192.42. The new note accrues interest on the principal balance at 12% per annum, includes amortization to the new maturity of December 15, 2020. The amortization payments credited toward the principal amount and accrued interest vary and include payments made under the settlement agreement with a third party related to Note A. Economically the total principal and accrued interest outstanding remain unchanged as reported in the consolidated balance sheet. All other terms including conversion rights and a make-whole provision in the case of a conversion shortfall remain the same as stated above.

In June 2016, we opened a credit card account with American Express Bank. Payment of the entire balance is due monthly upon receipt of the statement. The card has been cancelled and as of December 31, 2018 has a current unpaid balance of approximately $81,850. We are in compliance with payment plan established in December 2017 with American Express to retire this debt obligation.

On August 18, 2016, we entered into a Settlement Agreement with Rockwell Capital Partners, Inc. (“Rockwell”) in connection with a section 3(a)(10) transaction under the Securities Act where we issued to Rockwell a convertible note in the principal amount of $102,102.74. To limit the number of our shares that Rockwell would have to sell and thus limit the potential pressure on the trading price of our common stock in August 2016 we issued 68,500 shares of our common stock to Rockwell, of which 11,500 were a settlement fee and the balance were for payment of $58,105 of the convertible note, and in the first quarter of fiscal 2017 issued an additional 460,200 shares for the remaining balance of the note as part of the Settlement Agreement for a total of 528,700 shares issued to Rockwell.

In October 2016, we opened a revolving credit card account with Capital One Financial Corporation. The credit card has a limit of $7,000. As of December 31, 2018, the credit card is active and the balance of the credit card was approximately $4,891.

In November 2016, we opened a credit card account with Bank of America. Minimum payment calculated by Bank of America is due monthly upon receipt of the statement. The credit card has a limit of $100,000 and as of December 31, 2018, the credit card is active, and the balance was approximately $26,750.

On October 5, 2017, the Company entered into a Securities Purchase Agreement with Power Up Lending Group Ltd. (“Power Up”) under which the Company received $78,500, net of $21,500 in fees and expenses to be recorded as a debt discount and amortized to interest expense over the Note term, in return for issuing a convertible promissory note (the “Note”) in the principal amount of $100,000. Power Up received a right of first refusal for the first nine months from the date of the Note to provide any debt or equity financing less than $150,000. The Note bears interest at 10% per annum and has a maturity date of July 15, 2018. The Note may be prepaid at a premium ranging from 112% to 137% depending on the length of time following the date of the Note. The Note is convertible after 180 days into shares of the Company’s common stock at a discount of 35% of the average of the two lowest closing bid prices of Drone USA’s common stock 15 days prior to the date of conversion and the maximum number of shares issued to Power Up may not exceed 4.99% of the issued and outstanding shares of the Company’s common stock. The Note is subject to customary default provisions, including a cross default provision. The Company’s CEO entered into a confession of judgment in the principal amount of the Note. The Company has accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded a debt premium of $53,846 with a charge to interest expense. The note and all accrued interest were fully converted into common shares as of June 19, 2018. The note holder’s legal counsel has returned the note marked as paid. The debt premium was recognized as $53,846 as additional paid in capital.

On November 9, 2017, the Company received a first tranche payment of $75,500 under the terms of a Securities Purchase Agreement dated October 25, 2017, with Crown Bridge Partners, LLC (“Crown Bridge”) under which the Company issued to Crown Bridge a convertible note in the principal amount of $105,000 and a five-year warrant to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.35 as a commitment fee which is equal to the product of one-third of the face value of each tranche divided by $0.35. Under the terms of the note Crown Bridge was to receive “right of first refusal” for any subsequent loans or notes to fund the Company. The Company violated this covenant when funding was received from other sources without offering Crown Bridge the opportunity to participate. On December 20, 2017 the Company cured this covenant violation by issuing 200,000 additional warrants which have the same exercise price and terms of the original warrants. The warrants have full ratchet price protection and cashless exercise rights).

The convertible note (the “Note”) issued to Crown Bridge in the principal amount of $105,000, has an original issue discount of $10,500 and issue costs of $19,000 both of which are recorded as debt discount along with the warrant relative fair value of $12,507 for the original 100,000 warrants and $31,529 for the penalty warrants to be amortized over the twelve month term of this tranche, bears interest of 10% (12% default rate) per annum, and has a maturity date of 12 months from the date of each tranche of payments under the Note with future tranches being at the discretion of Crown Bridge. The conversion rate for any conversion of unpaid principal and interest under the Notes is at a 35% discount to the lowest market price of the shares of the Company’s common stock within a 20 day trading period prior to the date of conversion to which an additional 10% discount will be added if the conversion price of the Company’s common stock is less than $0.05 per share and no shares of the Company’s common stock can be issued to the extent Crown Bridge would own more than 4.99% of the outstanding shares of the Company’s common stock and the conversion shares contain piggy-back registration rights. The Note is subject to customary default provisions including an event of default if the bid price of the Company’s common stock is less than its par value of $.0001 per share. The Company is entitled to prepay the Note between 30 days after its issuance until 180 days from its issuance at amounts that increase from 112% of the prepayment amount to 137% of the prepayment amount depending on the length of time when prepayments are made. The Company has accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded a debt premium of $56,538 with a charge to interest expense. As of September 30, 2018 the note holder fully converted principal and accrued interest into common shares. The debt premium on stock settled debt was fully recognized as additional paid in capital.

On November 15, 2017, we executed a Liability Purchase Term Sheet with Livingston Asset Management (“Livingston”) under which Livingston agreed to purchase up to $10,000,000 that we owe to our creditors through direct purchase of the debts from our creditors in return for (i) a convertible note issued by the Company in the principal amount of $50,000 bearing interest of 10% per year to cover certain legal fees and other expenses of Livingston that matures in six months and is convertible into shares of our common stock at a 30% reduction off the lowest closing bid price for 20 trading days prior to the date of conversion, (ii) a convertible note subject to the same terms as the convertible note issued to Livingston payable to Scottsdale Capital Advisors in the principal amount of $15,000 as a placement agent fee.

On November 28, 2017, the Company received a payment of $84,000, net of issue costs of $23,500 which was recorded as a debt discount and is being amortized to interest expense over the Note term, under the terms of a Securities Purchase Agreement dated November 20, 2017, with Labrys Fund, LP (“Labrys”) under which Drone USA issued to Labrys (i) a convertible note (the “Note”) in the principal amount of $107,500 that bears interest of 10% (24% default rate) per annum and (ii) 335,938 shares of the Company’s common stock as a commitment fee which were to be returned to the Company in the event that it pays all unpaid principal and interest under the Note within 180 days of November 20, 2017. Pursuant to ASC 260, as of December 31, 2017, the 335,938 contingent shares issued under the Financial Consulting Agreement are not considered outstanding and are not included in basic net loss per share or as potentially dilutive shares in calculating the diluted EPS. The Note has a maturity date of August 28, 2018 and a conversion rate for any unpaid principal and interest at a 35% discount to the market price which is defined as the average of the two lowest trading prices (defined as the lower of the trading price or closing bid price) for the Company’s common stock during the fifteen (15) trading day period ending on the latest complete trading day prior to the date of conversion. The conversion rate is further reduced if the Company enters into any section 3(a)(9) or 3(a)(10) transactions under the Securities Act of 1933, as amended, if the terms of those transactions offer greater discounts on conversion prices or a longer look back period for determining the conversion rate and under certain other enumerated events, including if the conversion price is less than $.01 per share or if the Company loses the “bid” price for its common stock ($0.0001 on the “ask” with zero market makers on the “bid” per Level 2 and/or a market such as OTC Pink). In addition, if the Company issues any shares of its common stock at less than the conversion price Labrys is entitled to full ratchet anti-dilution in such event. No shares of the Company’s common stock can be issued to the extent Labrys would own more than 4.99% of the outstanding shares of the Company’s common stock unless Labrys agrees to increase the ownership to 9.99%. The Company is required at all times to have authorized and reserved six times the number of shares that is actually issuable upon full conversion of the Note (based on the conversion price of the Note in effect from time to time). Initially, the Company must instruct its transfer agent to reserve 6,198,049 shares of its common stock. The Note is subject to customary default provisions and also includes a cross-default provision as well as default being triggered if the Company loses the “bid” price for its common stock ($0.0001 on the “ask” with zero market makers on the “bid” per Level 2 and/or a market such as OTC Pink) and a $15,000 penalty if not paid by the maturity date. The Company is entitled to prepay the Note between the issue date until 180 days from its issuance but not thereafter.  In November 2017, the Company accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded a debt premium of $57,885 with a charge to interest expense. On February 7, 2018 the Company amended the terms to the Note whereby Labrys waiving certain existing events of default on the Note and in return will no longer be required, under any circumstances, to return the commitment shares back to the Company’s treasury. The Company was under default for failing to maintain a market capitalization of at least $5,000,000 on any trading day. The 335,938 commitment shares were considered issued in February 2018 which was recorded as interest and financing costs at the then market close price of $0.09 per share for a value of $30,234.

The note holder (Labrys) converted principal of $73,233 and accrued interest of $7,841 during the year ended September 30, 2018. The Company recognized $15,000 of default charges (technical defaults under note terms) as an addition to the principal amount with a corresponding charge to debt discount. Additionally, the Company increased debt premium by $8,077 with a charge to interest expense in conjunction with the principal increase. The principal and accrued interest balance of $49,267 was assigned (under the original terms and conditions) to GHS Investments LLC on July 13, 2018 and all principal and interest was converted into common stock by GHS at September 30, 2018.

On December 7, 2017, the Company received a payment of $79,000, net of an original issue discount of $5,800 and issue costs of $20,200 fees which was recorded as a debt discount which is being amortized into interest expense over the Note term, under the terms of a Securities Purchase Agreement dated November 21, 2017, with EMA Financial, LLC (“EMA Financial”) under which the Company issued to EMA Financial a convertible note (the “Note”) in the principal amount of $105,000 that bears interest of 10% (24% default rate) per annum. The Note has a maturity date of December 7, 2018 and has a conversion rate for any unpaid principal and interest at a conversion price which is the lower of (i) the closing sales price of the Company’s common stock on the trading day immediately preceding the date of funding and (ii) a 35% discount to (a) the lowest sales price of the shares of the Company’s common stock within a 20 day trading period including and immediately preceding the conversion date or (b) the lowest bid price on the conversion date, whichever is lower, and the conversion shares contain piggy-back registration rights. The conversion rate is further reduced under certain events, including if the closing sales price is less than $0.095 in which case the conversion rate is a 50% discount under the terms set forth above. No shares of the Company’s common stock can be issued to the extent EMA Financial would own more than 4.99% of the outstanding shares of the Company’s common stock. The Company also is required at all times to have authorized and reserved eight times the number of shares that is actually issuable upon full conversion or adjustment of the Note (based on the conversion price of the Note in effect from time to time) and initially must instruct its transfer agent to reserve 6,802,000 shares of common stock in the name of EMA Financial for issuance upon conversion. The Note is subject to customary default provisions and also includes a cross-default provision as well as default being triggered if the Company loses the “bid” price for its common stock ($0.0001 on the “ask” with zero market makers on the “bid” per Level 2 and/or a market such as OTC Pink). The Company is entitled to prepay the Note between the issue date until 180 days from its issuance at a premium of 135% of the unpaid principal and interest if paid within 90 days after the issue date and 150% thereafter. In connection with the issuance of this Note, the Company determined that the terms of the Note contain a conversion formula that caused variations in the conversion price resulting in the treatment of the conversion option as a bifurcated derivative to be accounted for at fair value. Accordingly, under the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging – Contracts in an Entity’s Own Stock”, the embedded conversion option contained in the convertible instruments were accounted for as derivative liabilities at the date of issuance and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivatives was determined using the Binomial valuation model. At the end of each period, the Company revalued the embedded conversion option and warrants derivative liabilities. In connection with this Note, on the initial measurement date of December 7, 2017, the fair values of the embedded conversion option derivative of $149,028 was recorded as derivative liabilities, $70,028 was charged to current period operations as initial derivative expense, and $79,000 was recorded as a debt discount and is being amortized into interest expense over the term of this Note. At each reporting date during the year ended September 30, 2018, the Company revalued the embedded conversion option derivative liability. At September 30, 2018 the Company has fully recorded derivative liability as part of the gain (loss) in debt extinguishment in conjunction with the full conversion of the note into common stock.

A number of terms included in the Securities Purchase Agreement and Note issued subsequently (see paragraph below) were more favorable than the terms granted to EMA Financial under its Securities Purchase Agreement and the EMA Note. Accordingly, on December 31, 2017, EMA Financial notified the Company that pursuant to the EMA Securities Purchase Agreement that the EMA Note was automatically amended by increasing (i) the annual interest rate to 12% percent and (ii) the Original Issue Discount by $3,650.

EMA fully converted all principal, default charges ($3,650) and accrued interest into common shares during 2018 and surrendered the note. The Company recognized $273,864 of losses on debt extinguishment during July 2018 as a result of the fair market value of the shares issued exceeded the recorded amount of the derivative liability discussed above.

On December 13, 2017, the Company received a payment of $60,000, net of original issue discount fees of $7,500 and $15,000 of issue costs recorded as debt discounts and amortized to interest expense over the Note term under the terms of a Securities Purchase Agreement dated December 8, 2017, with Morningview Financial, LLC (“Morningview Financial”) under which the Company issued to Morningview Financial a convertible note (the “Note”) in the principal amount of $82,500 that bears interest of 12% (18% default rate) per annum. The Note has a maturity date of 12 months and a conversion rate for any unpaid principal and interest and a conversion price which is a 35% discount to the lowest sales price of the shares of the Company’s common stock within a 20-day trading period including and immediately preceding the conversion date. The conversion rate is further reduced under certain events, including if the closing sales price is less than $0.05 in which case the conversion rate is a 45% discount under the terms set forth above. No shares of the Company’s common stock can be issued to the extent Morningview Financial would own more than 4.99% of the outstanding shares of the Company’s common stock. The Company also is required at all times to have authorized and reserved eight times the number of shares that is actually issuable upon full conversion or adjustment of the Note (based on the conversion price of the Note in effect from time to time). The Note is subject to customary default provisions and also includes a cross-default provision as well as default being triggered if the Company’s Trading Price as that term is defined in the Note is less than $.0001 or if a money judgment, writ or similar process shall be entered or filed against the Company or any of its subsidiaries for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of 20 days unless otherwise consented to by the holder of the Note. Additionally, upon default and default notice by the lender, the amount immediately due shall be increased to 150% or 200% of the outstanding principal and interest due depending upon the default provisions, plus default interest. The Company is entitled to prepay the Note between the issue date until 180 days from its issuance at a premium of 135% of the unpaid principal and interest. The Company has accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded a debt premium of $44,423 with a charge to interest expense. Mornningview Financial assessed charges of $20,625 under technical default terms of the note during the month of June 2018. The Company increased principal and debt discount by $20,625 and recorded additional premium of $11,106 in connection with the stock settled debt feature discussed above. As of September 30, 2018 Morningview had converted all principal and accrued interest into common shares. Debt premium $55,529 was recorded as additional paid in capital on a prorata basis at each conversion date.

On January 3, 2018, the Company entered into a Securities Purchase Agreement with Power Up under which the Company received $42,000, net of $11,000 in fees and expenses which were recorded as a debt discount and amortized to interest expense over the Note term, in return for issuing a convertible promissory note (the “Note”) in the principal amount of $53,000. Power Up received a right of first refusal for the first nine months from the date of the Note to provide any debt or equity financing less than $150,000. The Note bears interest at 10% per annum and has a maturity date of October 15, 2018. The Note may be prepaid at a premium ranging from 112% to 137% depending on the length of time following the date of the Note. The Note is convertible after 180 days into shares of the Company’s common stock at a discount of 35% of the average of the two lowest closing bid prices of the Company’s common stock 15 days prior to the date of conversion and the maximum number of shares issued to Power Up may not exceed 4.99% of the issued and outstanding shares of Drone USA common stock. The Note is subject to customary default provisions, including a cross default provision. The Company is required to have authorized for issuance six times the number of shares that would be issuable upon full conversion of the Note (assuming that the 4.99% limitation is not in effect) and based on the applicable conversion price of the Note in effect from time to time, initially to be 3,462,355 shares of common stock. The Company has accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded a debt premium of $28,538 with a charge to interest expense. The principal balance and accrued interest were fully converted as of September 30, 2018. Debt premium $28,538 was recorded as additional paid in capital on a prorata basis at each conversion date.

On January 9, 2018, the Company received a payment of $84,000, net of $23,500 in fees and expenses which was recorded as a debt discount and amortized to interest expense over the Note term under the terms of a Securities Purchase Agreement dated November 20, 2017, with Labrys under which the Company issued to Labrys (i) a convertible note (the “Note”) in the principal amount of $107,500 that bears interest of 10% per annum and (ii) 421,238 shares of the Company’s common stock as a commitment fee which was to be returned to the Company in the event that it pays all unpaid principal and interest under the Note within 180 days of December 26, 2017. Pursuant to ASC 260, as of January 9, 2018, the 421,238 contingent shares issued under the Financial Consulting Agreement are not considered outstanding and are not included in basic net loss per share or as potentially dilutive shares in calculating the diluted EPS. The Note has a maturity date of nine months or September 26, 2018, and a conversion rate for any unpaid principal and interest at a 35% discount to the market price which is defined as the average of the two lowest trading prices (defined as the lower of the trading price or closing bid price) for the Company’s common stock during the fifteen trading day period ending on the latest complete trading day prior to the date of conversion. The conversion rate is further reduced if the Company enters into any section 3(a)(9) or 3(a)(10) transactions under the Securities Act of 1933, as amended, if the terms of those transactions offer greater discounts on conversion prices or a longer look back period for determining the conversion rate and under certain other enumerated events, including if the conversion price is less than $.01 per share or if the Company loses the “bid” price for its common stock ($0.0001 on the “ask” with zero market makers on the “bid” per Level 2 and/or a market such as OTC Pink). In addition, if the Company issues any shares of its common stock at less than the conversion price, Labrys is entitled to full ratchet anti-dilution in such event. No shares of Drone USA common stock can be issued to the extent Labrys would own more than 4.99% of the outstanding shares of the Company’s common stock unless Labrys agrees to increase the ownership to 9.99%. The Company is required at all times to have authorized and reserved six times the number of shares that is actually issuable upon full conversion of the Note (based on the conversion price of the Note in effect from time to time). Initially, the Company must instruct its transfer agent to reserve 8,535,980 shares of its common stock. The Note is subject to customary default provisions and also includes a cross-default provision as well as default being triggered if the Company loses the “bid” price for its common stock ($0.0001 on the “ask” with zero market makers on the “bid” per Level 2 and/or a market such as OTC Pink). The Company is entitled to prepay the Note between the issue date until 180 days from its issuance but not thereafter. The Company has accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded a debt premium of $57,885 with a charge to interest expense. On February 7, 2018 the Company amended the terms to the Note whereby Labrys waives specified existing events of default on the Note and in return will no longer be required, under any circumstances, to return the commitment shares back to the Company’s treasury. The Company was under default for failing to maintain a market capitalization of at least $5,000,000 on any trading day. The 421,238 commitment shares were considered issued in February 2018 at a price of $0.09 per share based on the then market close price for a total value of $37,911 which was recorded as interest and financing costs.

During the three months ended June 30, 2018, Labrys assessed charges of $15,000 to be added to principal (and also charged to debt discount) under technical default terms of the note. The Company increased note principal to $122,500 and added $8,077 to debt premium related to the stock settled debt feature discussed above.

Labrys charged additional default penalties of $15,000 on July 25, 2018 and $50,000 on July 26, 2018. The Company recognized the additional principal and charged interest expense. Put premiums for stock settled debt were also recognized for $22,500 ($15,000 default penalty) and $26,293 ($50,000 default penalty) with charges to interest expense based on the common stock price discounts associated with the respective conversions of the default amounts. All principal, default amounts and interest due were fully converted into common stock at September 30, 2018. The put premiums for all principal (including default penalties) were credited to additional paid in capital on a prorata basis on the dates of conversions.

On January 31, 2018 the Company received a payment of $95,000, net of $2,750 for legal fees and $7,250 for due diligence to be recorded as a debt discount and amortized to interest expense over the Note term under the terms of a Securities Purchase Agreement dated January 31, 2018, with Auctus Fund, LLC (“Auctus”) under which the Company issued to Auctus a convertible note (the “Note”) in the principal amount of $105,000 that bears interest of 10% per annum. The Note has a maturity date of nine months or October 26, 2018, and a conversion rate for any unpaid principal and interest at a 35% discount to the market price which is defined as the average of the two lowest trading prices (defined as the lower of the trading price or closing bid price) for the Company’s common stock during the fifteen trading day period ending on the latest complete trading day prior to the date of conversion. The conversion rate is further reduced if the Company enters into any section 3(a)(9) or 3(a)(10) transactions under the Securities Act of 1933, as amended, if the terms of those transactions offer greater discounts on conversion prices or a longer look back period for determining the conversion rate and under certain other enumerated events, including if the conversion shares cannot be delivered by DWAC. In addition, if the Company issues any shares of its common stock at less than the conversion price, Auctus is entitled to full ratchet anti-dilution in such event. No shares of the Company’s common stock can be issued to the extent Auctus would own more than 4.99% of the outstanding shares of the Company’s common stock unless Auctus agrees to increase the ownership to 9.99%. The Company is required at all times to have authorized and reserved ten times the number of shares that is actually issuable upon full conversion of the Note (based on the conversion price of the Note in effect from time to time). The Note is subject to customary default provisions and also includes a cross-default provision as well as default being triggered if the Company loses the “bid” price for its common stock ($0.0001 on the “ask” with zero market makers on the “bid” per Level 2 and/or a market such as OTC Pink). The Company is entitled to prepay the Note between the issue date until 180 days from its issuance but not thereafter. The Company has accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded a debt premium of $56,538 with a charge to interest expense. Auctus assessed a default penalty of $15,000 which along with $15,000 of additional debt premium was recorded on August 20, 2018. The principal (including the default assessment) and accrued interest were fully converted at September 30, 2018. Total debt premium of $71,538 was recorded as additional paid in capital on a prorata basis at each conversion date.

On March 5, 2018, the Company entered into a Securities Purchase Agreement with Power Up under which the Company received $42,000, net of $11,000 in fees and expenses to be recorded as debt discount and amortized to interest expense over the Note term, in return for issuing a convertible promissory note (the “Note”) in the principal amount of $53,000. Power Up received a right of first refusal for the first nine months from the date of the Note to provide any debt or equity financing less than $150,000. The Note bears interest at 10% per annum and has a maturity date of December 15, 2018. The Note may be prepaid at a premium ranging from 112% to 137% depending on the length of time following the date of the Note. The Note is convertible after 180 days into shares of the Company’s common stock at a discount of 35% of the average of the two lowest closing bid prices of the Company’s common stock 15 days prior to the date of conversion and the maximum number of shares issued to Power Up may not exceed 4.99% of the issued and outstanding shares of Drone USA common stock. The Note is subject to customary default provisions, including a cross default provision. The Company is required to have authorized for issuance six times the number of shares that would be issuable upon full conversion of the Note (assuming that the 4.99% limitation is not in effect) and based on the applicable conversion price of the Note in effect from time to time, initially to be 13,046,154 shares of common stock. The Company has accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded a debt premium of $28,538 with a charge to interest expense. The principal balance and accrued interest were fully converted as of September 30, 2018. Debt premium $28,538 was recorded as additional paid in capital on a prorata basis at each conversion date.

On June 1, 2018 the Company entered into a consulting and services arrangement with Livingston Asset Management. The arrangement provides for financial management services including accounting and related periodic reporting among other advisory services. Under the agreement the Company will issue to Livingston Asset Management Convertible Fee Notes having principal of $12,500, interest of 10% per annum, maturity of six or seven months. The notes are convertible into common shares at a discount of 50% to the lowest bid price in the 30 trading days immediately preceding the notice of conversion. The Company has accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded a debt premium of $12,500 with a charge to interest expense for each note. As of December 31, 2018 the following notes had been issued:

June 1, 2018, $12,500 principal, maturing December 31, 2018, the note has been fully converted;

July 1, 2018, $12,500 principal, maturing January 31, 2019, the note has been fully converted;

August 1, 2018, $12,500 principal maturing January 31, 2019, the note has been fully converted;

September 1, 2018 $12,500 principal, maturing February 28, 2019, the note has been fully converted;

October 1, 2018, $12,500 principal maturing March 31, 2019;

November 1, 2018, $12,500 principal maturing April 30, 2019;

December 1, 2018, $12,500 principal maturing May 31, 2019;

January 1, 2019, $12,500 principal maturing June 30, 2019;

February 1, 2019, $12,500 principal maturing July 31, 2019;

March 1, 2019, $12,500 principal maturing August 31, 2019;

April 1, 2019, $12,500 principal maturing September 30, 2019.

The notes were charged to professional fees for each corresponding service month. The Company has accounted for each of the Convertible Fee Notes as stock settled debt under ASC 480 and recorded a debt premium of $12,500 each with a charge to interest expense.

On August 29, 2018 the Company entered into an agreement with a legal firm to provide securities related and other legal services. Under the agreement the Company will issue convertible notes with varying principal amounts for services. The first note was issued on August 29, 2018 for $6,000, interest of 12%, and maturity date of February 28, 2018. The conversion feature allows for conversion into common shares at the lesser of: a) 70% of the share price on the date of the note; or b) 50% of the lowest bid price during the 30 trading days preceding the date of the notice of conversion. In connection with the issuance of this Note, the Company determined that the terms of the Note contain a conversion formula that caused variations in the conversion price resulting in the treatment of the conversion option as a bifurcated derivative to be accounted for at fair value. Accordingly, under the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging – Contracts in an Entity’s Own Stock”, the embedded conversion option contained in the convertible instruments were accounted for as derivative liabilities at the date of issuance and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivatives was determined using the Binomial valuation model. $10,435 was recognized as derivative liability with $6,000 charged to debt discount and $4,035 charged to derivative expense on issuance. The debt discount of $6,000 will be amortized to interest expense to the maturity date of the note. At September 30, 2018 the derivative fair value was determined to have decreased to $9,474 with a credit to derivative expense of $961. At September 30, $1,000 of debt discount was charged to interest expense.

On September 4, 2018 and September 18, 2018 the Company issued additional convertible notes of $10,000 and $6,000 respectively for legal services to the same legal firm. The notes have 6 month maturities and 12% interest rates. The notes are convertible into common shares at a discount of 50% to the lowest bid price in the 30 trading days immediately preceding the notice of conversion. The Company has accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded debt premiums of $10,000 and $6,000 with a charge to interest expense for the notes.

 On October 18, 2018 the Company issued an additional convertible promissory note to the above mentioned attorney for services in the amount of $6,000. The note bears interest at 12%, matures in six months and is convertible into the Company’s common stock at 50% of the lowest closing bid price on the 30 trading days immediately preceding the notice of conversion.

 On November 18, 2018 the Company issued an additional convertible promissory note to the above mentioned attorney for services in the amount of $6,000. The note bears interest at 12% and is convertible into the Company’s common stock at 50% of the lowest closing bid price on the 30 trading days immediately preceding the notice of conversion.

On December 18, 2018 the Company issued an additional convertible promissory note to the above mentioned attorney for services in the amount of $6,000. The note bears interest at 12% and is convertible into the Company’s common stock at 50% of the lowest closing bid price on the 30 trading days immediately preceding the notice of conversion.

On January 18, 2019 the Company issued an additional convertible promissory note to the above mentioned attorney for services in the amount of $6,000. The note bears interest at 12% and is convertible into the Company’s common stock at 50% of the lowest closing bid price on the 30 trading days immediately preceding the notice of conversion.

On February 18, 2019 the Company issued an additional convertible promissory note to the above mentioned attorney for services in the amount of $6,000. The note bears interest at 12% and is convertible into the Company’s common stock at 50% of the lowest closing bid price on the 30 trading days immediately preceding the notice of conversion.

On March 18, 2019, the Company issued an additional convertible promissory note to the above mentioned attorney for services in the amount of $6,000. The note bears interest at 12% and is convertible into the Company’s common stock at 50% of the lowest closing bid price on the 30 trading days immediately preceding the notice of conversion.

On October 19, 2017, the Company entered into a loan agreement with a third party (Porta Pellex) entity under which the Company received approximately $232,500, net of fees and expenses of $17,500 recorded as debt discounts and amortized to interest expense over the Note term, in return for issuing a promissory note (the “Note”) in the principal amount of $250,000. The Note bears interest at 12% (18% default rate) per annum and has a maturity date of April 20, 2018. The Note may be prepaid in full or in part with additional premium or penalty. The Note is secured by certain assets of the Company’s CEO, certain assets of Howco and all of the assets of Drone USA as a junior security interest to the first secured interest of the senior lender. Additionally, the loan is guaranteed by the Company’s CEO. For the three and nine months ended June 30, 2018, amortization of debt discount amounted to $1,955 and $17,500 and the balance of the note was $250,000. On April 20, 2018, the note matured and all principal and unpaid interest was due immediately. The Company has obtained an amendment from lender changing the maturity to October 20, 2018. The Company paid a fee of $10,000 related to the amendment which has been recorded as financing expense. See following paragraphs relating to the assignment of the promissory note.

On September 4, 2018 Porta Pellex the holder of the note above sold and assigned 50% of the face amount to Trillium Partners LP and World Market Ventures LLC. Following the assignment Port Pellex held $125,000 which is the balance at September 30, 2018 and Trillium Partners LP and World Market Ventures each held $62,500 in principal. The assigned notes were restated with a 50% conversion discount from the lowest bid price of the common stock in the 20 days immediately preceding the conversion notice date. The modification was treated as debt extinguishment, for which no gain or loss was incurred. The modified note was treated as stock settled debt in accordance with ASC 480 and $62,500 was recorded as put premium with a charge to interest expense for each ($125,000 total put premium) of the assigned and restated notes.

On October 17, 2018 Porta Pellex assigned $62,500 of the principal balance of its note to Trillium Partners LP along with $7,500 of accrued interest, leaving an unpaid balance of $62,500 plus accrued interest on Porta Pellex’s original note. The assigned portion of the note was restated to provide for conversion of interest and principal into common shares at 50% discount to the lowest bid price over the 20 trading days prior to conversion notification. The assignment was treated as stock settled debt in accordance with ASC 480 and $62,500 was recorded as put premium with a charge to interest expense for the assigned and restated note.

On October 23, 2018 Porta Pellex assigned $62,500 of the remaining principal balance of its note to Jefferson Street Capital LLC along with $7,500 of accrued interest. The assigned portion of the note was restated to provide for conversion of interest and principal into common shares at the lower of: 50% discount to the lowest bid price over the 20 trading days prior to conversion notification; or 50% of the lowest bid price during the 20 trading days prior to the closing date of the related assignment. In connection with the issuance of this Note, the Company determined that the terms of the Note contain a conversion formula that caused variations in the conversion price resulting in the treatment of the conversion option as a bifurcated derivative to be accounted for at fair value. Accordingly, under the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging – Contracts in an Entity’s Own Stock”, the embedded conversion option contained in the convertible instruments were accounted for as derivative liabilities at the date of assignment and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivatives was determined using the Binomial valuation model. In connection with this Note, on the initial measurement date of October 23, 2018, the fair values of the embedded conversion option derivative of $72,609 was recorded as derivative liabilities, $70,000 was charged to current period operations as initial derivative expense, and $2,609 was recorded as a debt discount and is being amortized into interest expense over the expected holding period of the restated note.

On November 13, 2018 the Company issued a convertible promissory note for $90,000 to a vendor in settlement of past due amounts due for services. The note bears interest at 5%, matures on July 31, 2019 and is convertible into the Company’s common stock at 50% of the lowest closing bid price during the 20 trading days immediately preceding the notice of conversion.

On December 20, 2018 the Company issued a promissory note to the CEO for $400,000. The note bears interest at 12% per annum, matures in 5 years on December 20, 2023 and requires monthly payment of interest and principal of $5,000 with a balloon payment at maturity.

On January 19, 2019 the Company issued a, promissory note to the CEO for $200,000. The note bears interest at 12% per annum, matures on September 23, 2021.

On February 27, 2019, the Company issued a convertible promissory note to Redstart Holdings Corp. in the amount of $78,000, cash for general corporate purposes. The note bears interest at 10%, matures December 30, 2019 and is convertible after 180 days at 65% of the average of the 2 lowest daily prices observed during the 15 trading days immediately preceding the date of the conversion notice.

On February 19, 2019, the Company was granted a second tranche loan from Crown Bridge Partners under the master convertible note executed October 25, 2017. The second tranche note is for $35,000, which includes a disbursement of $1,500 for legal fees and $3,500 in original issue discount, with $30,000 net funding for general corporate purposes. The note has an interest rate of 10%, matures in 12 months and features a conversion discount of 45% of the average of the 2 lowest prices during the 20 trading days prior to the conversion notice.

THE OFFERING

Issuer:	Drone USA, Inc.

Common stock offered by us:	3,500,000,000 shares at $0.0004 per share

Common stock outstanding before the offering:	1,743,782,646 shares

Common stock to be outstanding after the offering:	5,243,782,646 shares.

Use of proceeds:

We expect to receive net proceeds from this offering of approximately $0.0004 per share assuming all the shares offered hereby are sold and after deducting estimated offering expenses payable by us.

We intend to use the net proceeds of the offering for working capital and other general corporate purposes. See “Use of Proceeds.”

Dividend policy:	We have never declared or paid cash dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends in respect of our common stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors.

Risk factors:	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 18 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Emerging Growth Company

We are and we will remain an “emerging growth company” as defined under The Jumpstart Our Business Startups Act (the “JOBS Act”), until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (iv) the date on which we are deemed a “large accelerated filer” (with at least $700 million in public float) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

As an “emerging growth company”, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	no requirement that we hold non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We have taken advantage of some of these reduced burdens, and thus the information we provide stockholders may be different from what you might receive from other public companies in which you hold shares.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time as we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”.  Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act (“SOX”) requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.

RISK FACTORS

RISKS RELATING TO OUR DRONE BUSINESS AND OUR INDUSTRY

We have an extremely limited operating history.

With respect to the manufacturing and sale of drones, we are currently a start-up company without any current material sales of our drone products.  There is no historical basis to make judgments on the capabilities associated with our enterprise, management and/or employees’ ability to produce a commercial drone product leading to a profitable company beyond what we have acquired through our purchase of Howco which is in the business of spare parts and replacement parts.

We will need to raise additional capital.

Given the limited revenues from sales of our drone products to date, we expect that Drone USA will need to obtain additional operating capital either through equity offerings, debt offerings or a combination thereof, in the future.  In addition, if, in the future, we are not capable of generating sufficient revenues from operations and its capital resources are insufficient to meet future requirements, we may have to raise funds to allow us to continue to commercialize, market and sell our products.  We presently have no committed sources of funding and we have not entered into any agreements or arrangements with respect to our fundraising efforts.  We cannot be certain that funding will be available on acceptable terms or at all.  To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution.  Any debt financing, if available, may involve restrictive covenants that may impact our ability to conduct business.  If we are unable to raise additional capital if required or on acceptable terms, we may have to significantly scale back, delay or discontinue the development and/or commercialization of our drone products, restrict our operations or obtain funds by entering into agreements on unattractive terms.

Our financial status raises doubt about our ability to continue as a going concern.

As of December 31, 2018, we had $1,567,411 in current assets, including $150,693 in cash, compared to $2,451,721 in current assets, including $108,446 in cash, at September 30, 2018. For the three months ended December 31, 2018, the Company has incurred a net loss of $1,065,542 and used cash in operations of $376,753. The working capital deficit, stockholders’ deficit and accumulated deficit was $6,511,561, $9,709,862 and $20,696,834, respectively, at December 31, 2018. Furthermore, on April 13, 2017 the Company received a default notice on its payment obligations under the senior secured credit facility agreement (see Note 10), defaulted on its Note Payable – Seller in September 2017, and as of December 31, 2018 has received demands for payment of past due amounts from several consultants and service providers. It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or debt. The Company has been implementing cost-cutting measures and restructuring or setting up payment plans with vendors and service providers and plans to raise equity through a private placement, and has restructured its secured obligations. The accompanying consolidated financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Management believes that we have access to capital resources through possible public or private equity offerings, exchange offers, debt financings, corporate collaborations or other means. In addition, we continue to explore opportunities to strategically monetize our technology and our services, although there can be no assurance that we will be successful with such plans. We have historically been able to raise capital through equity and debt offerings, although no assurance can be provided that we will continue to be successful in the future. If we are unable to raise sufficient capital through 2019 or otherwise, we may be required to severely curtail, or even to cease, our operations.

Most of our management has limited experience in the drone industry

With the exception of our CTO, our management has limited experience in aerospace, aviation and unmanned aerial systems manufacturing sectors. While our management has considerable general management experience, some have specialized knowledge and abilities in the unmanned aerial industry, but none of the managers have experience managing a business that manufacturers and markets aircrafts. The management will rely on contracted individuals with the specified skills, qualifications and knowledge related to aircraft manufacturing and marketing, without impacting the overall budget for compensation.

Potential product liabilities may harm our operating results.

As a reseller of UAV products, and with aircrafts and aviation sector companies being scrutinized heavily, we may be subject to FAA mandates and/or regulations, which could result in potential law suits. Defects in our product may lead to life, health and property risks.  Currently, the unmanned aerial systems industry lacks a formative insurance market.  It is possible that our operations could be adversely affected by the costs and disruptions of responding to such liabilities even if insurance against liabilities is available.

If our proposed marketing efforts are unsuccessful we may not earn enough revenue to become profitable.

Our success will depend on investment in marketing resources and the successful implementation of our marketing plan.  Our marketing plan may include attendance at trade shows and making private demonstrations, advertising and promotional materials and advertising campaigns in print and/or broadcast media.  We cannot give any assurance that our marketing efforts will be successful.  If they are not, revenue may not be sufficient to cover our fixed costs and we may not become profitable.

We may be unable to respond to rapid technology changes and innovative products.

In a constantly changing and innovative technology market with frequent new product introductions, enhancement and modifications, we may be forced to implement and develop new technologies into our products for anticipation of changing customer requirements that may significantly impact costs in order to retain or enhance our competitive position in existing and new markets.

There is intense competition in our market.

The aerospace and aviation markets are very saturated and intensely competitive. By entering this sector, our management is aware that failure to compete with direct market leading companies and new entrants will affect overall business and the product. Therefore, the faster innovative applications and technologies are implemented to the developed product; the better the pricing and commercial business strategies management will be able to offer to businesses purchasing drones. Competitive factors in this market are all related to product performance, price, customer service, training platforms, reputation, sales and marketing effectiveness.

Future acquisitions may be unsuccessful and may negatively affect operations and financial condition.

The integration of businesses, personnel, product lines and technologies can be difficult, time consuming and subject to significant risks. Any difficulties could disrupt our ongoing business, distract our management and employees, increase our expenses and decrease our revenue.

We may be unable to protect our intellectual property.

Our ability to protect proprietary technology and operate without infringing the rights of others will allow our UAV business to compete successfully and achieve future revenue growth. If we are unable to protect proprietary technology or infringe upon the rights of others, it could negatively impact our operating results.

We will be reliant on information systems, electronic communication systems, and internal and external data and applications.

Business operations and manufacturing are dependent on computer hardware, software and communication systems. Information systems are vulnerable and are subject to failures that could create internal or external events that will affect our business and operations. Management is mindful of these risks since we have developed a strategy by adopting third party information technology and system practices. Any breach of security could disrupt our overall UAV business and result in various effects in operations and efficiency. UAVs could encounter increased overhead costs, loss of important information and data, which may also hinder our reputation.

If we lose our key personnel or are unable to hire additional personnel, we will have trouble growing our business.

We depend to a large extent on the abilities of our key management.  The loss of any key employee or our inability to attract or retain other qualified employees could seriously impair our results of operations and financial condition.

Our future success depends on our ability to attract, retain and motivate highly skilled technical, marketing, management, accounting and administrative personnel.  We plan to hire additional personnel in all areas of our business as we grow. Competition for qualified personnel is intense.  As a result, we may be unable to attract and retain qualified personnel.  We may also be unable to retain the employees that we currently employ or to attract additional technical personnel.  The failure to retain and attract the necessary personnel could seriously harm our business, financial condition and results of operations.

Because our executive officers collectively own a majority of our outstanding shares, they can elect our directors without regard to other stockholders’ votes.

Our CEO, Michael Bannon, has majority voting control through his ownership of 250 shares of Series A preferred stock. As a result, he may elect all of our directors, who in turn elect all executive officers, without regard to the votes of other stockholders. The voting control of Mr. Bannon gives him the ability to authorize change-in-control transactions, amendments to our certificate of incorporation and other matters that may not be in the best interests of our minority stockholders.  In this regard, Mr. Bannon has absolute control over our management and affairs.

We face a higher risk of failure because we cannot accurately forecast our future revenues and operating results.

The rapidly changing nature of the markets in which we compete makes it difficult to accurately forecast our revenues and operating results.  Furthermore, we expect our revenues and operating results to fluctuate in the future due to a number of factors, including the following:

●	the timing of sales of our UAV products;

●	unexpected delays in introducing new UAV products;

●	increased expenses, whether related to sales and marketing, or administration;

●	costs related to anticipated acquisitions of businesses.

Our UAV products may suffer defects.

Products may suffer defects that may lead to substantial product liability, damage or warranty claims. Given our complex platforms and systems within our product, errors and defects may be related to flight and/or communications. Such an event could result in significant expenses arising from product liability, warranty claims, and reduce sales, which could have a material adverse effect on business, financial condition and results of operations.

Our products are subject to FAA regulations.

Compliance with the new FAA regulations by businesses interested in using UAVs may negatively affect commercial usage of our UAVs, which will adversely affect our operations and overall sales.

Since we intend to pursue acquisitions, investments or other strategic relationships or alliances, this will consume significant resources, may be unsuccessful and could dilute holders of our common stock.

Acquisitions, investments and other strategic relationships and alliances, if pursued, may involve significant cash expenditures, debt incurrence, operating losses, and expenses that could have a material adverse effect on our financial condition and operating results. Acquisitions involve numerous other risks, including:

●	Diversion of management time and attention from daily operations;

●	Difficulties integrating acquired businesses, technologies and personnel into our business;

●	Inability to obtain required regulatory approvals and/or required financing on favorable terms;

●	Entry into new markets in which we have little previous experience;

●	Prior approval of any acquisition by TCA (senior lender);

●	Potential loss of our key employees, key contractual relationships or key customers of acquired companies; and

●	Assumption of the liabilities and exposure to unforeseen liabilities of acquired companies.

If these types of transactions are pursued, it may be difficult for us to complete these transactions quickly and to integrate these acquired operations efficiently into its current business operations. Any acquisitions, investments or other strategic relationships and alliances by us may ultimately harm our business and financial condition. In addition, future acquisitions may not be as successful as originally anticipated and may result in impairment charges.

We may be required to record a significant charge to earnings as we are required to reassess our goodwill or other intangible assets arising from acquisitions.

We are required under U.S. GAAP to review our intangible assets, including goodwill for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill is required to be tested for impairment annually or more frequently if facts and circumstances warrant a review. Factors that may be considered a change in circumstances indicating that the carrying value of our amortizable intangible assets may not be recoverable include a decline in stock price and market capitalization and slower or declining growth rates in our industry. We may be required to record a significant charge to earnings in our financial statements during the period in which any impairment of our goodwill or amortizable intangible assets is determined.

Our products may be subject to export regulations; government agencies may require terms that are disadvantageous to our business.

Our business model contemplates working with law enforcement and possibly military agencies. If we choose to sell our products overseas, we may be required to obtain a license form the State Department or face substantial fines or, in an extreme case, a shutdown of our business. Additionally, government agencies typically require provisions in their contracts that allow them to terminate agreements or change purchasing terms in their discretion without notice. Such contractual provisions, if exercised by our customers in the future, could have a material adverse effect on our cash flow and business performance.

Risks Related to Consolidated Operations

Since we have Howco we are focused on gross margin improvements, which entail optimizing the relationship between sales volume and margin improvement. It is therefore difficult for potential investors to evaluate our future consolidated business.

We completed the Howco acquisition on September 9, 2016. Therefore, our limited combined operating history makes it difficult for potential investors to evaluate our business or prospective operations and your purchase of our securities. Therefore, we are subject to the risks inherent in the financing, expenditures, complications and delays inherent in a newly combined business. These risks are described below under the risk factor titled “Any future acquisitions that we may make could disrupt our business, cause dilution to our stockholders and harm our business, financial condition or operating results.”

Failure to manage or protect growth may be detrimental to our business because our infrastructure may not be adequate for expansion

The Howco acquisition requires a substantial expansion of our systems, workforce and facilities. We may fail to adequately manage our anticipated future growth. The substantial growth in our operations as a result of the Howco and planned acquisitions is expected to place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. Howco’s growth strategy includes broadening its service and product offerings, implementing an aggressive marketing plan and employing leading technologies. There can be no assurance that our systems, procedures and controls will be adequate to support our operations as they expand. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems.

To the extent we acquire other businesses, we will also need to integrate and assimilate new operations, technologies and personnel. The integration of new personnel will continue to result in some disruption to ongoing operations. The ability to effectively manage growth in a rapidly evolving market requires effective planning and management processes. We will need to continue to improve operational, financial and managerial controls, reporting systems and procedures, and will need to continue to expand, train and manage our work force. There can be no assurance that we would be able to accomplish such an expansion on a timely basis. If we are unable to affect any required expansion and are unable to perform our contracts on a timely and satisfactory basis, its reputation and eligibility to secure additional contracts in the future could be damaged. The failure to perform could also result in a contract terminations and significant liability. Any such result would adversely affect our business and financial condition.

We will need to increase the size of our organization, and we may experience difficulties in managing growth, which would hurt our financial performance.

In addition to employees hired from Howco and any other companies which we may acquire, we will need to expand our employee infrastructure for managerial, operational, financial and other resources at the parent company level. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional employees. Our future financial performance and our ability to commercialize our product candidates and to compete effectively will depend, in part, on our ability to manage any future growth effectively.

In order to manage our future growth, we will need to continue to improve our management, operational and financial controls and our reporting systems and procedures. All of these measures will require significant expenditures and will demand the attention of management. If we do not continue to enhance our management personnel and our operational and financial systems and controls in response to growth in our business, we could experience operating inefficiencies that could impair our competitive position and could increase our costs more than we had planned. If we are unable to manage growth effectively, our business, financial condition and operating results could be adversely affected.

Our business depends on experienced and skilled personnel, and if we are unable to attract and integrate skilled personnel, it will be more difficult for us to manage our business and complete contracts.

The success of our business depends on the skill of our personnel. Accordingly, it is critical that we maintain, and continue to build, a highly experienced management team and specialized workforce, including sales professionals. Competition for personnel, particularly those with expertise in government consulting and a security clearance is high, and identifying candidates with the appropriate qualifications can be costly and difficult. We may not be able to hire the necessary personnel to implement our business strategy given our anticipated hiring needs, or we may need to provide higher compensation or more training to our personnel than we currently anticipate. In addition, our ability to recruit, hire and indirectly deploy former employees of the U.S. Government is subject to complex laws and regulations, which may serve as an impediment to our ability to attract such former employees.

Our business is labor intensive and our success depends on our ability to attract, retain, train and motivate highly skilled employees, including employees who may become part of our organization in connection with future acquisitions. The increase in demand for consulting, technology integration and managed services has further increased the need for employees with specialized skills or significant experience in these areas. Our ability to expand our operations will be highly dependent on our ability to attract a sufficient number of highly skilled employees and to retain our employees and the employees of companies that we have acquired. We may not be successful in attracting and retaining enough employees to achieve our desired expansion or staffing plans. Furthermore, the industry turnover rates for these types of employees are high and we may not be successful in retaining, training or motivating our employees. Any inability to attract, retain, train and motivate employees could impair our ability to adequately manage and complete existing projects and to accept new client engagements. Such inability may also force us to increase our hiring of independent contractors, which may increase our costs and reduce our profitability on client engagements. We must also devote substantial managerial and financial resources to monitoring and managing our workforce. Our future success will depend on our ability to manage the levels and related costs of our workforce.

In the event we are unable to attract, hire and retain the requisite personnel and subcontractors, we may experience delays in completing contracts in accordance with project schedules and budgets, which may have an adverse effect on our financial results, harm our reputation and cause us to curtail our pursuit of new contracts. Further, any increase in demand for personnel may result in higher costs, causing us to exceed the budget on a contract, which in turn may have an adverse effect on our business, financial condition and operating results and harm our relationships with our customers.

We expect to expand our business, in part, through future acquisitions, but we may not be able to identify or complete suitable acquisitions, which could harm our financial performance.

Acquisitions are a significant part of our growth strategy. We continually review, evaluate and consider potential investments and acquisitions. In such evaluations, we are required to make difficult judgments regarding the value of business opportunities and the risks and cost of potential liabilities. We plan to use acquisitions of companies or technologies to expand our project skill-sets and capabilities, expand our geographic markets, add experienced management and increase our product and service offerings. Although we have identified an acquisition target, we may be unable to implement our growth strategy if we cannot reach agreement with acquisition targets on acceptable terms or arrange required financing for acquisitions on acceptable terms. In addition, the time and effort involved in attempting to identify acquisition candidates and consummate acquisitions may divert members of our management from the operations of our company.

Any future acquisitions that we may make could disrupt our business, cause dilution to our stockholders and harm our business, financial condition or operating results.

If we are successful in consummating acquisitions, those acquisitions could subject us to a number of risks, including, but not limited to:

●	the purchase price we pay and/or unanticipated costs could significantly deplete our cash reserves or result in dilution to our existing stockholders;

●	we may find that the acquired company or technologies do not improve market position as planned;

●	we may have difficulty integrating the operations and personnel of the acquired company, as the combined operations will place significant demands on the Company’s management, technical, financial and other resources;

●	key personnel and customers of the acquired company may terminate their relationships with the acquired company as a result of the acquisition;

●	we may experience additional financial and accounting challenges and complexities in areas such as tax planning and financial reporting;

●	we may assume or be held liable for risks and liabilities (including environmental-related costs) as a result of our acquisitions, some of which we may not be able to discover during our due diligence or adequately adjust for in our acquisition arrangements;

●	our ongoing business and management’s attention may be disrupted or diverted by transition or integration issues and the complexity of managing geographically or culturally diverse enterprises;

●	we may incur one-time write-offs or restructuring charges in connection with the acquisition;

●	we may acquire goodwill and other intangible assets that are subject to amortization or impairment tests, which could result in future charges to earnings; and

●	we may not be able to realize the cost savings or other financial benefits we anticipated.

We cannot assure you that we will successfully integrate or profitably manage any acquired business. In addition, we cannot assure you that, following any acquisition, our continued business will achieve sales levels, profitability, efficiencies or synergies that justify acquisition or that the acquisition will result in increased earnings for us in any future period. These factors could have a material adverse effect on our business, financial condition and operating results.

Insurance and contractual protections may not always cover lost revenue, increased expenses or liquidated damages payments, which could adversely affect our financial results.

Although we maintain insurance and intend to obtain warranties from suppliers, obligate subcontractors to meet certain performance levels and attempt, where feasible, to pass risks we cannot control to our customers, the proceeds of such insurance, warranties, performance guarantees or risk sharing arrangements may not be adequate to cover lost revenue, increased expenses or liquidated damages payments that may be required in the future.

If we are unable to comply with certain financial and operating restrictions in our credit facilities, we may be limited in our business activities and access to credit or may default under our credit facilities

Pursuant to our existing Credit Agreement with TCA, all of our assets, including the assets of Howco, are secured with our senior lender. Provisions in the Credit Agreement and debt instruments impose restrictions or require prior approval on our and certain of our subsidiaries’ ability to, among other things:

●	incur additional debt;

●	pay cash dividends and make distributions;

●	make certain investments and acquisitions;

●	guarantee the indebtedness of others or our subsidiaries;

●	redeem or repurchase capital stock;

●	create liens or encumbrances;

●	enter into transactions with affiliates;

●	engage in new lines of business;

●	sell, lease or transfer certain parts of our business or property;

●	restrictions on incurring obligations for capital expenditures;

●	issue additional capital stock of the Company or any subsidiary of the Company;

●	acquire new companies and merge or consolidate.

These agreements also contain other customary covenants, including covenants that require us to meet specified financial ratios and financial tests. We may not be able to comply with these covenants in the future. Our failure to comply with these covenants may result in the declaration of an event of default and cause us to be unable to borrow under our credit facilities and debt instruments. In addition to preventing additional borrowings under these agreements, an event of default, if not cured or waived, may result in the acceleration of the maturity of indebtedness outstanding under these agreements, which would require us to pay all amounts outstanding. If the maturity of our indebtedness is accelerated, we may not have sufficient funds available for repayment or we may not have the ability to borrow or obtain sufficient funds to replace the accelerated indebtedness on terms acceptable to us or at all. Our failure to repay our bank indebtedness would result in the bank foreclosing on all or a portion of our assets and force us to curtail our operations.

Our obligations to our senior secured lender, TCA, are secured by a security interest in substantially all of our assets, so if we default on those obligations, TCA could foreclose on, liquidate and/or take possession of our assets. If that were to happen, we could be forced to curtail, or even to cease, our operations.

Under the Credit Facility, effective September 13, 2016, with TCA Global Credit Master Fund, L.P. (“TCA”), we borrowed $3.5 million to acquire Howco and pay certain creditors. The initial loan was due 18 months from the date of the loan and an interest rate of 18% per annum and a default interest rate of 25% per annum. As discussed below the note, accrued interest, contingency and advisory fees were restructured as of September 30, 2018, we had approximately $5,208,920 in outstanding principal and interest owed to TCA. Under the terms of the Credit Facility, all amounts due under it are secured by our assets, including the assets of Howco. As a result of being in default of our payment obligations under the Credit Facility, TCA could foreclose on its security interest and liquidate or take possession of some or all of these assets, which would harm our business, financial condition and results of operations and could require us to curtail, or even to cease, operations.

TCA has certain rights upon an event of default under its Credit Facility that could harm our business, financial condition and results of operations and could require us to curtail or cease our operations.

In light of being in default under our payment obligations to TCA, it has certain rights under the Credit Facility to protect its financial position, including an increase in the interest rate on any amounts in default under the terms of the Credit Facility, the right to accelerate the payment of any outstanding loans made pursuant to the Credit Facility and the right to foreclose on our assets, among other rights. The Credit Facility includes in its definition of an event of default, among other occurrences, the failure to pay any principal or interest when due, our termination, winding up, liquidation or dissolution, a change of control, a material adverse change in our financial condition and the filing of any lien not bonded, vacated or dismissed within 60 days of its filing. The exercise of any of these rights upon an event of default could substantially harm our financial condition and force us to curtail, or even to cease, our operations.

We may be subject to damages resulting from claims that the Company or our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

Upon completion of any acquisitions by the Company, we may be subject to claims that our acquired companies and their employees may have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of former employers or competitors. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management. If we fail in defending such claims, in addition to paying money claims, we may lose valuable intellectual property rights or personnel. A loss of key research personnel or their work product could hamper or prevent our ability to commercialize certain products, which could severely harm our business.

The loss of our Chief Executive Offer or other key personnel may adversely affect our operations.

The Company’s success depends to a significant extent upon the operation, experience, and continued services of certain of its officers, including our CEO, as well as other key personnel. While our CEO and the executive officers of Howco are all employed under employment contracts, there is no assurance we will be able to retain their services. The loss of our CEO or several of the other key personnel could have an adverse effect on the Company. If the CEO or other executive officers were to leave we would face substantial difficulty in hiring a qualified successor and could experience a loss in productivity while any successor obtains the necessary training and experience. In addition, our CEO, CFO and other key personnel do not have prior experience in SEC reporting obligations. Furthermore, we do not maintain “key person” life insurance on the lives of any executive officer and their death or incapacity would have a material adverse effect on us. The competition for qualified personnel is intense, and the loss of services of certain key personnel could adversely affect our business.

Internal system or service failures could disrupt our business and impair our ability to effectively provide our services and products to our customers, which could damage our reputation and adversely affect our revenues and profitability.

Any system or service disruptions, including those caused by ongoing projects to improve our information technology systems and the delivery of services, if not anticipated and appropriately mitigated, could have a material adverse effect on our business including, among other things, an adverse effect on our ability to bill our customers for work performed on our contracts, collect the amounts that have been billed and produce accurate financial statements in a timely manner. We are also subject to systems failures, including network, software or hardware failures, whether caused by us, third-party service providers, cyber security threats, natural disasters, power shortages, terrorist attacks or other events, which could cause loss of data and interruptions or delays in our business, cause us to incur remediation costs, subject us to claims and damage our reputation. In addition, the failure or disruption of our communications or utilities could cause us to interrupt or suspend our operations or otherwise adversely affect our business. Our property and business interruption insurance may be inadequate to compensate us for all losses that may occur as a result of any system or operational failure or disruption and, as a result, our future results could be adversely affected.

Our financial performance could be adversely affected by decreases in spending on technology products and services by our public sector customers.

Our sales to our public sector customers are impacted by government spending policies, budget priorities and revenue levels. Although our sales to the federal government are diversified across multiple agencies and departments, they collectively accounted for approximately 98 % of Howco’s net sales. An adverse change in government spending policies (including budget cuts at the federal level resulting from sequestration), budget priorities or revenue levels could cause our public sector customers to reduce their purchases or to terminate or not renew their contracts with us, which could adversely affect our business, results of operations or cash flows.

Our business could be adversely affected by the loss of certain vendor partner relationships and the availability of their products.

We purchase products for resale from vendor partners, which include OEMs and wholesale distributors. We are authorized by vendor partners to sell all or some of their products via direct marketing activities. Our authorization with each vendor partner is subject to specific terms and conditions regarding such things as sales channel restrictions, product return privileges, price protection policies and purchase discounts. In the event we were to lose one of our significant vendor partners, our business could be adversely affected.

We expect to enter into joint ventures, teaming and other arrangements, and these activities involve risks and uncertainties.

We expect to enter into joint ventures, teaming and other arrangements. These activities involve risks and uncertainties, including the risk of the joint venture or applicable entity failing to satisfy its obligations, which may result in certain liabilities to us for guarantees and other commitments, the challenges in achieving strategic objectives and expected benefits of the business arrangement, the risk of conflicts arising between us and our partners and the difficulty of managing and resolving such conflicts, and the difficulty of managing or otherwise monitoring such business arrangements.

Our business and operations expose us to numerous legal and regulatory requirements and any violation of these requirements could harm our business.

We are subject to numerous federal, state and foreign legal requirements on matters as diverse as data privacy and protection, employment and labor relations, immigration, taxation, anticorruption, import/export controls, trade restrictions, internal and disclosure control obligations, securities regulation and anti-competition. Compliance with diverse and changing legal requirements is costly, time-consuming and requires significant resources. We are also focused on expanding our business in certain identified growth areas, such as health information technology, energy and environment, which are highly regulated and may expose us to increased compliance risk. Violations of one or more of these diverse legal requirements in the conduct of our business could result in significant fines and other damages, criminal sanctions against us or our officers, prohibitions on doing business and damage to our reputation. Violations of these regulations or contractual obligations related to regulatory compliance in connection with the performance of customer contracts could also result in liability for significant monetary damages, fines and/or criminal prosecution, unfavorable publicity and other reputational damage, restrictions on our ability to compete for certain work and allegations by our customers that we have not performed our contractual obligations.

If we do not adequately protect our intellectual property rights, we may experience a loss of revenue and our operations may be materially harmed.

We have not registered any patents or copyrights for any of the intellectual property we have acquired or developed. We rely upon confidentiality agreements signed by our employees, consultants and third parties to protect our intellectual property. We cannot assure you that we can adequately protect our intellectual property or successfully prosecute potential infringement of our intellectual property rights. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our failure to protect our intellectual property rights may result in a loss of revenue and could materially adversely affect our operations and financial condition.

Risks Relating to Howco’s Business and Industry

We depend on the U.S. Government for a substantial portion of our business and changes in government defense spending could have adverse consequences on our financial position, results of operations and business.

Approximately 98% of our U.S. revenues from Howco’s operations have been from and will continue to be from sales and services rendered directly or indirectly to the U.S. Government. Our revenues from the U.S. Government largely result from contracts awarded to us under various U.S. Government programs, primarily defense-related programs with the Department of Defense (DoD), as well as a broad range of programs with the Department of Homeland Security, the intelligence community and other departments and agencies. Cost cutting including through consolidation and elimination of duplicative organizations and insurance has become a major initiative for DoD. The funding of our programs is subject to the overall U.S. Government budget and appropriation decisions and processes which are driven by numerous factors, including geo-political events and macroeconomic conditions. The overall level of U.S. defense spending increased in recent years for numerous reasons, including increases in funding of operations in Iraq and Afghanistan. However, with the winding down of both wars, defense spending levels are becoming increasingly difficult to predict and are expected to be affected by numerous factors. Such factors include priorities of the Administration and the Congress, and the overall health of the U.S. and world economies and the state of governmental finances.

The Budget Control Act of 2011 enacted 10-year discretionary spending caps which are expected to generate over $1 trillion in savings for the U.S. Government, a substantial portion of which comes from DoD baseline spending reductions. In addition, the Budget Control Act of 2011 provides for additional automatic spending cuts (referred to as “sequestration”) totaling $1.2 trillion over nine years. These reduction targets will further reduce DoD and other federal agency budgets. Although the Office of Management and Budget has provided guidance to agencies on implementing sequestration cuts, there remains much uncertainty about how exactly sequestration cuts will be implemented and the impact those cuts will have on contractors supporting the government. Given the potential impasse over raising the debt ceiling, we are not able to predict the impact of budget cuts, including sequestration, on our company or our financial results. However, we expect that budgetary constraints and concerns related to the national debt will continue to place downward pressure on DoD spending levels and that implementation of the automatic spending cuts without change will reduce, delay or cancel funding for certain of our contracts - particularly those with unobligated balances - and programs and could adversely impact our operations, financial results and growth prospects.

Significant reduction in defense spending could have long-term consequences for our size and structure. In addition, reduction in government priorities and requirements could impact the funding, or the timing of funding, of our programs, which could negatively impact our results of operations and financial condition. In addition, we are involved in U.S. Government programs, which are classified by the U.S. Government and our ability to discuss these programs, including any risks and disputes and claims associated with and our performance under such programs, could be limited due to applicable security restrictions.

The U.S. Government Systems spare parts business is intensely competitive and we may not be able to win government bids when competing against much larger companies, which could reduce our revenues and profitability.

Large spare parts contracts awarded by the U.S. Government are few in number and are awarded through a formal competitive bidding process, including indefinite delivery/indefinite quantity (“IDIQ”), GSA Schedule and other multi-award contracts. Bids are awarded on the basis of price, compliance with technical bidding specifications, technical expertise and, in some cases, demonstrated management ability to perform the contract. There can be no assurance that the Company will win and/or fulfill additional contracts. Moreover, the award of these contracts is subject to protest procedures and there can be no assurance that the Company will prevail in any ensuing legal protest. Howco’s failure to secure a significant dollar volume of U.S. Government contracts in the future would adversely affect us.

The U.S. Government spare parts business is intensely competitive and subject to rapid change. Many of the existing and potential competitors have greater financial, operating and technological resources than Howco. The competitive environment may require us to make changes in our pricing, services or marketing. The competitive bidding process involves substantial costs and a number of risks, including significant cost and managerial time to prepare bids and proposals for contracts that may not be awarded to us, or that may be awarded, but for which we do not receive meaningful revenues. Accordingly, our success depends on our ability to develop services and products that address changing needs and to provide people and technology needed to deliver these services and products. To remain competitive, we must consistently provide superior service, technology and performance on a cost-effective basis to our customers. Our response to competition could cause us to expend significant financial and other resources, disrupt our operations, strain relationships with partners, any of which could harm our business and/or financial condition.

Our financial performance is dependent on our ability to perform on our U.S. Government contracts, which are subject to termination for convenience, which could harm our financial performance.

Our financial performance is dependent on our performance under our U.S. Government contracts. Government customers have the right to cancel any contract for its convenience. An unanticipated termination of, or reduced purchases under, one of the Company’s major contracts whether due to lack of funding, for convenience or otherwise, or the occurrence of delays, cost overruns and product failures could adversely impact our results of operations and financial condition. If one of our contracts were terminated for convenience, we would generally be entitled to payments for our allowable costs and would receive some allowance for profit on the work performed. If one of our contracts were terminated for default, we would generally be entitled to payments for our work that has been accepted by the government. A termination arising out of our default could expose us to liability and have a negative impact on our ability to obtain future contracts and orders. Furthermore, on contracts for which we are a subcontractor and not the prime contractor, the U.S. Government could terminate the prime contract for convenience or otherwise, irrespective of our performance as a subcontractor.

Our failure to comply with a variety of complex procurement rules and regulations could result in our being liable for penalties, including termination of our U.S. Government contracts, disqualification from bidding on future U.S. Government contracts and suspension or debarment from U.S. Government contracting that could adversely affect our financial condition.

We must comply with laws and regulations relating to the formation, administration and performance of U.S. Government contracts, which affect how we do business with our customers and may impose added costs on our business. U.S. Government contracts generally are subject to the Federal Acquisition Regulation (FAR), which sets forth policies, procedures and requirements for the acquisition of goods and services by the U.S. Government, department-specific regulations that implement or supplement DFAR, such as the DOD’s Defense Federal Acquisition Regulation Supplement (DFARS) and other applicable laws and regulations. We are also subject to the Truth in Negotiations Act, which requires certification and disclosure of cost and pricing data in connection with certain contract negotiations; the Procurement Integrity Act, which regulates access to competitor bid and proposal information and government source selection information, and our ability to provide compensation to certain former government officials; the Civil False Claims Act, which provides for substantial civil penalties for violations, including for submission of a false or fraudulent claim to the U.S. Government for payment or approval and the U.S. Government Cost Accounting Standards, which impose accounting requirements that govern our right to reimbursement under certain cost-based U.S. Government contracts. These regulations impose a broad range of requirements, many of which are unique to government contracting, including various procurement, import and export, security, contract pricing and cost, contract termination and adjustment, and audit requirements. A contractor’s failure to comply with these regulations and requirements could result in reductions to the value of contracts, contract modifications or termination, and the assessment of penalties and fines and lead to suspension or debarment, for cause, from government contracting or subcontracting for a period of time. In addition, government contractors are also subject to routine audits and investigations by U.S. Government agencies such as the Defense Contract Audit Agency (DCAA) and Defense Contract Management Agency (DCMA). These agencies review a contractor’s performance under its contracts, cost structure and compliance with applicable laws, regulations and standards. The DCAA also reviews the adequacy of and a contractor’s compliance with its internal control systems and policies, including the contractor’s purchasing, property, estimating, compensation and management information systems. During the term of any suspension or debarment by any U.S. Government agency, contractors can be prohibited from competing for or being awarded contracts by U.S. Government agencies. The termination of any of the Company’s significant Government contracts or the imposition of fines, damages, suspensions or debarment would adversely affect the Company’s business and financial condition.

The U.S. Government may adopt new contract rules and regulations or revise its procurement practices in a manner adverse to us at any time.

Our industry has experienced, and we expect it will continue to experience, significant changes to business practices as a result of an increased focus on affordability, efficiencies, and recovery of costs, among other items. U.S. Government agencies may face restrictions or pressure regarding the type and amount of services that they may obtain from private contractors. Legislation, regulations and initiatives dealing with procurement reform, mitigation of potential conflicts of interest and environmental responsibility or sustainability, as well as any resulting shifts in the buying practices of U.S. Government agencies, such as increased usage of fixed price contracts, multiple award contracts and small business set-aside contracts, could have adverse effects on government contractors, including us. Any of these changes could impair our ability to obtain new contracts or renew our existing contracts when those contracts are recompeted. Any new contracting requirements or procurement methods could be costly or administratively difficult for us to implement and could adversely affect our future revenues, profitability and prospects.

We may incur cost overruns as a result of fixed priced government contracts which would have a negative impact on our operations.

A number of Howco’s current U.S. Government contracts are multi-award, multi-year IDIQ task order based contracts, which generally provide for fixed price schedules for products and services, have no pre-set delivery schedules, have very low minimum purchase requirements, are typically competed among multiple awardees and force us to carry the burden of any cost overruns. Due to their nature, fixed-priced contracts inherently have more risk than cost reimbursable contracts. If we are unable to control costs or if our initials cost estimates are incorrect, we can lose money on these contracts. In addition, some of our contracts have provisions relating to cost controls and audit rights, and if we fail to meet the terms specified in those contracts, we may not realize their full benefits. Lower earnings caused by cost overruns and cost controls would have a negative impact on our results of operations. The U.S. Government has the right to enter into contracts with other suppliers, which may be competitive with the Company’s IDIQ contracts. The Company also performs fixed priced contracts under which the Company agrees to provide specific quantities of products and services over time for a fixed price. Since the price competition to win both IDIQ and fixed price contracts is intense and the costs of future contract performance cannot be predicted with certainty, there can be no assurance as to the profits, if any, that the Company will realize over the term of such contracts.

Misconduct of employees, subcontractors, agents and business partners could cause us to lose existing contracts or customers and adversely affect our ability to obtain new contracts and customers and could have a significant adverse impact on our business and reputation.

Misconduct could include fraud or other improper activities such as falsifying time or other records and violations of laws, including the Anti-Kickback Act. Other examples could include the failure to comply with our policies and procedures or with federal, state or local government procurement regulations, regulations regarding the use and safeguarding of classified or other protected information, legislation regarding the pricing of labor and other costs in government contracts, laws and regulations relating to environmental, health or safety matters, bribery of foreign government officials, import-export control, lobbying or similar activities, and any other applicable laws or regulations. Any data loss or information security lapses resulting in the compromise of personal information or the improper use or disclosure of sensitive or classified information could result in claims, remediation costs, regulatory sanctions against us, loss of current and future contracts and serious harm to our reputation. Although we have implemented policies, procedures and controls to prevent and detect these activities, these precautions may not prevent all misconduct, and as a result, we could face unknown risks or losses. Our failure to comply with applicable laws or regulations or misconduct by any of our employees, subcontractors, agents or business partners could damage our reputation and subject us to fines and penalties, restitution or other damages, loss of security clearance, loss of current and future customer contracts and suspension or debarment from contracting with federal, state or local government agencies, any of which would adversely affect our business, reputation and our future results.

We may fail to obtain and maintain necessary security clearances, which may adversely affect our ability to perform on certain U.S. government contracts and depress our potential revenues.

Many U.S. government programs require contractors to have security clearances. Depending on the level of required clearance, security clearances can be difficult and time-consuming to obtain. If we or our employees are unable to obtain or retain necessary security clearances, we may not be able to win new business, and our existing clients could terminate their contracts with us or decide not to renew them. To the extent we are not able to obtain and maintain facility security clearances or engage employees with the required security clearances for a particular contract, we may not be able to bid on or win new contracts, or effectively rebid on expiring contracts, as well as lose existing contracts, which may adversely affect our operating results and inhibit the execution of our growth strategy.

Our future revenues and growth prospects could be adversely affected by our dependence on other contractors.

If other contractors with whom we have contractual relationships either as a prime contractor or subcontractor eliminate or reduce their work with us, or if the U.S. Government terminates or reduces these other contractors’ programs, does not award them new contracts or refuses to pay under a contract our financial and business condition may be adversely affected. Companies that do not have access to U.S. Government contracts may perform services as our subcontractor and that exposure could enhance such companies’ prospect of securing a future position as a prime U.S. Government contractor which could increase competition for future contracts and impair our ability to perform on contracts.

We may have disputes with our subcontractors arising from, among other things, the quality and timeliness of work performed by the subcontractor, customer concerns about the subcontractor, our failure to extend existing task orders or issue new task orders under a subcontract, our hiring of a subcontractor’s personnel or the subcontractor’s failure to comply with applicable law. Current uncertain economic conditions heighten the risk of financial stress of our subcontractors, which could adversely impact their ability to meet their contractual requirements to us. If any of our subcontractors fail to timely meet their contractual obligations or have regulatory compliance or other problems, our ability to fulfill our obligations as a prime contractor or higher tier subcontractor may be jeopardized. Significant losses could arise in future periods and subcontractor performance deficiencies could result in our termination for default. A termination for default could eliminate a revenue source, expose us to liability and have an adverse effect on our ability to compete for future contracts and task orders, especially if the customer is an agency of the U.S. Government.

Our international business exposes us to geo-political and economic factors, regulatory requirements and other risks associated with doing business in foreign countries. .

We intend to engage in additional foreign operations which pose complex management, foreign currency, legal, tax and economic risks, which we may not adequately address. These risks differ from and potentially may be greater than those associated with our domestic business.

Our international business is sensitive to changes in the priorities and budgets of international customers and geo-political uncertainties, which may be driven by changes in threat environments and potentially volatile worldwide economic conditions, various regional and local economic and political factors, risks and uncertainties, as well as U.S. foreign policy. Our international sales are subject to U.S. laws, regulations and policies, including the International Traffic in Arms Regulations (ITAR) and the Foreign Corrupt Practices Act (see below) and other export laws and regulations. Due to the nature of our products, we must first obtain licenses and authorizations from various U.S. Government agencies before we are permitted to sell our products outside of the U.S. We can give no assurance that we will continue to be successful in obtaining the necessary licenses or authorizations or that certain sales will not be prevented or delayed. Any significant impairment of our ability to sell products outside of the U.S. could negatively impact our results of operations and financial condition.

Our international sales are also subject to local government laws, regulations and procurement policies and practices which may differ from U.S. Government regulations, including regulations relating to import-export control, investments, exchange controls and repatriation of earnings, as well as to varying currency, geo-political and economic risks. Our international contracts may include industrial cooperation agreements requiring specific in-country purchases, manufacturing agreements or financial support obligations, known as offset obligations, and provide for penalties if we fail to meet such requirements. Our international contracts may also be subject to termination at the customer’s convenience or for default based on performance, and may be subject to funding risks. We also are exposed to risks associated with using foreign representatives and consultants for international sales and operations and teaming with international subcontractors, partners and suppliers in connection with international programs. As a result of these factors, we could experience award and funding delays on international programs and could incur losses on such programs, which could negatively impact our results of operations and financial condition.

We are also subject to a number of other risks including:

●	the absence in some jurisdictions of effective laws to protect our intellectual property rights;

●	multiple and possibly overlapping and conflicting tax laws;

●	restrictions on movement of cash;

●	the burdens of complying with a variety of national and local laws;

●	political instability;

●	currency fluctuations;

●	longer payment cycles;

●	restrictions on the import and export of certain technologies;

●	price controls or restrictions on exchange of foreign currencies; and

●	trade barriers.

Our international operations are subject to special U.S. government laws and regulations, such as the Foreign Corrupt Practices Act, and regulations and procurement policies and practices, including regulations to import-export control, which may expose us to liability or impair our ability to compete in international markets.

Our international operations are subject to the U.S. Foreign Corrupt Practices Act, or the FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. and other business entities for the purpose of obtaining or retaining business. We have operations and deal with governmental customers in countries known to experience corruption, including certain countries in the Middle East and in the future, the Far East. Our activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees, consultants or contractors that could be in violation of various laws including the FCPA, even though these parties are not always subject to our control. We are also subject to import-export control regulations restricting the use and dissemination of information classified for national security purposes and the export of certain products, services, and technical data, including requirements regarding any applicable licensing of our employees involved in such work.

As a U.S. defense contractor we are vulnerable to security threats and other disruptions that could negatively impact our business.

As a U.S. defense contractor, we face certain security threats, including threats to our information technology infrastructure, attempts to gain access to our proprietary or classified information, and threats to physical security. These types of events could disrupt our operations, require significant management attention and resources, and could negatively impact our reputation among our customers and the public, which could have a negative impact on our financial condition, results of operations and liquidity. We are continuously exposed to cyber-attacks and other security threats, including physical break-ins. Any electronic or physical break-in or other security breach or compromise may jeopardize security of information stored or transmitted through our information technology systems and networks. This could lead to disruptions in mission-critical systems, unauthorized release of confidential or otherwise protected information and corruption of data. Although we have implemented policies, procedures and controls to protect against, detect and mitigate these threats, we face advanced and persistent attacks on our information systems and attempts by others to gain unauthorized access to our information technology systems are becoming more sophisticated. These attempts include covertly introducing malware to our computers and networks and impersonating authorized users, among others, and may be perpetrated by well-funded organized crime or state sponsored efforts. We seek to detect and investigate all security incidents and to prevent their occurrence or recurrence. We continue to invest in and improve our threat protection, detection and mitigation policies, procedures and controls. In addition, we work with other companies in the industry and government participants on increased awareness and enhanced protections against cyber security threats. However, because of the evolving nature and sophistication of these security threats, which can be difficult to detect, there can be no assurance that our policies, procedures and controls have or will detect or prevent any of these threats and we cannot predict the full impact of any such past or future incident. Although we work cooperatively with our customers and other business partners to seek to minimize the impacts of cyber and other security threats, we must rely on the safeguards put in place by those entities. Any remedial costs or other liabilities related to cyber or other security threats may not be fully insured or indemnified by other means. Occurrence of any of these security threats could expose us to claims, contract terminations and damages and could adversely affect our reputation, ability to work on sensitive U.S. Government contracts, business operations and financial results.

Difficult conditions in the global capital markets and the economy generally may materially adversely affect our business and results of operations.

Our results of operations are materially affected by conditions in the global capital markets and the economy generally, both in the U.S. and elsewhere around the world. Weak economic conditions sustained uncertainty about global economic conditions, concerns about future U.S. budgetary cuts, or a prolonged or further tightening of credit markets could cause our customers and potential customers to postpone or reduce spending on technology products or services or put downward pressure on prices, which could have an adverse effect on our business, results of operations or cash flows. In the event of extreme prolonged adverse market events, such as a global credit crisis, we could incur significant losses.

Risks Related to Our Common Stock

We are eligible to be treated as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which we refer to as the Sarbanes-Oxley Act, (2) reduced disclosure obligations regarding executive compensation our periodic reports and proxy statements and (3) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, as an emerging growth company, we are only required to provide two years of audited financial statements and two years of selected financial data in this Form 10. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700.0 million as of any June 30 before that time or if we have total annual gross revenue of $1.0 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of the following December 31 or, if we issue more than $1.0 billion in non-convertible debt during any three-year period before that time, we would cease to be an emerging growth company immediately. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of our second annual report or the first annual report required to be filed with the Commission following the date we are no longer an “emerging growth company” as defined in the JOBS “Act. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal controls in the future.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Our directors and executive officers beneficially own a significant number of shares of our common stock. Their interests may conflict with our outside stockholders, who may be unable to influence management and exercise control over our business.

As of the date of this Form S-1, our executive officers and directors beneficially own approximately 3.86% of our shares of common stock and the CEO owns 250 shares of Series A preferred stock the voting rights for the Series A shares entitles the shareholder to voting rights equal to the number of common shares outstanding divided by .99 which will always grant the holder a majority voting capability. As a result, our executive officers and directors may be able to: elect or defeat the election of our directors, amend or prevent amendment to our certificates of incorporation or bylaws, effect or prevent a merger, sale of assets or other corporate transaction, and control the outcome of any other matter submitted to the shareholders for vote. Accordingly, our outside stockholders may be unable to influence management and exercise control over our business.

We do not intend to pay cash dividends to our stockholders, so you will not receive any return on your investment in our Company prior to selling your interest in the Company.

We have never paid any dividends to our common stockholders as a public company. We currently intend to retain any future earnings for funding growth and, therefore, do not expect to pay any cash dividends in the foreseeable future. If we determine that we will pay cash dividends to the holders of our common stock, we cannot assure that such cash dividends will be paid on a timely basis. The success of your investment in the Company will likely depend entirely upon any future appreciation. As a result, you will not receive any return on your investment prior to selling your shares in our Company and, for the other reasons discussed in this “Risk Factors” section, you may not receive any return on your investment even when you sell your shares in our Company.

Anti-Takeover, Limited Liability and Indemnification Provisions

Some provisions of our certificate of incorporation and by-laws may deter takeover attempts, which may inhibit a takeover that stockholders consider favorable and limit the opportunity of our stockholders to sell their shares at a favorable price.

Under our certificate of incorporation, our Board of Directors may issue additional shares of common or preferred stock. Our Board of Directors has the ability to authorize “blank check” preferred stock without future shareholder approval. This makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares and/or any other transaction that might otherwise be deemed to be in their best interests, and thereby protects the continuity of our management and limits an investor’s opportunity to profit by their investment in the Company. Specifically, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

●	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group,

●	putting a substantial voting bloc in institutional or other hands that might undertake to support the incumbent Board of Directors, or

●	effecting an acquisition that might complicate or preclude the takeover.

Delaware’s Anti-Takeover Law may discourage acquirers and eliminate a potentially beneficial sale for our stockholders.

We are subject to the provisions of the Delaware Shareholder Protection Act concerning corporate takeovers. This section prevents many Delaware corporations from engaging in a business combination with any interested stockholder, under specified circumstances. For these purposes, a business combination includes a merger or sale of more than 5% of our assets, and an interested stockholder includes a stockholder who owns 10% or more of our outstanding voting stock, as well as affiliates and associates of these persons. Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

●	the transaction in which the stockholder became an interested stockholder is approved by the Board of directors prior to the date the interested stockholder attained that status;

●	on consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 90% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers; or

●	on or subsequent to that date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least a majority of the outstanding voting stock that is not owned by the interested stockholder.

This statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Our indemnification of our officers and directors may cause us to use corporate resources to the detriment of our stockholders.

Our certificate of incorporation eliminates the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our certificate of incorporation requires us to indemnify our directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

Under Delaware law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

●	conducted himself or herself in good faith, reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and

●	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorneys’ fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification will be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us under the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our bylaws designate the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

Under the provisions of our amended and restated bylaws (“bylaws”), unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our amended certificate of incorporation or bylaws; or (iv) any action asserting a claim against us governed by the internal affairs doctrine. By becoming a stockholder in our company, you will be deemed to have notice of and have consented to the provisions of our bylaws related to choice of forum. The choice of forum provision in our bylaws may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

The obligations associated with being a public company require significant resources and management attention, which may divert from our business operations.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and The Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition, proxy statement, and other information. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective internal controls and procedures for financial reporting. Our Chief Executive Officer and Chief Financial Officer will need to certify that our disclosure controls and procedures are effective in ensuring that material information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. We may need to hire additional financial reporting, internal controls and other financial personnel in order to develop and implement appropriate internal controls and reporting procedures. As a result, we will incur significant legal, accounting and other expenses. Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. In addition, we cannot predict or estimate the amount of additional costs we may incur in order to comply with these requirements. We anticipate that these costs will materially increase our selling, general and administrative expenses.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting. In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act of 2002, then we may not be able to obtain the independent account and certifications required by that act, which may preclude us from keeping our filings with the SEC current, and interfere with the ability of investors to trade our securities and our shares to continue to be quoted on the OTC Pink markets or our ability to list our shares on any national securities exchange.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. With each prospective acquisition we may make we will conduct whatever due diligence is necessary or prudent to assure us that the acquisition target can comply with the internal controls requirements of the Sarbanes-Oxley Act. Notwithstanding our diligence, certain internal controls deficiencies may not be detected. As a result, any internal control deficiencies may adversely affect our financial condition, results of operations and access to capital. We have not performed an in-depth analysis to determine if historical undiscovered failures of internal controls exist, and may in the future discover areas of our internal controls that need improvement.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, these rules and regulations increase our compliance costs and make certain activities more time consuming and costly. As a public company, these rules and regulations may make it more difficult and expensive for us to maintain our director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	our ability to execute our business plan and complete prospective acquisitions;

●	changes in our industry;

●	competitive pricing pressures;

●	our ability to obtain working capital financing;

●	additions or departures of key personnel;

●	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

●	sales of our common stock (particularly following effectiveness of this Form 10);

●	operating results that fall below expectations;

●	regulatory developments;

●	economic and other external factors;

●	period-to-period fluctuations in our financial results;

●	our inability to develop or acquire new or needed technologies;

●	the public’s response to press releases or other public announcements by us or third parties, including filings with the SEC;

●	changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;

●	the development and sustainability of an active trading market for our common stock; and

●	any future sales of our common stock by our officers, directors and significant stockholders.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our shares of common stock are thinly traded, the price may not reflect our value, and there can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Our shares of common stock are thinly traded, our common stock is available to be traded and is held by a small number of holders, and the price may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things. We will take certain steps including utilizing investor awareness campaigns and firms, press releases, road shows and conferences to increase awareness of our business. Any steps that we might take to bring us to the awareness of investors may require that we compensate consultants with cash and/or stock. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business, and trading may be at an inflated price relative to the performance of the Company due to, among other things, the availability of sellers of our shares.

If an active market should develop, the price may be highly volatile. Because there is currently a low price for our shares of common stock, many brokerage firms or clearing firms are not willing to effect transactions in the securities or accept our shares for deposit in an account. Many lending institutions will not permit the use of low priced shares of common stock as collateral for any loans. Furthermore, our securities are currently traded on the OTC Pink markets where it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about these companies, and (3) to obtain needed capital.

Our common stock may be deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

Our common stock is currently subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq Stock Market or another national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenues of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in these securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market upon the expiration of any statutory holding period under Rule 144, or shares issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and, in anticipation of which, the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect the price of our common stock and impair our ability to raise capital through the sale of shares.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us having become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any offerings on our behalf.

Any substantial sale of stock by existing shareholders could depress the market value of our stock, thereby devaluing the market price and causing investors to risk losing all or part of their investment.

Stockholders, including our directors and officers hold a large number of our outstanding shares. We can make no prediction as to the effect, if any, that sales of shares, or the availability of shares for future sale, will have on the prevailing market price of our shares of common stock. Sales of substantial amounts of shares in the public market, or the perception that such sales could occur, could depress prevailing market prices for the shares. Such sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price which it deems appropriate.

Our issuance of preferred stock in the future may adversely affect the rights of our common stockholders.

Our certificate of incorporation permits us to issue up to 5,000,000 shares of preferred stock with such rights and preferences as the Board of Directors may designate.  As a result, our Board of Directors may authorize a series of preferred stock that would grant to preferred stockholders’ preferential rights to our assets upon liquidation; the right to receive dividends before dividends become payable to our common stockholders; the right to redemption of the preferred stock prior to the redemption of our common stock; and super-voting rights to our preferred stockholders.  To the extent that we designate and issue such a class or series of preferred stock, the rights of our common stockholders may be impaired.

Risks Related to Our IP

Our Success May Depend on Our Ability to Obtain and Protect the Proprietary Information on Which We Base Our UAV Products.

As we acquire companies with intellectual property (“IP”) that is important to the development of our UAV products, we will need to:

●	obtain valid and enforceable patents;

●	protect trade secrets; and

●	operate without infringing upon the proprietary rights of others.

We will be able to protect our proprietary technology from unauthorized use by third parties only to the extent that such proprietary rights are covered by valid and enforceable patents or are effectively maintained as trade secrets. Any non-confidential disclosure to or misappropriation by third parties of our confidential or proprietary information could enable competitors to quickly duplicate or surpass our technological achievements, thus eroding our competitive position in our market.

The patent application process, also known as patent prosecution, is expensive and time-consuming, and we and our current or future licensors and licensees may not be able to prepare, file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we or our current licensors, or any future licensors or licensees, will fail to identify patentable aspects of inventions made in the course of development and commercialization activities before it is too late to obtain patent protection on them. Therefore, these and any of our patents and applications may not be prosecuted and enforced in a manner consistent with the best interests of our business. It is possible that defects of form in the preparation or filing of our patents or patent applications may exist, or may arise in the future, for example with respect to proper priority claims or inventorship. If we or our current licensors or licensees, or any future licensors or licensees, fail to establish, maintain or protect such patents and other intellectual property rights, such rights may be reduced or eliminated. If our current licensors or licensees, or any future licensors or licensees, are not fully cooperative or disagree with us as to the prosecution, maintenance or enforcement of any patent rights, such patent rights could be compromised. If there are material defects in the form or preparation of our patents or patent applications, such patents or applications may be invalid and unenforceable. Any of these outcomes could impair our ability to prevent competition from third parties, which may harm our business.

The patent applications that we may own or license may fail to result in issued patents in the United States or in other countries. Even if patents do issue on such patent applications, third parties may challenge the validity, enforceability or scope thereof, which may result in such patents being narrowed, invalidated or held unenforceable. For example, U.S. patents can be challenged by any person before the new USPTO Patent Trial and Appeals Board at any time within the one year period following that person’s receipt of an allegation of infringement of the patents. Patents granted by the European Patent Office may be similarly opposed by any person within nine months from the publication of the grant. Similar proceedings are available in other jurisdictions, and in the United States, Europe and other jurisdictions third parties can raise questions of validity with a patent office even before a patent has granted. Furthermore, even if they are unchallenged, our patents and patent applications may not adequately protect our intellectual property or prevent others from designing around our claims. If the breadth or strength of protection provided by the patents and patent applications we hold or pursue with respect to our product candidates is successfully challenged, then our ability to commercialize such product candidates could be negatively affected, and we may face unexpected competition that could harm our business. Further, if we encounter delays in our clinical trials, the period of time during which we or our collaborators could market our product candidates under patent protection would be reduced.

The degree of future protection of our proprietary rights is uncertain. Patent protection may be unavailable or severely limited in some cases and may not adequately protect our rights or permit us to gain or keep our competitive advantage. For example:

●	we might not have been the first to invent or the first to file the inventions covered by each of our pending patent applications and issued patents;

●	others may be able to make, use, sell, offer to sell or import products that are similar to our products or product candidates but that are not covered by the claims of our patents; others may independently develop similar or alternative technologies or duplicate any of our technologies;

●	the proprietary rights of others may have an adverse effect on our business;

●	any proprietary rights we do obtain may not encompass commercially viable products, may not provide us with any competitive advantages or may be challenged by third parties;

●	any patents we obtain or our in-licensed issued patents may not be valid or enforceable; or

●	we may not develop additional technologies or products that are patentable or suitable to maintain as trade secrets.

If we or our current licensors or licensees, or any future licensors or licensees, fail to prosecute, maintain and enforce patent protection for our product candidates, our ability to develop and commercialize our product candidates could be harmed and we might not be able to prevent competitors from making, using and selling competing products. This failure to properly protect the intellectual property rights relating to our product candidates could harm our business, financial condition and operating results. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how.

Even where laws provide protection, costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and the outcome of such litigation would be uncertain. If we or one of our collaborators were to initiate legal proceedings against a third party to enforce a patent covering the product candidate, the defendant could assert an affirmative defense or counterclaim that our patent is not infringed, invalid and/or unenforceable. In patent litigation in the United States, defendant defenses and counterclaims alleging non-infringement, invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, anticipation or obviousness, and lack of written description, definiteness or enablement. Patents may be unenforceable if someone connected with prosecution of the patent withheld material information from the USPTO, or made a misleading statement, during prosecution. The outcomes of proceedings involving assertions of invalidity and unenforceability are unpredictable. It is possible that prior art of which we and the patent examiner were unaware during prosecution exists, which would render our patents invalid. Moreover, it is also possible that prior art may exist that we are aware of, but that we do not believe are relevant to our current or future patents, that could nevertheless be determined to render our patents invalid. If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability of our patents covering one of our product candidates, we would lose at least part, and perhaps all, of the patent protection on such product candidate. Such a loss of patent protection would harm our business. Moreover, our competitors could counterclaim in any suit to enforce our patents that we infringe their intellectual property. Furthermore, some of our competitors have substantially greater intellectual property portfolios, and resources, than we do.

Our ability to stop third parties from using our technology or making, using, selling, offering to sell or importing our products is dependent upon the extent to which we have rights under valid and enforceable patents that cover these activities. If any patent we currently or in the future may own or license is deemed not infringed, invalid or unenforceable, it could impact our commercial success. We cannot predict the breadth of claims that may be issued from any patent applications we currently or may in the future own or license from third parties.

To the extent that consultants or key employees apply technological information independently developed by them or by others to our product candidates, disputes may arise as to who has the proprietary rights to such information and product candidates, and certain of such disputes may not be resolved in our favor. Consultants and key employees that work with our confidential and proprietary technologies are required to assign all intellectual property rights in their inventions and discoveries created during the scope of their work to our company. However, these consultants or key employees may terminate their relationship with us, and we cannot preclude them indefinitely from dealing with our competitors.

If we are unable to prevent disclosure of our trade secrets or other confidential information to third parties, our competitive position may be impaired.

We also may rely on trade secrets to protect our technology, especially where we do not believe patent protection is appropriate or obtainable. Our ability to stop third parties from obtaining the information or know-how necessary to make, use, sell, offer to sell or import our products or practice our technology is dependent in part upon the extent to which we prevent disclosure of the trade secrets that cover these activities. Trade secret rights can be lost through disclosure to third parties. Although we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors, outside scientific collaborators and other advisors may unintentionally or willfully disclose our trade secrets to third parties, resulting in loss of trade secret protection. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how, which would not constitute a violation of our trade secret rights. Enforcing a claim that a third party is engaged in the unlawful use of our trade secrets is expensive, difficult and time consuming, and the outcome is unpredictable. In addition, recognition of rights in trade secrets and a willingness to enforce trade secrets differs in certain jurisdictions.

If we are sued for infringing intellectual property rights of third parties, it will be costly and time consuming, and an unfavorable outcome in that litigation could harm our business.

Our commercial success depends significantly on our ability to operate without infringing, violating or misappropriating the patents and other proprietary rights of third parties. Our own technologies we acquire or develop may infringe, violate or misappropriate the patents or other proprietary rights of third parties, or we may be subject to third-party claims of such infringement. Numerous U.S. and foreign issued patents and pending patent applications owned by third parties, exist in the fields in which we are developing our product candidates. Because some patent applications may be maintained in secrecy until the patents are issued, because publication of patent applications is often delayed, and because publications in the scientific literature often lag behind actual discoveries, we cannot be certain that we were the first to invent the technology or that others have not filed patent applications for technology covered by our pending applications. We may not be aware of patents that have already issued that a third party might assert are infringed by our product candidates. It is also possible that patents of which we are aware, but which we do not believe are relevant to our product candidates, could nevertheless be found to be infringed by our product candidates. Moreover, we may face patent infringement claims from non-practicing entities that have no relevant product revenue and against whom our own patent portfolio may thus have no deterrent effect. In the future, we may agree to indemnify our manufacturing partners against certain intellectual property claims brought by third parties.

Intellectual property litigation involves many risks and uncertainties, and there is no assurance that we will prevail in any lawsuit brought against us. Third parties making claims against us for infringement, violation or misappropriation of their intellectual property rights may seek and obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize our product candidates. Further, if a patent infringement suit were brought against us, we could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit. Defense of these claims, regardless of their merit, would cause us to incur substantial expenses and, would be a substantial diversion of resources from our business. In the event of a successful claim of any such infringement, violation or misappropriation, we may need to obtain licenses from such third parties and we and our partners may be prevented from pursuing product development or commercialization and/or may be required to pay damages. We cannot be certain that any licenses required under such patents or proprietary rights would be made available to us, or that any offer to license would be made available to us on commercially reasonable terms. If we cannot obtain such licenses, we and our collaborators may be restricted or prevented from manufacturing and selling products employing our technology. These adverse results, if they occur, could adversely affect our business, results of operations and prospects, and the value of our shares.

We may become involved in lawsuits to protect or enforce our patents or other intellectual property, which could be expensive, time consuming and unsuccessful.

The defense and prosecution of contractual or intellectual property lawsuits, USPTO interference or derivation proceedings, European Patent Office oppositions and related legal and administrative proceedings in the United States, Europe and other countries, involve complex legal and factual questions. As a result, such proceedings may be costly and time-consuming to pursue and their outcome is uncertain.

Litigation may be necessary to:

●	protect and enforce our patents and any future patents issuing on our patent applications;

●	enforce or clarify the terms of the licenses we have granted or may be granted in the future;

●	protect and enforce trade secrets, know-how and other proprietary rights that we own or have licensed, or may license in the future; or

●	determine the enforceability, scope and validity of the proprietary rights of third parties and defend against alleged patent infringement.

Competitors may infringe our intellectual property. As a result, we may be required to file infringement claims to stop third-party infringement or unauthorized use. This can be expensive, particularly for a company of our size, and time-consuming. In addition, in an infringement proceeding, a court may decide that a patent of ours is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that our patent claims do not cover its technology or that the factors necessary to grant an injunction against an infringer are not satisfied. An adverse determination of any litigation or other proceedings could put one or more of our patents at risk of being invalidated, interpreted narrowly, or amended such that they do not cover our product candidates. Moreover, such adverse determinations could put our patent applications at risk of not issuing, or issuing with limited and potentially inadequate scope to cover our product candidates or to prevent others from marketing similar products.

Interference, derivation or other proceedings brought at the USPTO, may be necessary to determine the priority or patentability of inventions with respect to our patent applications or those of our licensors or potential collaborators. Litigation or USPTO proceedings brought by us may fail or may be invoked against us by third parties. Even if we are successful, domestic or foreign litigation or USPTO or foreign patent office proceedings may result in substantial costs and distraction to our management. We may not be able, alone or with our licensors or potential collaborators, to prevent misappropriation of our proprietary rights, particularly in countries where the laws may not protect such rights as fully as in the United States.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or other proceedings, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation or other proceedings. In addition, during the course of this kind of litigation or proceedings, there could be public announcements of the results of hearings, motions or other interim proceedings or developments or public access to related documents. If investors perceive these results to be negative, the market price for our common stock could be significantly harmed.

Some of our competitors may be able to sustain the costs of patent-related disputes, including patent litigation, more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

We may not be able to enforce our intellectual property rights throughout the world.

Filing, prosecuting and defending patents on our product candidates in all countries throughout the world would be prohibitively expensive. The requirements for patentability may differ in certain countries, particularly in developing countries. Moreover, our ability to protect and enforce our intellectual property rights may be adversely affected by unforeseen changes in foreign intellectual property laws. Additionally, laws of some countries outside of the United States do not afford intellectual property protection to the same extent as the laws of the United States. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. The legal systems of some countries, particularly developing countries, do not favor the enforcement of patents and other intellectual property rights. This could make it difficult for us to stop the infringement of our patents or the misappropriation of our other intellectual property rights. For example, many foreign countries have compulsory licensing laws under which a patent owner must grant licenses to third parties. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection, if our ability to enforce our patents to stop infringing activities is inadequate. These products may compete with our products, and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Proceedings to enforce our patent rights in foreign jurisdictions, whether or not successful, could result in substantial costs and divert our efforts and resources from other aspects of our business. Furthermore, while we intend to protect our intellectual property rights in major markets for our products, we cannot ensure that we will be able to initiate or maintain similar efforts in all jurisdictions in which we may wish to market our products. Accordingly, our efforts to protect our intellectual property rights in such countries may be inadequate.

Where You Can Find Us

Our principal executive offices are located at:

Bantek, Inc.

330 Changebridge Road, Pine Brook, NJ 07058

Our telephone number at this address is: (203) 220-2296

Our website address is http://www.droneusainc.com

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology.

These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under “Risk Factors.” The following factors, among others, could cause our actual results and performance to differ materially from the results and performance projected in, or implied by, the forward-looking statements:

●	the success of our existing and new technologies;

●	our ability to successfully develop and expand our operations;

●	changes in economic conditions, including continuing effects from the recent recession;

●	damage to our reputation or lack of acceptance of our brands;

●	economic and other trends and developments, including adverse weather conditions, in those local or regional areas in which our operations are concentrated;

●	increases in our labor costs, including as a result of changes in government regulation;

●	labor shortages or increased labor costs;

●	increasing competition in the industry in general;

●	changes in attitudes or negative publicity regarding drug safety and health concerns;

●	the success of our marketing programs;

●	potential fluctuations in our quarterly operating results due to new products and other factors;

●	the effect on existing products of focusing on other products in the same markets;

●	of our management team;

●	strain on our infrastructure and resources caused by our growth;

●	the impact of federal, state or local government regulations relating to the industry;

●	the impact of litigation;

●	statements regarding our goals, intentions, plans and expectations, including the introduction of new products and markets and locations we intend to target in the future;

●	statements regarding the anticipated timing and impact of our pending acquisitions;

●	statement regarding our expectation with respect to the potential issuance of stock or shares in connection with our acquisitions or in connection with providing services to client companies.; and

●	statement with respect to having adequate liquidity.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

●	changes in the pace of legislation;

●	other regulatory developments that could limit the market for our products;

●	our ability to successfully integrate acquired entities;

●	competitive developments, including the possibility of new entrants into our primary markets;

●	the loss of key personnel; and

●	other risks discussed in this document.

All forward-looking statements in this document are based on information currently available to us as of the date of this prospectus, and we assume no obligation to update any forward-looking statements other than as required by law.

USE OF PROCEEDS

Because the offering is a best-efforts offering, we are presenting this information assuming that we sell 10%, 50% and 100% of the shares offered hereby. For purposes of this table, we used $0.0004, the per-share offering price.

	10%	50%	100%
Gross offering proceeds	$140,000	$700,000	$1,400,000
Estimated expenses of the offering	$25,000	$25,000	$25,000
Net proceeds from the offering	$115,000	$675,000	$1,375,000

We intend to use the net proceeds as follows:

Expansion of company’s administrative offices, Additional staffing in sales, marketing and support personnel, working capital and general corporate purposes.

General and administrative expenses pertain to operating expenses rather than to expenses that can be directly related to the production of any goods or services, utilities, insurance and managerial salaries which may come at a later date.

This expected use of the net proceeds from this offering and our existing cash, cash equivalents and short-term investments represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development and commercialization efforts, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We have no current agreements, commitments or understandings for any material acquisitions or licenses of any products, businesses or technologies.

Our management will have broad discretion over the uses of the net proceeds from this offering. Pending these uses, we intend to invest the net proceeds from this offering in a variety of capital preservation investments, including short-term, interest-bearing investment grade securities, money market accounts, certificates of deposit and direct or guaranteed obligations of the U.S. government.

DETERMINATION OF THE OFFERING PRICE

We currently expect the offering price to be $0.0004 per share of our common stock for the shares of stock being offered by us pursuant to this prospectus.

The offering price of the common stock has been arbitrarily determined by our board of directors and bears no relationship to any objective criterion of value. The price does not bear any relationship to the Company’s assets, book value, historical earnings or net worth. In determining the offering price, the board of directors considered such factors as the lack of recent trading prices of the common stock, the board’s perception of our future prospects, past and anticipated operating results, present financial resources and the likelihood of selling the shares of common stock offered hereby. Accordingly, the offering price should not be considered an indication of the actual value of the Company or the common stock.

As noted above you should not consider the offering price as an indication of value of Drone USA, Inc. or our common stock. You should not assume or expect that, after the offering, our shares of common stock will trade at or above the offering price in any given time period. Our stock currently does not trade at all and is not quoted on any market. The market price of our common stock may decline during or after the offering, and you may not be able to sell the underlying shares of our common stock purchased during the offering at a price equal to or greater than the offering price. You should obtain advice from your financial advisor before purchasing shares and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the offering.

DILUTION

The offering price of the Shares of Common Stock being offered for sale pursuant to this Offering is substantially higher than the book value per share of the Common Stock. Accordingly, investors purchasing the Shares pursuant to this Offering will experience an immediate and significant dilution in the book value per share of the Shares purchased. We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders. See “Risk Factors—We may require additional capital to finance our operations in the future, but that capital may not be available when it is needed and could be dilutive to existing stockholders” and “We can sell additional shares of common stock without consulting stockholders and without offering shares to existing stockholders, which would result in dilution of stockholders’ interests in Drone USA, Inc. and could depress our stock price.”

DILUTION TABLE

The price of the current offering is fixed at $0.0004 per common share. This price is significantly higher than the price paid by our Directors and Officers for common equity since the Company’s inception.

Assuming completion of the offering, there will be up to 5,243,782,646 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels based on stockholders’ deficit of $9,709,862 less the carrying value of intangibles as of December 31, 2018.

Percentage of funding	100%	75%	50%	25%
Offering price	$0.0004	$0.0004	$0.0004	$0.0004
Shares after offering	5,243,782,646	4,368,782,646	3,493,782,646	2,618,782,646
Amount of net new funding	$1,400,000	$1,050,000	$700,000	$350,000
Proceeds, net of est. offering costs	$1,375,000	1,025,000	675,000	325,000
Book value before offering (per share)	$(0.0076)	(0.0076)	(0.0076)	(0.0076)
Book value after offering (per share)	$(0.0023)	(0.0028)	(0.0036)	(0.0050)
Increase per share	$(0.0054)	(0.0048)	(0.0040)	(0.0027)
Dilution as percentage of outstanding shares	66.7%	60.1%	50.1%	33.4%

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND
ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our common stock is quoted on the OTC Pink market under the trading symbol “BANT”.

The following table sets forth the quarterly high and low sales price per share of our common stock for the periods indicated. The prices represent inter-dealer quotations, which do not include retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

CALENDAR QUARTER ENDED	HIGH	LOW

December 31, 2018	$0.0046	$0.0005
September 30, 2018	$0.04	$0.004
June 30, 2018	$0.09	$0.0043
March 31, 2018	$0.22	$0.08

December 31, 2017	$0.22	$0.14
September 30, 2017	$0.26	$0.17
June 30, 2017	$0.30	$0.18
March 31, 2017	$0.51	$0.15

Holders

As of March 25, 2019, there were 1,743,782,646 shares of common stock outstanding, which were held by approximately 308 shareholders of record.

As of the date of this Form S-1, we have no present commitments to issue shares of our capital stock to any 5% holder, director or nominee, other than pursuant to the exercise of outstanding options as more fully set forth elsewhere in this Form S-1.

Dividends

We have never paid cash dividends on any of our capital stock and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. We do not intend to pay cash dividends to holders of our common stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information regarding our equity compensation plans as of December 21, 2018. There are no equity compensation plans that have not been approved by our security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	18,505,000	$0.21	81,495,000

Issuance of Unregistered Securities

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statement Notice

Certain statements made in this Form S-1 are “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the plans and objectives of management for future operations. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of BANTEK, INC. (f/k/a DRONE USA, INC.) and Subsidiaries (“we”, “us”, “our” or the “Company”) to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. The Company’s plans and objectives are based, in part, on assumptions involving the continued expansion of business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance the forward-looking statements included in this Quarterly Report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

Overview

BANTEK, INC. (f/k/a DRONE USA, INC.) is a UAV and related services and technology company that intends to engage in the distribution, and integration of advanced low altitude UAV systems, services and products. Drone also provides product procurement, distribution, and logistics services through its wholly-owned subsidiary, Howco Distributing Co., to the United States Department of Defense and Defense Logistics Agency. The Company has operations based in Pine Brook, New Jersey and Vancouver, Washington. The Company continues to seek strategic acquisitions and partnerships with UAV firms that offer superior technologies in high-growth markets, as well as acquisitions and partnerships with firms that have complementary technologies and infrastructure.

Liquidity and Capital Resources

As of December 31, 2018, we had $1,567,411 in current assets, including $150,693 in cash, compared to $2,451,721 in current assets, including $108,446 in cash, at September 30, 2018. Current liabilities at December 31, 2018, totaled $8,078,973 compared to $14,621,838 at September 30, 2018. The decrease in current assets from September 30, 2018 to December 31, 2018 is primarily due to decreases in accounts receivable of $625,007, inventory of $225,948 and prepaid expenses of $75,601, slightly offset by an increase in cash of approximately $42,000. The decrease in current liabilities from September 30, 2018 to December 31, 2018 is primarily due to the decrease in convertible notes payable of approximately $4,945,000 primarily due to restructuring of note terms to long term, decreases in accounts payable of approximately $642,000, decrease of accrued expenses of $1,081,000, decrease in note payable of $125,000 and decrease in derivative liabilities of approximately $60,000. The decreases were slightly offset by an increase in settlements payable of approximately $333,029. While we have revenues as of this date, no significant UAV revenues are anticipated until we have implemented our full plan of operations, specifically, initiating sales campaigns for our UAV platforms. We must raise cash to implement our strategy to grow and expand per our business plan. We anticipate over the next 12 months the cost of being a reporting public company will be approximately $250,000.

If we cannot raise additional proceeds via a private placement of our equity or debt securities, or secure more loans, we would be required to cease business operations. As a result, investors would lose all of their investment. Under the terms of our credit agreement with TCA, all potential new investments must first be reviewed and approved by TCA, which may constrain our options for new fundraising.

We anticipate our short-term liquidity needs to be approximately $6 million which will be used to settle our existing current liabilities and we expect gross profits of approximately $1,500,000. To meet these needs we intend to complete equity financing and refinance or restructure certain existing liabilities. Once this is completed, and we implement our sales and marketing plan to sell UAV products, we anticipate minimal long-term liquidity needs which we expect to meet through equity financing or short-term borrowings.

Additionally, we will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. Our management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement the business plan and may impede the speed of its operations.

The following is a summary of the Company’s cash flows provided by (used in) operating, investing and financing activities:

	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017
Net Cash Used in Operating Activities	$(376,753)	$(489,002)
Net Cash Provided by Financing Activities	$419,000	$517,891
Net Increase (Decrease) in Cash	$42,247	$28,889

Results of Operations

Three months Ended December 31, 2018 and 2017

We generated sales of $3,752,458 and $4,433,060 for the three months ended December 31, 2018 and 20176, respectively, a decrease of $680,602, or 15.3%. For the three months ended December 31, 2018 and 2017, we reported cost of goods sold of $3,377,539 and $4,141,893, respectively, a decrease of $764,354, or 18.5%. The decrease in sales and cost of goods sold for the 2018 period as compared to the 2017 period is due to our efforts to increase gross margins by reducing sales of lower margin products. Gross margins improved from 6.6% during the three months ended December 31, 2017 to 9.9% in same period in 2018.

For the three months ended December 31, 2017 and 2016, we reported selling, general, and administrative expenses of $868,938 as compared to $820,762, an increase of $48,176, or 5.9%. For the three months ended December 31, 2018 and 2017, selling, general, and administrative expenses consisted of the following:

	For the Three Months ended	For the Three Months ended
	December 31, 2018	December 31, 2017
Compensation and related benefits	$375,577	$480,617
Professional fees	353,264	223,233
Other selling, general and administrative expenses	140,097	116,912
Total selling, general and administrative expenses	$868,938	$820,762

The increase in selling, general, and administrative costs for the 2018 period as compared to the 2017 period was due increase in professional fees and in other selling, general and administrative partially offset by lower compensation related costs due to a reduction in employees.

For the three months ended December 31, 2018 and 2017, amortization expense amounted to $66,249 and $66,250, respectively, and related to the amortization of intangible assets. In the 2018 period depreciation expense was $2,065.

For the three months ended December 31, 2018 and 2017, other income (expense) amounted to $503,209 and $704,728, respectively, a decrease of $201,519, or 28.6%. The decrease was attributable to a decrease in interest and financing costs of $255,024, or 34.4%, primarily due to a decrease in interest rate for the senior secured convertible note, and the lower amortization of related discounts and accretion of premiums, a decrease in derivative expense of $6,099, offset by a net increase in losses on debt extinguishment on gains on settlement of $47,418.

As a result, we reported a net loss of $1,065,542, or $0.001 per common share, and $1,300,573, or $0.03 per common share, for the three months ended December 31, 2018 and 2017, respectively.

Year Ended September 30, 2018 and 2017

We generated sales of $18,389,568 and $24,589,761 for the years ended September 30, 2018 and 2017, respectively. For the years ended September 30, 2018 and 2017, we reported cost of goods sold of $16,772,661 and $22,963,231, respectively. The decrease in sales and cost of goods sold for the 2018 period is due management’s focus on higher margin sales at Howco, this effort has increased gross margin by approximately 2%.

For the years ended September 30, 2018 and 2017, we reported selling, general, and administrative expenses of $3,403,674 as compared to $6,946,559, a decrease of $3,542,885 or 51%. For the year ended September 30, 2018, selling, general, and administrative expenses consist primarily of professional and consulting fees of approximately $582,000, payroll costs of approximately $1,688,000, other expenses of approximately $1,036,000 which include a settlement accrual of $500,000, rent of approximately $56,000, and travel related costs of approximately $26,000. For the year ended September 30, 2017, selling, general, and administrative expenses consist primarily of professional and consulting fees of approximately $2,732,000, payroll costs of approximately $3,327,000, rent of approximately $496,000, and travel related costs of approximately $82,000. For the years ended September 30, 2018 and 2017, payroll costs and professional and consulting fees included stock-based compensation and consulting fees of $137,969 and $2,037,158, respectively. The decrease in selling, general, and administrative costs for the 2018 periods is primarily due to the decrease in stock-based compensation and consulting fees.

For the years ended September 30, 2018 and 2017, depreciation and amortization expense amounted to $274,655 and $264,997, respectively, and related to the amortization of intangible assets and depreciation expense for recently acquired demonstration drones. Depreciation expense for the year ended September 30, 2018 amounted to $9,656 and represents the entire increase over 2017.

For the years ended September 30, 2018 and 2017, interest and financing costs amounted to of $3,534,083 and $2,241,857, respectively. The increase in interest and financing costs is due primarily to the financing working capital needs and amortization of related discounts and accretion of premium. During the year ended September 30, 2018 the Company incurred $151,978 net losses on debt extinguishment, derivative losses of $23,630 and other losses of $3,754 that had no comparable costs in the year ended September 30, 2017.

As a result, we reported a net loss of $5,774,867, or $0.03 per common share, and $7,826,933, or $0.18 per common share, for the years ended September 30, 2018 and 2017, respectively.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.

For the three months ended December 31, 2018, the Company has incurred a net loss of $1,065,542 and used cash in operations of $376,753. The working capital deficit, stockholders’ deficit and accumulated deficit was $6,511,561, $9,709,862 and $20,696,834, respectively, at December 31, 2018. Furthermore, on April 13, 2017 the Company received a default notice on its payment obligations under the senior secured credit facility agreement (see Note 10), defaulted on its Note Payable – Seller in September 2017, and as of December 31, 2018 has received demands for payment of past due amounts from several consultants and service providers. It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or debt. The Company has been implementing cost-cutting measures and restructuring or setting up payment plans with vendors and service providers and plans to raise equity through a private placement, and has restructured its secured obligations. The accompanying consolidated financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Critical Accounting Policies

Our consolidated financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our consolidated financial statements. In general, management’s estimates are based on historical experience, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Accounts Receivable

Trade receivables are recorded at net realizable value consisting of the carrying amount less the allowance for doubtful accounts, as needed. Factors used to establish an allowance include the credit quality of the customer and whether the balance is significant. The Company may also use the direct write-off method to account for uncollectible accounts that are not received. Using the direct write-off method, trade receivable balances are written off to bad debt expense when an account balance is deemed to be uncollectible.

Inventory

Inventory consists of finished goods, which are purchased directly from manufacturers. The Company utilizes a just in time type of inventory system where products are ordered from the vendor only when the Company has received sales order from its customers. Inventory is stated at the lower of cost and net realizable value on a first-in, first-out basis.

Goodwill and Intangible Assets

The Company’s goodwill and tradename assets are deemed to have indefinite lives and, accordingly, are not amortized, but are evaluated for impairment at least annually, but more often whenever changes in facts and circumstances occur which may indicate that the carrying value may not be recoverable. The customer list was deemed to have a life of four years and will be amortized through September 2020.

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Impairment is measured by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from use of the assets and their ultimate disposition. In instances where impairment is determined to exist, the Company writes down the asset to its fair value based on the present value of estimated future cash flows.

Revenue Recognition

Sales are recognized upon shipment of product to the customer. Provisions for returns and allowances are recorded in the period the sales occur. Payments received from customers prior to shipment of the product to them, are recorded as customer deposit liabilities.

Stock-Based Compensation

The cost of all share-based payments to employees, including grants of restricted stock and stock options, is recognized in the consolidated financial statements based on their fair values measured at the grant date, or the date of any later modification, over the requisite service period. The cost of all share-based payments to non-employees, including grants of restricted stock and stock options, is recognized in the consolidated financial statements based on their fair values at each reporting date until measurement date occurs, over the requisite service period. The Company recognizes compensation cost for unvested stock awards on a straight-line basis over the requisite vesting period.

Derivative Liabilities

The Company has certain financial instruments that are derivatives or contain embedded derivatives. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 810-10-05-4 and 815-40.  This accounting treatment requires that the carrying amount of any derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date.  In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on extinguishment.

Convertible Notes with Fixed Rate Conversion Options

We may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. We record the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the Note date with a charge to interest expense in accordance with ASC 480 - “Distinguishing Liabilities from Equity”.

Net Loss Per Share

Basic loss per share is calculated by dividing the loss attributable to stockholders by the weighted-average number of shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings (loss) of the Company. Diluted loss per share is computed by dividing the loss available to stockholders by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless such dilutive potential shares would result in anti-dilution.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our stockholders.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

LEGAL PROCEEDINGS

In connection with the merger with Texas Wyoming Drilling, Inc., a vendor has a claim for unpaid bills of approximately $75,000 against the company. The Company and its legal counsel believe the Company is not liable for the claim pursuant to its indemnification clause in the merger agreement.

In response to the Complaint we filed July 12, 2017 against a former employee in the United States District Court for the Central District of California (Case No. 2:17-cv-05124) seeking damages, the former employee filed an answer and counterclaim on July 31, 2017 seeking damages in the amount of $900,000 based on allegations of breach of the employment agreement by Bantek, Inc. as well as additional amounts based on alleged libel and a demand for punitive damages. We entered into a settlement agreement on November 27, 2018, whereby the Company will make payments totaling $600,000 beginning on December 20, 2018 and all of the Company claims have been dismissed.

A lawsuit has been filed against the Company in Supreme Court, Westchester County (Index No. 61772/2017), on August 9, 2017, in a case styled Porter , LeVay & Rose v. Drone USA, Inc . The complaint alleged two causes of action, one for goods and services furnished and one for an account stated, in the amount of $74,324.74. The plaintiff obtained a default judgment. The Company filed an Order to Show Cause to vacate the default judgment on the grounds that the service of the complaint was invalid. On February 14, 2018 the Company entered into a stipulation agreement with the investor relations firm which settled the amount due a $20,000 which was paid on February 16, 2018 and the Company recognized a gain on extinguishment of debt in the amount of $48,544.

DEFAULTS UPON SENIOR SECURITIES

None.

MINE SAFETY DISCLOSURES

Not applicable.

MANAGEMENT, DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our number of directors is established at five, divided into three classes, designated as Class I, Class II and Class III. The term of the Class I directors will expire   at the 2021 annual meeting of stockholders, the Class II directors will expire at the 2019 annual meeting of stockholders, and the term of the Class III directors will expire at the 2020 annual meeting of stockholders. A plurality of the votes of the shares of the registrant’s common stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors are required to elect the directors. The Board members have three year terms and in the absence of a vote at an annual meeting of stockholders, they continue for successive three year terms until they are replaced or resign.

The following table sets forth certain information about our executive officers, key employees and directors as of January 31, 2019.

Name	Age	Position	Class
Michael Bannon	52	President, CEO, Chairman	III
Rodrigo Kuntz Rangel	40	Chief Technology Officer, Director	I
Matthew Wiles	43	COO, General Manager – Howco, Director	I
Jeffrey L. Garon	58	CFO, Director	I

Michael Bannon is President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors, positions he has held since January 26, 2016.  Since 1994 he served as President of Abatement Industries Group, Inc., a company involved in addressing asbestos, lead, mold and PCB problems in commercial buildings.  He graduated from the University of Connecticut with a B.A. degree in 1993, received an M.B.A. degree from the University of New Haven in 1998, received an M.A. degree in Organizational Psychology in 2003 from the University of New Haven and became a Harvard Business School graduate in March 2011 when he completed Harvard Business School’s Owner President Program. We believe that Mr. Bannon is qualified to serve on our Board of Directors based upon his having successfully managed prior companies and his educational background in business.

Matthew Wiles became Chief Operating Officer and a member of the Board on August 6, 2018 and, since 2017, been the General Manager of Howco. From 2013 to 2014, Mr. Wiles was Director of Operations for Aero Kraft North in Portland, Oregon, a company involved in a specialty segment of aerospace manufacturing, for which he also served as a production manager from 2007 to 2010. From 2010 to 2013, Mr. Wiles was Route Operations Manager Sierra Springs Bottled Water (DS Waters), located in Portland, Oregon, that was a distributor of coffee and bottled water throughout the Northwest. From 2001 to 2007 Mr. Wiles was a Department Manager for Pella Windows, a vinyl window and door manufacturer for the construction industry. Mr. Wiles received his Bachelor of Business Administration degree from Warner Pacific College in Portland, Oregon.

Rodrigo Kuntz Rangel became a member of the Board on April 3, 2017 and has been our CTO since June 2016.  Dr. Rangel has served as Scientific Director of IBRV, the BRVANT Institute of Technology, a non-profit Institute since August 2013.  Since February 2009 Dr. Rangel has served and continues to serve as CEO of BRVANT Technologic Solutions, a Brazilian company that specializes in development of UAV, UGV and USV systems.  From 2002 to 2009 he was Product Development Engineer at Embraer SA, working with the development of avionics, electronic and software systems for military and civil aircraft. Dr. Rangel has specialized in aircraft manufacture engineering through his research activities with the Embraer Engineering Specialization Program. Dr. Rangel also studied computer, robotics, lasers and virtual reality systems applied to flight simulators at the Institute for Advanced Studies (IEAv) as a São Paulo State Foundation for Research Support (FAPESP) scholar.  Dr. Rangel received a B.S. degree in Computer Engineering, M.S. and PhD degrees in Computer and Electronics Engineering from the Technological Institute of Aeronautics in Sao Jose dos Campos, Brazil.

Jeffrey L. Garon has been the Chief Financial Officer and a member of our Board of Directors since January 2019. Mr. Garon also currently holds senior roles at Drones by US where his is Chief Operating Officer; from January 2019 to present. He devotes approximately half of his time to these activities. Drones by US does not compete with Drone USA or Bantek as it is a purveyor of Consumer-focused Drones and related products. He is also involved with CVA Partners where he is the Managing General Partner of this privately held California Finance Broker, Lender; from June 2010 to present, and Clear Vision Advisors, a business consulting firm where he is the Founding Principal; from September 2008 to present. Both CVA Partners and Clear Vision Advisors require virtually no time from Mr. Garon. Prior to joining Bantek, Mr. Garon held senior roles at Mota Group where he was Chief Financial Officer, from May 2018 to January 2019, Etelos (BB:ETLO) where he served as Director, President and Chief Executive Officer; from August 2007 to September 2008, Kaufman Bros. where he was the Managing Director of West Coast Banking; from September 2006 to August 2007, Tripath Technology (NASD: TRPH) where his was Vice President and Chief Financial Officer; from February 2005 to August 2006, Silicon Storage Technology (NASD: SSTI) where he served as Chief Financial Officer, Vice President, Finance and Administration and Secretary; from March 1998 to November 2003, Prior to 2003 he held senior financial positions with The Garon Financial Group, Monster Cable Products, Visual Edge, Oracle, Ashton-Tate, Teledyne Microelectronics and has advised many more. He has attended Stanford University’s Directors College, graduated from CSU Northridge with a BS in Business Administration Finance in 1983 and received an MBA, Finance, from Loyola Marymount University in 1987.

Board Composition and Election of Directors

Our   board of directors is currently authorized to have five members, and currently consists of, four members following the appointment of Jeffrey L. Garon on January 5, 2019. In accordance with the terms of our current certificate of incorporation and by-laws, the term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified.

Director Independence

There are no family relationships among any of our directors or executive officers.

Board Committees

Our board of directors does not have a separate, standing audit committee or a nominating or governance committee. The full board of directors performs the function of an audit and other committees. We believe that Jeffrey L. Garon qualifies as an “audit committee financial expert” as that term is defined under Item 407(d)(5) of Regulation S-K.

There are no family relationships among any of our directors, executive officers, or advisors.

Nominating Procedures

During the fiscal year ended September 30, 2018, there were not any material changes to the procedures by which security holders may recommend nominees to the Company’s Board of Directors.

Directors’ Fees

No compensation has been paid to any individual for services rendered as a director.

Compliance with Section 16(a) of the Securities Exchange Act

Not Applicable

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Compensation Philosophy

This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers and what we believe are the most important factors relevant to an analysis of these policies and decisions. This section also describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers as of December 28, 2018. Our “named executive officers” for fiscal year 2019 are Michael Bannon, Matthew Wiles, Dr. Rodrigo Kuntz Rangel and Jeffrey L. Garon. The compensation of each of our other current executive officers is based on individual terms approved by our board of directors. Our board of directors is in the process of developing and implementing the executive compensation program that will be in place following filing of this Form S-1. This section highlights key aspects of this program that we expect to implement in 2019.

We commenced operations on July 20, 2015. Rodrigo Kuntz Rangel, our Chief Technology Officer appointed in 2016, does not currently receive, and has not historically received, any monetary compensation from us for his service. However, we may in the future determine to compensate him for his service as chief technology officer.

On October 1, 2016, the Company entered into an employment agreement with the company’s President and CEO, Michael Bannon, that provides for annual base compensation of $370,000 for a period of three years, which can, at the Company’s election, be paid in cash or shares of our common stock or deferred if insufficient cash is available, and provides for other benefits, including a discretionary bonus and equity, a provision for the equivalent of 12 months’ base salary, and an additional one-time severance payment of $2,500,000 upon termination under certain circumstances, as defined in his employment agreement.

On March 28, 2017, we entered into an at-will employment agreement with Matthew Wiles as General Manager of Howco. Under the terms of employment agreement, Mr. Wiles’ compensation is $140,000 per annum and he also will be eligible for a bonus of 10% of Howco’s gross profits over $1.25 million to be paid in cash after the annual financial statements have been completed and, if applicable, audited for filing with the SEC. Mr. Wiles will also receive options to acquire 250,000 shares of Drone USA’s common stock vesting over five years in equal amounts on the anniversary date of his Employment Agreement.

On January 5, 2019, the Company entered into an at-will employment agreement with Jeffrey L. Garon as Chief Financial Officer of the Company. Under the terms of the employment agreement, Mr. Garon’s regular compensation is $90,000 per annum. The Company is developing an incentive compensation package that will be presented at a later date.

Our compensation committee will oversee these compensation policies and, together with our board of directors, will periodically evaluate the need for revisions to ensure our compensation program is competitive with the companies with which we compete for executive talent.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of the board of directors    in designing our executive compensation program are to:

●	attract, retain and motivate experienced and talented executives;

●	ensure executive compensation is aligned with our corporate strategies, research and development programs and business goals;

●	recognize the individual contributions of executives while fostering a shared commitment among executives by aligning their individual goals with our corporate goals;

●	promote the achievement of key strategic, development and operational performance measures by linking compensation to the achievement of measurable corporate and individual performance goals; and

●	align the interests of our executives with our stockholders by rewarding performance that leads to the creation of stockholder value.

Each of our named executive officers was hired by us before our board of directors established a formal executive compensation program. To achieve these objectives in the future, we expect that our board of directors and compensation committee   will evaluate our executive compensation program with the goal of setting and maintaining compensation at levels that are justifiable based on each executive’s level of experience, performance and responsibility and that the board believes are competitive with those of other companies in our industry and our region that compete with us for executive talent. In addition, we expect that our executive compensation program will tie a substantial portion of each executive’s overall compensation to key strategic, financial and operational goals. We have provided, and expect to continue to provide, a portion of our executive compensation in the form of stock options and restricted stock that vest over time, which we believe helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer term success of the Company as reflected in stock price appreciation.

Use of Compensation Consultants and Market Benchmarking

For purposes of determining total compensation and the primary components of compensation for our executive officers in 2018, we did not retain the services of a compensation consultant or use survey information or compensation data to engage in benchmarking. In the future, we expect that our compensation committee   will consider publicly available compensation data for national and regional companies in the drone industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. Even if we retain the services of an independent compensation consultant to provide additional comparative data on executive compensation practices in our industry and to advise on our executive compensation program generally, our board of directors and future    compensation committee will ultimately make their own decisions about these matters.

Beginning with fiscal year 2019, we expect that our annual cash bonus program will be based upon the achievement of specified annual corporate and individual goals that will be established in advance by our board of directors or compensation committee. We expect that our annual cash bonus program will emphasize pay-for-performance and will be intended to closely align executive compensation with achievement of specified operating results as the amount will be calculated on the basis of percentage of corporate goals achieved. The performance goals established by our compensation committee for the 2019 fiscal year will be based on the business strategy of the company and the objective of building stockholder value. We expect that there will be three steps to determine if and the extent to which an annual cash bonus is payable to a named executive officer. First, at the beginning of the next fiscal year, our compensation committee will determine the target annual cash incentive award for the named executive officer based on a percentage of the officer’s annual base salary for that year. Second, the compensation committee will establish the specific performance goals, including both corporate and individual objectives that must be met for the officer to receive the award. Third, shortly after the end of our current fiscal year, the compensation committee will determine the extent to which these performance goals were met and the amount of the award. We expect that, beginning in fiscal 2019, our compensation committee will work with our chief executive officer to develop corporate and individual goals that they believe can be reasonably achieved with hard work over the course of the year and will target total cash compensation, consisting of base salaries and target annual cash bonuses.

Stock-Based Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. While we do not have any equity ownership guidelines for our executives, we believe that equity grants provide our executives with a strong link to our long-term performance create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity awards contributes to executive retention by providing an incentive for our executives to remain in our employ during the vesting period. Currently, our executives are eligible to participate in our 2016 stock incentive plan, which we refer to as the 2016 Plan, and all equity awards granted in 2018 and 2017 were pursuant to the 2016 Plan. Under our 2016 Plan, executives are eligible to receive grants of stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights and other stock-based equity awards at the discretion of our board of directors.

Our employee equity awards have typically been in the form of stock options. Because our executives profit from stock options only if our stock price increases relative to the stock option’s exercise price, we believe stock options provide meaningful incentives for our executives to achieve increases in the value of our stock over time. While we currently expect to continue to use stock options as the primary form of equity awards that we grant, we may in the future use alternative forms of equity awards, such as restricted stock and restricted stock units. To date, we have generally used equity awards to compensate our executive officers in the form of initial grants in connection with the commencement of employment. In the future, we also generally plan to grant equity awards on an annual basis to our executive officers. We may also make additional discretionary grants, typically in connection with the promotion of an employee, to reward an employee, for retention purposes or in other circumstances recommended by management.

In general, the equity awards that we have granted to our executives vest in equal annual amounts over a period of two to five years. Vesting ceases upon termination of employment and exercise rights ceases immediately upon termination for cause or 12 months if termination is not for cause. Prior to the exercise of a stock option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights or the right to receive dividends or dividend equivalents.

We have granted, and going forward expect to grant, stock options with exercise prices that are set at no less than the fair value of shares of our common stock on the date of grant as determined by our board of directors.

Benefits and Other Compensation

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. We expect to maintain broad-based benefits that are provided to all employees, including health and dental insurance, and 401(k) and profit sharing plans for our Howco employees. All of our executives will be eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees.

In certain circumstances, we may award cash signing bonuses or may reimburse relocation expenses when executives first join us. Whether a signing bonus is paid or relocation expenses are reimbursed, and the amount of either such benefit, is determined by our board of directors on a case-by-case basis based on the specific hiring circumstances and the recommendation of our chief executive officer.

Severance and Change in Control Benefits

Pursuant to agreements we have entered into with certain of our executives, these executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of our company. Please refer to “—Employment Agreements” for a more detailed discussion of these benefits.

We believe providing these benefits help us compete for executive talent. Based on the substantial business experience of the members of our board of directors, we believe that our severance and change in control benefits are generally in line with severance packages offered to executives by companies at comparable stages of development in our industry and related industries.

Risk Considerations in Our Compensation Program

Our board of directors is evaluating the philosophy and standards on which our compensation plans will be implemented across our company. It is our belief that our compensation programs do not, and in the future will not, encourage inappropriate actions or risk taking by our executive officers. We do not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on our company. In addition, we do not believe that the mix and design of the components of our executive compensation program will encourage management to assume excessive risks. We believe that our current business process and planning cycle fosters the behaviors and controls that would mitigate the potential for adverse risk caused by the action of our executives. We believe that the following aspects of our executive compensation program that we plan to implement will mitigate the potential for adverse risk caused by the action of our executives:

●	annual establishment of corporate and individual objectives for our performance-based cash bonus programs for our executive officers, which we expect to be consistent with our annual operating and strategic plans, designed to achieve the proper risk/reward balance and not require excessive risk taking to achieve;

●	the mix between fixed and variable, annual and long-term and cash and equity compensation, which we expect to be designed to encourage strategies and actions that balance the company’s short-term and long-term best interests; and

●	equity incentive awards that vest over a period of time, which we believe will encourage executives to take a long-term view of our business.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction for compensation in excess of $1,000,000 per person paid to a publicly traded company’s chief executive officer and three other most highly paid officers, other than the chief financial officer. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We will periodically review the potential consequences of Section 162(m), however, the board of directors may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent and are in the best interests of our stockholders.

We account for equity compensation paid to our employees in accordance with Financial Accounting Standards Board, or FASB, Accounting Standard Codification Topic 718, Compensation—Stock Compensation, or ASC 718, which requires us to measure and recognize compensation expense in our consolidated financial statements for all share-based payments based on an estimate of their fair value over the service period of the award. We record cash compensation as an expense at the time the obligation is accrued.

Summary Compensation Table

The following table sets forth the total compensation awarded to, earned by or paid to our named executive officers during the fiscal years ended September 30, 2018 and 2017.

SUMMARY COMPENSATION TABLE

Name and Principal Occupation	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (1)	Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
M. Bannon	2018	$370,000	$0	$0	0	$0	$0	$0	$370,000
M. Bannon	2017	$370,000	$0	$0	0	$0	$0	$0	$370,000
D. Antonelos (2)	2017	$199,088	$0	$0	1,133,000	$0	$0	$0	$1,332,088
P.Ferro (3)	2017	$333,188	$0	$0	0	$0	$0	$0	$333,188
R. Kuntz Rangel	2018	$0	$0	$0	0	$0	$0	$0	$0
R. Kuntz Rangel (4)	2017	$0	$0	$0	402,150	$0	$0	$0	$402,150
M.Wiles (5)	2018	$140,000	$17,367	$0	0	$0	$0	$0	$157,367

(1)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during the year computed in accordance with the provisions of ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions (which in our case were none). For the years ended September 30, 2017 and 2016 the assumptions that we used to calculate these amounts are discussed in Note 12 to our consolidated financial statements appearing at the end of this Form 10-K.

(2)	Dennis Antonelos resigned as our CFO on July 10, 2017.

(3)	Paulo Ferro was terminated as our Chief Strategy Officer on July 7, 2017.

(4)	Rodrigo Kuntz Rangel did not receive any compensation from us for his service as our Chief Technology Officer in 2016. We issued to Rodrigo Kuntz Rangel an option to acquire 2,000,000 shares of our common stock in July 2016. 1,000,000 shares vested on July 1, 2017 and 1,000,000 shares vest on July 1, 2018.

(5)	Matthew Wiles served as General Manager of Howco during fiscal year 2017 and was appointed Chief Operating Officer as a member of the Board of Directors of Bantek, Inc. on August 6, 2018.

Grants of Plan-Based Awards in 2018 and 2017

No Options were granted in 2018. The Options awarded to Dennis Antonelos on March 3, 2017 were forfeited in accordance with the terms of the award and the plan on July 11, 2018.

The following table sets forth information regarding grants of plan-based awards to our named executive officers during the fiscal years ended September 30, 2018 and 2017.

Name	Grant Date	All other stock awards: number of shares of stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)(1)(2)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Dennis Antonelos (4)	3/3/17		10,000,000	$0.20	$1,133,000
Dr. Rodrigo Kuntz Rangel	3/30/17		2,100,000	$0.22	$402,150
Matthew Wiles	3/28/17		250,000	$0.24	52,225
Matthew Wiles	8/24/17		1,000,000	$0.21	197,118
Matthew Wiles	7/16/18	2,000,000		$0.00747	14,940

(1)	Option awards vested on the date of issuance except for Dr. Rangel that vests as set forth in the above Summary Compensation Table.

(2)	Option awards have been granted with exercise prices equal to the fair value of our common stock on the date of grant. For a discussion of our methodology for determining the fair value of our common stock, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Significant Estimates.”

(3)	The amounts in the “Grant Date Fair Value of Stock and Option Awards” column reflect the grant date fair value of stock and option awards granted in 2017 calculated in accordance with ASC 718.

(4)	Dennis Antonelos resigned as our CFO on July 10, 2017, Mr. Antonelos’ options were forfeited July 11, 2018.

Outstanding Equity Awards at December 31, 2018

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2018.

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price		Option Expiration		Number of shares that have not vested	Market value of shares that have not vested
Name	Exercisable	Exercisable	($/Sh)		Date		(#)	($)
Rodrigo Kuntz Rangel	2,420,000	1,680,000	$0. 201	(1)	7/1/26	(2)
Matthew Wiles	250,000	1,000,000	0.215	(1)	3/28/27	(3)

(1)	Weighted average exercise price
(2)	One stock option grant for 2,000,000 shares expires 7/1/26 and the grants for 420,000 expire 3/30/27.
(3)	One stock option grant for 250,000 shares expires 3/28/27; the other stock option grant for 1,000,000 shares expires 8/24/27.

Employment Agreements

On October 1, 2016, we entered into a three-year employment agreement with Michael Bannon as President and CEO of Drone USA. Under the terms of the employment agreement, Mr. Bannon’s compensation is $370,000 per annum which can at the Company’s election be paid in cash or our common stock or deferred if insufficient cash is available. He is entitled to a bonus based on a compensation plan to be agreed to between him and our Board. If the employment agreement is terminated by Drone USA for Cause (as defined in the employment agreement), or if Mr. Bannon resigns without Good Reason (as defined therein), Mr. Bannon shall only receive his compensation earned through the termination date. If the employment agreement is terminated by Drone USA without Cause or if Mr. Bannon terminates his employment for Good Reason, or upon a Change in Control (as defined), Mr. Bannon shall also be entitled to a one-time severance payment of $2,500,000, the greater of (i) 12 months’ salary or (ii) the remainder of his salary for the term of the employment agreement, acceleration of all non-vested equity in the Company to vest on the date of termination and payment by Drone USA for all healthcare and life insurance coverage through the end of the term of his Employment Agreement.

 On March 28, 2017, we entered into an at-will employment agreement with Matthew Wiles as General Manager of Howco. Under the terms of employment agreement, Mr. Wiles’ compensation is $140,000 per annum and he also will be eligible for a bonus of 10% of Howco’s gross profits over $1.25 million to be paid in cash after the annual financial statements have been completed and, if applicable, audited for filing with the SEC. Mr. Wiles will also receive options to acquire 250,000 shares of Drone USA’s common stock vesting over five years in equal amounts on the anniversary date of his Employment Agreement.

On January 5, 2019, the Company entered into an at-will employment agreement with Jeffrey L. Garon as Chief Financial Officer of the Company. Under the terms of the employment agreement, Mr. Garon’s regular compensation is $90,000 per annum. The Company is developing an incentive compensation package that will be presented at a later date. On March 13, 2019, the Company issued 200,000 common shares to Mr. Garon.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Defined Contribution Plan

In August 2016, Bantek, Inc. established a qualified 401(k) defined contribution plan with a discretionary employer match provision. All employees who are at least twenty-one years of age are eligible to participate in the plan. The plan allows participants to defer up to 90% of their annual compensation, up to statutory limits. There was no employer contribution for the year ended September 30, 2018, and $9,230 was due but not paid by the Company for the year ended September 30, 2017.

Howco is the sponsor of a qualified 401(k) plan with a safe harbor provision. All employees are eligible to enter the plan within one year of the commencement of employment.

On April 13, 2018, Howco Distributing announced to its employees a Company-wide profit sharing program. In fiscal year 2018, Howco Distributing, will redistribute the total of ten-percent of the Company’s adjusted net income (adjusted for amortization charges). The employee profit is equal to their annual salary divided by the Company’s total annual payroll and multiplied by 10% of adjusted net income for the fiscal year. During 2018 the employees earned approximately $21,000 under this plan.

Stock Option and Other Employee Benefit Plans

The purpose of the 2016 Plan is to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate persons who are expected to make important contributions and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of our stockholders.

2016 Stock Incentive Plan

History. On June 7, 2016, the Board of Directors approved and on June 8, 2016, the stockholders approved the 2016 Stock Incentive Plan (the “2016 Plan”) under which employees, officers, directors and consultants are eligible to receive grants of stock options, stock appreciation rights (“SAR”), restricted or unrestricted stock awards, restricted stock units, performance awards, other stock-based awards, or any combination of the foregoing. The Plan authorizes up to 100,000,000 shares of our common stock for stock-based awards.

Administration. The 2016 Plan is administered by the Board of Directors or the committee or committees as may be appointed by the Board of Directors from time to time (the “Administrator”). The Administrator determines the persons who are to receive awards, the types of awards to be granted, the number of shares subject to each such award and the terms and conditions of such awards. The Administrator also has the authority to interpret the provisions of the 2016 Plan and of any awards granted there under and to modify awards granted under the 2016 Plan. The Administrator may not, however, reduce the price of options or stock appreciation rights issued under the 2016 Plan without prior approval of the Company’s shareholders.

Eligibility. The 2016 Plan provides that awards may be granted to employees, officers, directors and consultants of Drone USA or of any parent, subsidiary or other affiliate of the Company as the Administrator may determine. A person may be granted more than one award under the 2016 Plan.

Shares that are subject to issuance upon exercise of an option under the 2016 Plan but cease to be subject to such option for any reason (other than exercise of such option), and shares that are subject to an award granted under the 2016 Plan but are forfeited or repurchased by the Company at the original issue price, or that are subject to an award that terminates without shares being issued, will again be available for grant and issuance under the 2016 Plan.

Terms of Options and Stock Appreciation Rights. The Administrator determines many of the terms and conditions of each option and SAR granted under the 2016 Plan, including whether the option is to be an incentive stock option or a non-qualified stock option, whether the SAR is a related SAR or a freestanding SAR, the number of shares subject to each option or SAR, and the exercise price of the option and the periods during which the option or SAR may be exercised. Each option and SAR is evidenced by a grant agreement in such form as the Administrator approves and is subject to the following conditions (as described in further detail in the 2016 Plan):

(a) Vesting and Exercisability: Options, restricted shares and SARs become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the Administrator in its discretion and as set forth in the related grant agreement. The term of each option is also set by the Administrator. However, a related SAR will be exercisable at the time or times, and only to the extent, that the option is exercisable and will not be transferable except to the extent that the option is transferable. A freestanding SAR will be exercisable as determined by the Administrator but in no event after 10 years from the date of grant.

(b) Exercise Price: Each grant agreement states the related option exercise price, which, in the case of SARs, may not be less than 100% of the fair market value of the Company’s shares of common stock on the date of the grant. The exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of shares of the Company’s common stock on the date of grant.

(c) Method of Exercise: The option exercise price is typically payable in cash, common stock or a combination of cash of common stock, as determined by the Administrator, but may also be payable, at the discretion of the Administrator, in a number of other forms of consideration.

(d) Recapitalization; Change of Control: The number of shares subject to any award, and the number of shares issuable under the 2016 Plan, are subject to proportionate adjustment in the event of a stock dividend, spin-off, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like. Except as otherwise provided in any written agreement between the participant and the Company in effect when a change in control occurs, in the event an acquiring company does not assume plan awards (i) all outstanding options and SARs shall become fully vested and exercisable; (ii) for performance-based awards, all performance goals or performance criteria shall be deemed achieved at target levels and all other terms and conditions met, with award payout prorated for the portion of the performance period completed as of the change in control and payment to occur within 45 days of the change in control; (iii) all restrictions and conditional applicable to any restricted stock award shall lapse; (iv) all restrictions and conditions applicable to any restricted stock units shall lapse and payment shall be made within 45 days of the change in control; and (v) all other awards shall be delivered or paid within 45 days of the change in control.

(e) Other Provisions: The option grant and exercise agreements authorized under the 2016 Plan, which may be different for each option, may contain such other provisions as the Administrator deems advisable, including without limitation, (i) restrictions upon the exercise of the option and (ii) a right of repurchase in favor of the Company to repurchase unvested shares held by an optionee upon termination of the optionee’s employment at the original purchase price.

Amendment and Termination of the 2016 Plan. The Administrator, to the extent permitted by law, and with respect to any shares at the time not subject to awards, may suspend or discontinue the 2016 Plan or amend the 2016 Plan in any respect; provided that the Administrator may not, without approval of the stockholders, amend the 2016 Plan in a manner that requires stockholder approval.

2018 Director Compensation

We currently do not have a formal non-employee director compensation policy. However, we do reimburse our non-employee directors for their reasonable expenses incurred in connection with attending our board of directors and committee meetings, and we may in the future grant stock options and pay cash compensation to some or all of our non-employee directors. Other than reimbursement of out-of-pocket expenses as described above, we did not provide any cash or equity compensation to our non-employee directors during the year ended September 30, 2018.

Limitation of Liability and Indemnification

Our certificate of incorporation provides that we are authorized to provide indemnification and advancement of expenses to our directors, officers and other agents to the fullest extent permitted by Delaware General Corporation Law.

In addition, our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

●	any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

 Our certificate of incorporation also provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

 We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more officers serving as a member of our board of directors.

Change of Control

Not applicable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of December 31, 2018, certain information concerning the beneficial ownership of our capital stock, including our common stock, and stock options as converted into common stock basis, by:

●	each stockholder known by us to own beneficially 5% or more of any class of our outstanding stock;

●	each director;

●	each named executive officer;

●	all of our executive officers and directors as a group; and

●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of any class of our outstanding stock.

The column entitled “Percentage of Class” is based on 1,046,868,825 shares of common stock outstanding as of December 31, 2018. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of December 31, 2018 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, we believe the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable.

Michael Bannon has voting control through his ownership of 250 shares of Series A preferred stock. Each share of Series A preferred stock entitles the holder to vote on all matters submitted to a vote of our shareholders with each shareholder casting a vote equal to the quotient of the sum of all outstanding shares of common stock divided by 0.99, which based on, 1,046,868,825   shares issued and outstanding equates to voting rights equal to 1,057,443,257 shares of common stock.

Name and Address [1]	Amount and Nature of Beneficial Ownership	Percentage of Class
Michael Bannon (2)	37,671,591	3.61%
David Y. Williams (3)	550,000	0.05%
Dr. Rodrigo Kuntz Rangel (3)	2,420,000	0.04%
TCA (4)	8,914,912,897	852%
Matthew Wiles (5)	2,250,000	0.29%
Crown Bridge Partners, LLC (6)	136,083,627	12.9%
All Officers and Directors as a Group	42,891,591	4.1%

(1)	Unless otherwise indicated, the address of such individual is c/o the Company.

(2)	Michael Bannon has voting control through his ownership of 250 shares of Series A preferred stock voting on an as-converted basis. This chart reflects only the issued and outstanding shares of our common stock.

(3)	Represents shares issuable upon the exercise of stock options to purchase shares of our common stock that are exercisable within 60 days of December 31, 2018.

(4)	Based upon the right of TCA to convert the unpaid principal and interest owed under the convertible note issued by the Company to TCA. TCA is limited partnership organized under the laws of the Cayman Islands and has its principal office at 19950 West Country Club Drive, 1st Floor, Aventura, Florida 33180. It should be noted that TCA’s loan documentation limits ownership to 4.99% or 52,102,911 of the outstanding common shares and TCA has not indicated that it intends to convert its note.

(5)	Matthew Wiles is the COO and a member of the Board of Directors since August 6, 2018. He was awarded 2,000,000 common shares and he has received an option to acquire 1,250,000 shares of our common stock at an average exercise price of $0.21 per share, of which 250,000 are exercisable within 60 days of December 31, 2018.

(6)	Crown Bridge Partners, LLC holds 136,083,627 warrants which can be exercised for the same number of common shares. Crown Bridge Partners, LLC, has offices at 1173a 2nd Avenue, Suite 126, New York, NY, 10065.

The number of authorized shares is currently 6,000,000,000 as of February 25, 2019, when the Company filed an Amendment with the state of Delaware to increase the authorized shares of common stock from 1,500,000,000 to 6,000,000,000, following the filing of a Schedule Pre 14C on February 4, 2019 and a Schedule Def 14C on February 25, 2019.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Person Transactions

Since entering into the Equity Exchange Agreement in January 2016, we have engaged in the following transactions with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediately family members of our directors, executive officers and holders of more than 5% of our voting securities, and our co-founders. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

The Company has an $840,000 convertible note payable (“Note 1”) to a related party entity controlled by the Company’s CEO. Note 1 bears interest at an annual rate of 7% with an original maturity date of June 11, 2017 which has been extended to June 11, 2022, at which time all unpaid principal and interest is due. The holder of Note 1 has the option to convert the outstanding principal and accrued interest, in whole or in part, into shares of common stock at a conversion price equal to the volume weighted average price per share of common stock for the 30-day period prior to conversion. As of September 30, 2018 and 2017, Note 1 has not been converted and the balance of the note was $688,444 and $688,444, and accrued interest was $125,968 and $77,776, respectively. This note is considered a stock settled debt in accordance with ASC 480 and the fixed monetary amount is equal to the principal amount based on the conversion formula.

The Company has a convertible note payable (“Note 2”) with the Company’s CEO. Note 2 bears interest at an annual rate of 7% with a maturity date of December 31, 2017, at which time all unpaid principal and interest was due. On December 15, 2017 the due date was extended to July 2, 2018 and then on July, 2018, the due date was extended to June 30, 2019. The holder of Note 2 has the option to convert the outstanding principal and accrued interest, in whole or in part, into shares of common stock at a conversion price equal to the volume weighted average price per share of common stock for the 30-day period prior to conversion. During the year ended September 30, 2018, the Company borrowed $670 and repaid $95,000 on this note. As of September 30, 2018 and 2017, Note 2 has not been converted, however a portion of the balance was paid down with cash, the balance was $27,670 and $122,000, and accrued interest was $11,350 and $10,707, respectively. This note is considered a stock settled debt in accordance with ASC 480 and the fixed monetary amount is equal to the principal amount based on the conversion formula.

On December 20, 2018, the Company issued a promissory note to the CEO for $400,000. The note bears interest at 12% per annum, matures in 5 years on December 20, 2023 and requires monthly payment of interest and principal of $5,000 with a balloon payment at maturity.

On January 19, 2019, the Company issued a promissory note to the CEO for $200,000. The note bears interest at 12% per annum, matures on September 23, 2021.

Director Independence

We are not subject to any independence standards of a national securities exchange or national securities association dealer quotation system.  Our Board of Directors has determined that to be considered independent, an outside director may not have a direct or indirect material relationship with the company.  A material relationship is one which impairs or inhibits/ or has the potential to impair or inhibit a director’s exercise of critical and disinterested judgment on behalf of the company and its stockholders.  To determine whether a material relationship exists, the Board consults with the company’s counsel. This ensures that the Board’s determinations are consistent with:

1.	All relevant securities and other laws; and

2.	Recent relevant cases and regulations regarding the definition of (independent director/business judgment) including those set forth in the listing standards of the New York Stock Exchange as in effect from time to time.

Based on the foregoing criteria, the Board of Directors has determined that there are no current members of the Board of Directors that are independent.

PLAN OF DISTRIBUTION

Plan of Distribution for Bantek, Inc.’s Public Offering of 3,500,000,000 Shares of Common Stock

This is a self-underwritten (“best-efforts”) offering. This prospectus is part of a registration statement that permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Presently, we expect that our officers and directors will personally contact existing shareholders, friends, family members and business acquaintances and inform them about the offering. In addition, we may market the offering to institutional investors through our officers and directors. We may also offer our shares of common stock through brokers, dealers or agents, although we have no current plans or arrangements to do so. The company has been contacted by multiple financial institutions, as well as fielded interest from existing shareholders that give the Company assurance as to the marketability of its shares to these identified parties. This offering will terminate on the date which is 180 days from the effective date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed or upon the vote of our board of directors.

In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set forth in Rule 3a4-1 under the Exchange Act. The officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer. In that regard, we confirm that:

a.	None of our officers or directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act;

b.	None of our officers or directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in the common stock;

c.	None of our officers or directors is or will be, at the time of his participation in the offering, an associated person of a broker-dealer; and

d.	Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that each (A) primarily perform substantial duties for or on our behalf, other than in connection with transactions in securities, and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding 12 months, and (C) has not participated in selling and offering securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

None of our officers or directors, control persons or affiliates intend to purchase any shares in this offering.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by our Articles of Incorporation and Bylaws, and by the applicable provisions of Delaware law.

Our authorized capital stock consists of 6,000,000,000 shares of common stock, $0.0001 par value per share, of which 1,743,782,646 shares are issued and outstanding as of the date hereof.

Common Stock

The Board of Directors is authorized to issue, without stockholder approval, any authorized but unissued shares of our common stock. Each share of our common stock is entitled to share pro rata in dividends and distributions with respect to our common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has any preemptive right to subscribe for any of our securities. Upon our dissolution, liquidation or winding up, the assets will be divided pro rata on a share-for-share basis among holders of the shares of common stock. All shares of common stock outstanding are fully paid and non-assessable. Action Stock Transfer currently serves as transfer agent for the Common Stock.

Voting Rights

Holders of common stock are entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and, except as otherwise required by law. The holders of shares of our common stock do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Liquidation Rights

Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up.

Absence of Other Rights

Holders of common stock have no preferential, preemptive, conversion or exchange rights.

Preferred Stock

The Company currently has 5,000,000 shares of Preferred Stock authorized, of which 250 shares of Series A Preferred Stock are issued to Michael Bannon, the Company’s CEO.

EXPERTS

The audited financial statements of, Bantek, Inc. for the years ended September 30, 2018 and 2017 included in this registration statement have been so included in reliance upon the report of Salberg & Company, PA, an independent registered public accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Matheau J. W. Stout, Esq., Baltimore, Maryland, will issue to Bantek, Inc. its opinion regarding the legality of the common stock being offered hereby. Matheau J. W. Stout, Esq. has consented to the references in this prospectus to its opinion.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, we refer you to the registration statement and the accompanying exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

A copy of the registration statement and the accompanying exhibits and any other document we file may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and copies of all or any part of the registration statement may be obtained from this office upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the public reference facilities in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are available to the public from the SEC’s website at www.sec.gov.

Upon effectiveness of the registration statement of which this prospectus is a part, we will be subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we will file periodic information and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.thedispensingsolution.com. You may access our reports and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2018	2018
	(Unaudited)

ASSETS
Current Assets
Cash	$150,693	$108,446
Accounts receivable	990,575	1,615,582
Inventory, net of reserves	307,158	533,106
Prepaid expenses and other current assets	118,986	194,587

Total Current Assets	1,567,412	2,451,721

Property and equipment, net	13,531	15,597

Long-term Assets
Goodwill	2,410,335	2,410,335
Tradename	760,000	760,000
Customer list, net	449,036	515,285

Total Long-term Assets	3,619,371	3,685,620

Total Assets	$5,200,314	$6,152,938

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$3,471,626	$4,113,812
Accrued expenses	965,584	2,046,149
Convertible notes payable - net of discounts and premium	2,003,359	6,943,741
Note payable - seller	900,000	900,000
Convertible note payable - related party officer	-	27,670
Note payable	-	125,000
Line of credit - bank	45,915	45,915
Settlements payable	494,284	161,255
Derivative liability	198,205	258,296

Total Current Liabilities	8,078,973	14,621,838

Long-term Liabilities:
Convertible note payable, net of current portion	5,696,089	-
Convertible note payable – related party affiliate	688,444	688,444
Convertible note payable - related party officer	46,670	-
Note payable – related party officer	400,000	-

Total Long-term Liabilities	6,831,203	688,444

Total Liabilities	14,910,176	15,310,282

Commitments and Contingencies (Note 15)

Stockholders’ Deficit:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized, Series A preferred stock - no par value, 250 shares designated, issued and outstanding	-	-
Common stock - $0.0001 par value, 1,500,000,000 shares authorized, 1046,868,825 and 767,160,077 shares issued at December 31, 2018 and September 30, 2018, respectively.	104,686	76,716
Additional paid-in capital	10,882,286	10,397,232
Accumulated deficit	(20,696,834)	(19,631,292)

Total Stockholders’ Deficit	(9,709,862)	(9,157,344)

Total Liabilities and Stockholders’ Deficit	$5,200,314	$6,152,938

See accompanying notes to unaudited condensed consolidated financial statements

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended
	December 31,
	2018	2017

Sales	$3,752,458	$4,433,060

Cost of Goods Sold	3,377,539	$4,141,893

Gross Profit	374,919	291,167

Operating Expenses:
Selling, general, and administrative expenses	868,938	820,762
Amortization and depreciation	68,314	66,250

Total Operating Expenses	937,252	887,012

Loss from Operations	(562,333)	(595,845)

Other Income (Expenses):
Derivative liability expense	(24,112)	(18,013)
Loss on debt extinguishment	(14,057)
Gain on settlement	-	33,361
Other income	12
Interest and financing costs	(465,052)	(720,076)

Total Other Expenses	(503,209)	(704,728)

Net Loss before Provision for Income Tax	(1,065,542)	(1,300,573)

Provision for Income Tax	-	-

Net Loss	$(1,065,542)	$(1,300,573)

Basic and Diluted Loss Per Share	(0.001)	(0.03)

Weighted Average Number of Common Shares Outstanding:
Basic and diluted	945,641,186	43,121,105

See accompanying notes to unaudited condensed consolidated financial statements

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE MONTHS ENDED DECEMBER 31, 2018 AND 2017

(UNAUDITED)

For the Three Months ended December 31, 2018

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, September 30, 2018	250	-	767,160,077	$76,716	$10,397,232	$(19,631,292)	$(9,157,344)
Share-based compensation	-	-	-	-	66,823	-	68,823
Shares issued for warrant exercise	-	-	35,420,168	3,542	64,690	-	68,232
Shares issued for conversion of notes	-	-	244,288,580	24,428	277,603		302,031
Reclassification to APIC for 3(a)(10) debt settlement	-	-	-	-	75,938		75,938
Net loss for the three months ended December 31, 2018	-	-	-	-	-	(1,065,542)	(1,065,542)
Balance, December 31, 2018 (Unaudited)	250	$-	1,046,868,825	$104,686	$10,882,286	$(20,696,834)	$(9,709,862)

For the Three Months ended December 31, 2017

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, September 30, 2017	250	-	43,104,692	$4,311	$7,442,028	$(13,856,425)	$(6,410,086)
Share-based compensation	-	-	-	-	189,267	-	189,267
Warrant issued for debt issuance costs	-	-	-	-	12,508	-	12,508
Shares issued for service	-	-	20,000	2	3,948		3,948
Net loss for the three months ended December 31, 2017	-	-	-	-	-	(1,300,573)	(1,300,573)
Balance, December 31, 2017 (Unaudited)	250	-	43,124,692	$4,313	$7,647,751	$(15,156,998)	$(7,504,934)

See accompanying notes to these condensed unaudited financial statements.

BANTEK, INC. (F/K/A DRONE USA, INC.) AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended
	December 31,
	2018	2017
Cash Flows from Operating Activities:
Net loss	$(1,065,542)	(1,300,573)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	68,315	66,250
Amortization of debt discounts	65,500	214,422
Accretion of premium on convertible note	208,000	240,550
Share-based compensation expense	150,957	236,997
Derivative expense	24,112	18,013
Fee notes issued	55,500	-
Loss on debt extinguishment	14,057	-
Changes in operating assets and liabilities:
Accounts receivable	625,007	(207,390)
Inventory	257,763	52,513
Prepaid expenses and other current assets	(1,530)	24,957
Accounts payable and accrued expenses	(999,486)	165,259
Settlements payable	220,594	-

Cash Used in Operating Activities	(376,753)	(489,002)

Cash Flows from Financing Activities:
Net proceeds from convertible notes payable	-	377,000
Cash financing costs	-	-
Net proceeds from note payable, related party	400,000	232,500
Repayment of line of credit	-	(2,109)
Proceeds from lines of credit - related parties	19,000	-
(Repayment of) proceeds from loan payable - related party	-	(89,500)

Cash Provided by Financing Activities	419,000	517,891

Net Increase (Decrease) in Cash	42,247	28,889

Cash - beginning of period	108,446	152,492

Cash - end of period	$150,693	$181,381

Supplemental Disclosures of Cash Flow Information:
Cash paid for:
Interest	$116,939	$115,075

Noncash financing and investing activities:
Increase in prepaid expenses and accrued expenses	$-	$70,000
Issuance of convertible note for settlement of accounts payable	90,000	-
Reclassification of convertible note accrued interest to principal	537,643	-
Reclassification of accrued bonus to settlement payable	112,435
Issuance of convertible debt for deferred financing costs	-	65,000
Reclassification of debt premium upon conversion	$30,618	$-
Common stock issued for exercise of warrants/ Issuance for debt issuance costs	$68,232	$12,508
Initial derivative liability	$78,471	$79,000
Issuance of common stock for conversion of convertible notes and accrued interest	$245,640	$-
	62,500
Debt discounts on notes	$-	140,500

See accompanying notes to unaudited condensed consolidated financial statements

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

(Unaudited)

NOTE 1 - NATURE OF OPERATIONS

Bantek, Inc. (f/k/a DRONE USA, INC.) (“Bantek”) is an Unmanned Aerial Vehicles (“UAV”) and related services and technology company that intends to engage in the distribution and integration of advanced low altitude UAV systems, services and products. Bantek also provides product procurement, distribution, and logistics services through its wholly-owned subsidiary, Howco Distributing Co., (“Howco”) (collectively, the “Company”) to the United States Department of Defense and Defense Logistics Agency. The Company has operations based in Pine Brook, New Jersey and Vancouver, Washington. The Company continues to seek strategic acquisitions and partnerships with UAV firms that offer superior technologies in high-growth markets, as well as acquisitions and partnerships with firms that have complementary technologies and infrastructure.

On April 24, 2018 the Company amended its articles of incorporation filed with the Delaware Secretary of State changing the Company name from Drone USA, Inc. to Bantek, Inc. Acceptance of the name change by FINRA is pending.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND GOING CONCERN

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Bantek and its wholly-owned subsidiaries, Drone USA, LLC (inactive), and Howco. All significant intercompany accounts and transactions have been eliminated in consolidation.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. For the three months ended December 31, 2018, the Company has incurred a net loss of $1,065,542 and used cash in operations of $376,753. The working capital deficit, stockholders’ deficit and accumulated deficit was $6,511,561, $9,709,862 and $20,696,834, respectively, at December 31, 2018. Furthermore, on April 13, 2017 the Company received a default notice on its payment obligations under the senior secured credit facility agreement (see Note 10), defaulted on its Note Payable – Seller in September 2017, and as of December 31, 2018 has received demands for payment of past due amounts from several consultants and service providers. It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or debt. The Company has been implementing cost-cutting measures and restructuring or setting up payment plans with vendors and service providers and plans to raise equity through a private placement, and has restructured its secured obligations. The accompanying consolidated financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the allowance for bad debt on accounts receivable, reserves on inventory, valuation of goodwill and intangible assets for impairment analysis, valuation of stock based compensation, the valuation of derivative liabilities and the valuation allowance on deferred tax assets.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

(Unaudited)

Fair Value Measurements

The Company follows the FASB Fair Value Measurements standard, as they apply to its financial instruments. This standard defines fair value, outlines a framework for measuring fair value, and details the required disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. The standard establishes a hierarchy in determining the fair value of an asset or liability. The fair value hierarchy has three levels of inputs, both observable and unobservable. Level 1 inputs include quoted market prices for identical assets or liabilities in an active market that the Company has the ability to access at the measurement date. Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 2 inputs include quoted market prices for similar assets or liabilities, quoted market prices in an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data. The standard requires the utilization of the lowest possible level of input to determine fair value and carrying amounts of current liabilities approximate fair value due to their short-term nature. The Company accounts for certain instruments at fair value using level 3 valuation.

	At December 31, 2018			At September 30, 2018
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Derivative Liability	—	—	$198,205	—	—	$258,296

A rollforward of the level 3 valuation financial instruments is as follows:

Derivative Liabilities
Balance at September 30, 2018	$258,296

Fair Value of derivative related to assignment and restatement of note	78,471
Reduction of derivative recorded as gain on extinguishment upon conversions	(78,471)
Warrant exercise (partial)	(68,232)
Fair Value adjustment - warrants	8,734
Fair Value adjustments – convertible note	(593)
Balance at December 31, 2018	$198,205

The warrants were issued to a convertible note holder in November and December 2017 and initially determined to be equity instruments and recorded as note discount and as additional paid in capital. On June 4, 2018 the anti-dilutive provision of the warrants took effect and based on the new conversion formula management determined the warrant became a derivative liability and reclassified the Fair Value on June 4, 2018 from additional paid-in capital to derivative liability with fair market value changes recognized in operations for each reporting date. See note 12.

Cash and Cash Equivalents

Cash equivalents consist of liquid investments with maturities of three months or less at the time of purchase. There are no cash equivalents at the balance sheet dates.

Accounts Receivable

Trade receivables are recorded at net realizable value consisting of the carrying amount less the allowance for doubtful accounts, as needed. Factors used to establish an allowance include the credit quality of the customer and whether the balance is significant. The Company may also use the direct write-off method to account for uncollectible accounts that are not received. Using the direct write-off method, trade receivable balances are written off to bad debt expense when an account balance is deemed to be uncollectible.

Inventory

Inventory consists of finished goods, which are purchased directly from manufacturers. The Company utilizes a just in time type of inventory system where products are ordered from the vendor only when the Company has received sales order from its customers. Inventory is stated at the lower of cost and net realizable value on a first-in, first-out basis.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

(Unaudited)

Property & Equipment

Property and equipment are stated at cost and depreciated over their estimated useful lives. Maintenance and repairs are charged to expense as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of these assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. Certain items classified as inventory during the second fiscal quarter of 2018 have been reclassified to Property and Equipment. These assets are fully operational drones used as demonstration units and were put into such use since acquisition. The units were all acquired during the year ended September 30, 2018 and each unit exceeds management’s threshold for capitalization of $2,000 for a single unit. The Company depreciates these demonstration units over a period of 3 years using an accelerated method. Depreciation expense was $2,065 and $0 for the three months ended December 31, 2018 and 2017 respectively.

Goodwill and Intangible Assets

The Company’s goodwill and tradename assets are deemed to have indefinite lives and, accordingly, are not amortized, but are evaluated for impairment at least annually, but more often whenever changes in facts and circumstances occur which may indicate that the carrying value may not be recoverable. The customer list was deemed to have a life of 4 years and is being amortized through September 2020.

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Impairment is determined by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from use of the assets and their ultimate disposition. In instances where impairment is determined to exist, the Company writes down the asset to its fair value.

Deferred Financing Costs

All unamortized deferred financing costs related to the Company’s borrowings are presented in the consolidated balance sheets as a direct deduction from the related debt. Amortization of these costs is reported as interest and financing costs included in the consolidated statement of operations.

Revenue Recognition

Effective October 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) 606, Revenue From Contracts With Customers, which is effective for public business entities with annual reporting periods beginning after December 15, 2017. This new revenue recognition standard (new guidance) has a five step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied. The impact of the Company’s initial application of ASC 606 did not have a material impact on its financial statements and disclosures and there was no cumulative effect of the adoption of ASC 606.

The Company sells a variety of products to government entities. The purchase orders received specifies each item and its manufacturer, the Company only needs to fulfill the performance obligation by shipping the specified items. No other performance obligation exist under the terms of the contracts. The Company recognizes revenue for the agreed upon sales price when the product is shipped to the customer, which satisfies the performance obligation.

The Company sells drones and related products manufactured by third parties to various parties. The Company also offers technical services related to drone utilization. The Company began offering insulation jackets for commercial and government facilities to insulate and monitor heating and cooling equipment. Contracts for drone related products and services and insulating jacket related sales will be evaluated using the five step process outline above. There has been no material sales for drone products and services for which full compliance with performance obligations has not been met. Sales of insulation jackets have not yet commenced. Upon significant sales for drone products and services and insulation jackets, the Company will disaggregate sales by these lines of business and within the lines of business to the extent that the product or service has different revenue recognition characteristics.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

(Unaudited)

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation –Stock Compensation”, which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. The Company utilizes the Black-Sholes option pricing model and uses the simplified method to determine expected term because of lack of sufficient exercise history. Additionally, effective October 1, 2016, the Company adopted the Accounting Standards Update No. 2016-09 (“ASU 2016-09”), Improvements to Employee Share-Based Payment Accounting. Among other changes, ASU 2016-09 permits the election of an accounting policy for forfeitures of share-based payment awards, either to recognize forfeitures as they occur or estimate forfeitures over the vesting period of the award. The Company has elected to recognize forfeitures as they occur and the cumulative impact of this change did not have any effect on the Company’s consolidated financial statements and related disclosures.

As of October 1, 2018 the Company has early adopted ASU 2018-7 Compensation-Stock Compensation which conforms the accounting for non-employees to the accounting treatment for employees. The new standard replaces using a fair value as of each reporting date with use of the calculated fair value as of the grant date. The implementation of the standard provides for the use of the fair market value as of the adoption date, rather than using the value as of the original grant date. Therefore the values calculated and reported at September 30, 2018 become a proxy for the grant date value. The Company utilizes the Black-Sholes option pricing model and uses the simplified method to determine expected term because of lack of sufficient exercise history. There was no cumulative effect on the adoption date.

Shipping and Handling Costs

The Company has included freight-out as a component of cost of sales, which is not considered material for separate disclosure as it is typically less than 1% of cost of goods sold.

Convertible Notes with Fixed Rate Conversion Options

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the Note date with a charge to interest expense in accordance with ASC 480 - “Distinguishing Liabilities from Equity”.

Derivative Liabilities

The Company has certain financial instruments that are derivatives or contain embedded derivatives. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 810-10-05-4 and 815-40.  This accounting treatment requires that the carrying amount of any derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date.  In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on extinguishment.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

(Unaudited)

Net Loss Per Share

Basic loss per share is calculated by dividing the loss attributable to stockholders by the weighted-average number of shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings (loss) of the Company. Diluted loss per share is computed by dividing the loss available to stockholders by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless such dilutive potential shares would result in anti-dilution. As of December 31, 2018, 18,505,000 options were outstanding of which 9,073,000 were exercisable, 136,083,627 warrants were outstanding of which 136,083,627 were exercisable, and related party convertible debt and accrued interest totaling $872,432 was convertible into 785,974,775 shares of common stock. Additionally, as of December 31, 2018, the outstanding principal balance, including accrued interest of the third party convertible debt, totaled $6,195,802 and was convertible into 10,670,340,897 shares of common stock. It should be noted that contractually the limitations on these notes limit the number of shares converted to 425,147,386. The total dilutive potential shares of 11,601,472,299 exceed the number of common shares authorized and unissued. As of December 31, 2018 and 2017, potentially dilutive securities consisted of the following:

	December 31, 2018	December 31, 2017
Stock options	9,073,000	44,351,200
Warrants	136,083,627	600,000
Related party convertible debt and accrued interest	785,974,775	4,527,184
Third party convertible debt (including senior debt)	10,670,340,897	34,567,604
Contingent liability – advisory fees	-	4,944,667
Total	11,601,472,299	88,990,655

 Segment Reporting

The Company uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s chief operating decision maker is the chief executive officer of the Company, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. As of December 31, 2018, the Company did not report any segment information since the Company only generated sales from its subsidiary, Howco.

Recent Accounting Pronouncements

In February 2016, the FASB issued a new accounting standard on leases. The new standard, among other changes, will require lessees to recognize a right-of-use asset and a lease liability on the balance sheet for all leases. The lease liability will be measured at the present value of the lease payments over the lease term. The right-of-use asset will be measured at the lease liability amount, adjusted for lease prepayments, lease incentives received and the lessee’s initial direct costs (e.g. commissions). The new standard is effective for annual reporting periods beginning after December 15, 2018, including interim reporting periods within those annual reporting periods. The adoption will require a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest period presented. The Company is currently evaluating the impact of this new accounting standard on its consolidated financial position and results of operations.

The Company does not believe that any other recently issued but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 - ACCOUNTS RECEIVABLE

The Company’s accounts receivable at December 31 and September 30, 2018 is as follows:

	December 31, 2018	September 30, 2018
Accounts receivable	$990,575	$1,615,582
Reserve for doubtful accounts	-	-
	$990,575	$1,615,582

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

(Unaudited)

NOTE 4 - INVENTORY

At December 31 and September 30, 2018, inventory consists of finished goods and was valued at $307,158 and $533,106, respectively.

NOTE 5 - GOODWILL AND INTANGIBLE ASSETS

At December 31, and September 30, 2018, the carrying amount of goodwill amounted to $2,410,335 and $2,410,335, respectively. On September 30, 2017, the Company adopted ASU 2017-04 which revises the method of conducting an impairment test for goodwill.

At December 31 and September 30, 2018, the carrying amount of tradename amounted to $760,000 and $760,000, respectively.

At December 31, and September 30, 2018, intangible assets other than goodwill and tradename consisted of:

	December 31, 2018	September 30, 2018
Customer list	$1,060,000	$1,060,000
Less: accumulated amortization	(610,964)	(544,715)

	$449,036	$515,285

The customer list is being amortized over 48 months from the acquisition date. Amortization expense for the three months ended December 31, 2018 and 2017 was $66,249 and $66,249, respectively.

Future amortization expense of the customer list is as follows:

For the Years Ending September 30,
2019	$198,751
2020	250,285
Total	$449,036

The Company conducted its goodwill and its intangible assets impairment test as of December 31, 2018 and determined that no impairment was required as the asset values were supported by the historical, current and projected net income and positive cash flows of the component holding the goodwill and intangible assets, the Company’s subsidiary, Howco.

NOTE 6 - LINE OF CREDIT - BANK

The Company has a revolving line of credit with a financial institution, which balance is due on demand and principal payments are due monthly at 1/60th of the outstanding principal balance. This revolving line of credit is in the amount of $50,000, and is personally guaranteed by the Company’s Chief Executive Officer (“CEO”). The line bears interest at a fluctuating rate equal to the prime rate plus 4.25%, which at December 31, 2018 and September 30, 2018 was 9.75% and 9.25%, respectively. As of December 31, 2018, the balance of the line of credit was $45,915 with $4,085 available.

NOTE 7 - SETTLEMENTS PAYABLE

On July 20, 2018, the Company entered into a settlement agreement with a collection agent for American Express relating to $127,056 of past due charges. The agreement provides for initial payment of $12,706, the monthly payments of $6,500 and final payment on January 27, 2020 of $3,850. The amount due at December 31, 2018 was $81,850.

On November 13, 2018 the Company and a vendor agreed to settle $161,700 in past due professional fees for a convertible note in the amount of $90,000. The note (also discussed below) bears interest at 5% and matures in July 2019 and has a fixed discount conversion feature. The balance accrued as accounts payable of $71,700 is subject to a final waiver expected from the vendor that will allow a gain on debt extinguishment to be recognized.

On November 27 2018 the Company reached an agreement and executed a related stipulation and payment terms agreement stemming from a legal action by the former Chief Strategy Officer for improper termination. The plaintiff agreed to accept $600,000 in payments. The first scheduled payment of $200,000 was made on December 20, 2018 in accordance with the settlement terms. Twelve monthly payments of approximately $33,333 are due starting on January 15, through December 15, 2019. The Company recorded $600,000 as accrued expense of which $500,000 was expensed during the fiscal year 2018. The balance at December 31, 2018 is $412,435, which includes expected employer payroll taxes due as payments are made.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

(Unaudited)

NOTE 8 - NOTE PAYABLE – SELLER

In connection with the acquisition of Howco in September 2016, the Company issued a note payable in the amount of $900,000 to the sellers of Howco. The note matured on September 9, 2017 and bears interest at 5.50% per annum. The note requires payment of unpaid principal and interest upon maturity. The note is secured by all assets of Howco Distribution Co. and subordinated to the Senior Secured Credit Facility discussed below. The note is currently in default and the default interest rate is 8% per annum. At December 31, 2018 and September 30, 2018, accrued interest on this note amounted to $144,027 and $125,682, respectively.

NOTE 9 - NOTES PAYABLE – RELATED PARTIES

The Company has an $840,000 convertible note payable (“Note 1”) to a related party entity controlled by the Company’s CEO. Note 1 bears interest at an annual rate of 7% with an original maturity date of June 11, 2017 which has been extended to June 11, 2022, at which time all unpaid principal and interest is due. The holder of Note 1 has the option to convert the outstanding principal and accrued interest, in whole or in part, into shares of common stock at a conversion price equal to the volume weighted average price per share of common stock for the 30-day period prior to conversion. As of December 31 and September 30, 2018, Note 1 has not been converted and the balance of the note was $688,444 and $688,444, and accrued interest was $138,115 and $125,968, respectively. This note is considered a stock settled debt in accordance with ASC 480 and the fixed monetary amount is equal to the principal amount based on the conversion formula.

The Company has a convertible note payable (“Note 2”) with the Company’s CEO. Note 2 bears interest at an annual rate of 7% with a maturity date of December 31, 2017, at which time all unpaid principal and interest was due. On December 15, 2017 the due date was extended to July 2, 2018 and then in July, 2018, the due date was extended to June 30, 2019, on December 23, 2018 the maturity date of the note was extended to September 23, 2024. The holder of Note 2 has the option to convert the outstanding principal and accrued interest, in whole or in part, into shares of common stock at a conversion price equal to the volume weighted average price per share of common stock for the 30-day period prior to conversion. During the three months ended December 31, 2018, the Company borrowed $19,000 on this note. As of December 31, 2018 and September 30, 2018, Note 2 has not been converted, the balance was $46,670 and $27,670, and accrued interest was $11,845 and $11,350, respectively. This note is considered a stock settled debt in accordance with ASC 480 and the fixed monetary amount is equal to the principal amount based on the conversion formula.

On December 20, 2018 the Company issued a, non-convertible promissory note to the CEO for $400,000. The note bears interest at 12% per annum, matures in 5 years on January 7, 2024 and requires monthly payment of interest and principal of $5,000 with a balloon payment at maturity. The accrued interest balance was $1,315 as of December 31, 2018.

NOTE 10 - CONVERTIBLE NOTES PAYABLE AND ADVISORY FEE LIABILITIES

Senior Secured Credit Facility Note

Effective September 13, 2016 (“Effective Date”), the Company entered into a senior secured credit facility note (the “Agreement”) with an investment fund to provide capital for the acquisition of Howco. The Company can borrow up to $6,500,000, subject to lender approval, with an initial convertible promissory note at closing of $3,500,000 (the “Convertible Note”). The Convertible Note bears interest at a rate of 18% per annum, required monthly payments of $52,500 which is interest only starting on October 13, 2016 through February 13, 2017, and monthly payments, including interest and principal, of $298,341 starting on March 13, 2017 through maturity on March 13, 2018. Events of default are defined in the Agreement and Convertible Note. In the event of default the Convertible Note balance will bear interest at 25% per annum. In connection with this Agreement, the Company was obligated to pay additional advisory fees of $850,000 payable in the form of cash or common stock in accordance with the terms of the Agreement. The Company was also required to reserve 7,000,000 shares of common stock related to this transaction. The reserved shares will be released upon the satisfaction of the loan.

In the event the lender makes additional loans under the Agreement, the Company agreed to pay additional advisory fees under similar terms as the $850,000 fee. As of September 30, 2018, the Company had issued 539,204 shares of common stock in satisfaction of the $850,000 advisory fee in accordance with the terms of the agreement, such shares being issued in September 2016. The proceeds from the sale of the 539,204 shares were supposed to be applied towards the $850,000 advisory fee due. Based upon the value of the shares, at the time the lender sells the shares, the Company may be required to redeem unsold shares for the difference between the $850,000 and the lender’s sales proceeds. Accordingly, the $850,000 was reflected as a current liability through December 31, 2017. In January 2018, in connection with a settlement agreement (see below), the accrued advisory fee was reclassified to the principal balance of the replacement Convertible Note. Through the date of the settlement agreement and through December 31, 2018, the lender had not reported any proceeds from the sale of these shares (see below). Prior to the settlement agreement in January 2018, notwithstanding anything contained in the Agreement to the contrary, in the event the Lender has not realized net proceeds from the sale of Advisory Fee Shares equal to at least the Advisory Fee by the earlier to occur of: (A) the twelve (12) month anniversary of the Effective Date; (B) the occurrence of an Event of Default; or (C) the Maturity Date, then at any time thereafter, the Lender shall have the right, upon written notice to the Borrower, to require that the Borrower redeem all Advisory Fee Shares then in Lender’s possession for cash equal to the Advisory Fee, less any cash proceeds received by the Lender from any previous sales of Advisory Fee Shares, if any. In the event such redemption notice is given by the Lender, the Borrower shall redeem the then remaining Advisory Fee Shares in Lender’s possession for an amount of Dollars equal to the Advisory Fee, less any cash proceeds received by the Lender from any previous sales of Advisory Fee Shares, if any, payable by wire transfer to an account designated by Lender within five (5) Business Days from the date the Lender delivers such redemption notice to the Borrower.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

(Unaudited)

The Convertible Note is only convertible upon default or mutual agreement by both parties at a conversion rate of 85% of the lowest of the daily volume weighted average price of the Company’s common stock during the 5 business days immediately prior to the conversion date. At any time and from time to time while this Note is outstanding, but only upon: (i) the occurrence of an Event of Default under any of the Loan Documents; or (ii) mutual agreement between the Company and the Holder, this Note may be, at the sole option of the Holder, convertible into shares of the Company’s common stock, in accordance with the terms and conditions set forth below. At any time while this Note is outstanding, but only upon: (i) the occurrence of an Event of Default under any of the Loan Documents; or (ii) mutual agreement between the Company and the Holder, the Holder may convert all or any portion of the outstanding principal, accrued and unpaid interest, and any other sums due and payable hereunder or under any other Loan Documents (such total amount, the “Conversion Amount”) into shares of common stock of the Company (the “Conversion Shares”) at a price equal to: (i) the Conversion Amount (the numerator); divided by (ii) 85% of the lowest of the daily volume weighted average price of the Company’s common stock during the five business days immediately prior to the conversion date, which price shall be indicated in the conversion notice (the denominator) (the “Conversion Price”). Upon liquidation by the Holder of Conversion Shares issued pursuant to a Conversion Notice, provided that the Holder realizes a net amount from such liquidation equal to less than the Conversion Amount specified in the relevant conversion notice (such net realized amount, the “Realized Amount”), the Company shall issue to the Holder additional shares of the Company’s common stock equal to: (i) the Conversion Amount specified in the relevant conversion notice; minus (ii) the Realized Amount, as evidenced by a reconciliation statement from the Holder (a “Sale Reconciliation”) showing the Realized Amount from the sale of the Conversion Shares; divided by (iii) the average volume weighted average price of the Company’s common stock during the five business days immediately prior to the date upon which the Holder delivers notice (the “Make-Whole Notice”) to the Company that such additional shares are requested by the Holder (such number of additional shares to be issued, the “Make-Whole Shares”).

Once a default occurs the Convertible Note will be accounted for as stock settled debt at its fixed monetary value and any shares issued upon conversion are also subject to a make whole provision similar to that described above for the $850,000 advisory fee payable. On March 13, 2017 the Company defaulted on the monthly principal and interest payment of $298,341. Due to this default, as of June 30, 2017, the Company has accounted for the embedded conversion option as stock settled debt and recorded a debt premium of $617,647 with a charge to interest expense, and the interest rate increased to 25% (default rate).

On March 28, 2017, the Company entered into an agreement with the above senior secured credit facility lender to receive a range of advisory services for a total of $1,200,000 with no definitive terms or length of service which was expensed in fiscal 2017 and had been recorded as an accrued liability – advisory fees through December 31, 2017. In connection with the settlement agreement discussed below, in January 2018, the advisory services fee payable was reclassified to the principal balance of the replacement Convertible Note.

On January 3, 2018, the Company entered into a settlement agreement (the “Settlement Agreement”) and replacement note agreements with the investment fund related to a senior secured credit facility note dated September 13, 2016. On the effective date of the Settlement Agreement, all amounts owed to the investment fund aggregated $5,788,642 and consisted of a convertible promissory note of $3,500,000, accrued interest payable of $238,642, and accrued advisory fees payable of $2,050,000. Additionally, on the effective date, the amount due of $5,788,642 was split and apportioned into 2 separate and distinct replacement notes (“Replacement Note A” and “Replacement Note B”). Replacement Note A shall have a principal amount of $1,000,000 and Replacement Note B shall have a principal balance of $4,788,642, both of which shall be and remained secured by the original security agreements, the pledge agreements, the guarantee agreement and other applicable loan documents and both shall bear interest at 18% per annum. The default was not waived by this settlement agreement. The Company originally recorded a premium on stock settled debt of $617,647 on the $3,500,000, and subsequent to the settlement agreement recorded an additional premium on stock settled debt of $403,878 on the additional $2,288,642. The interest rate was amended to 12% effective June 12, 2018.

The Credit Agreement is hereby amended such that the Maturity Date is extended to January 13, 2019 (the “Extended Maturity Date”) for replacement Note B, while the Note A maturity date remained at March 13, 2018 but was due as of March 2017 due to the principal and interest payment default discussed above. Notwithstanding anything contained in this Agreement to the contrary, all Obligations owing by the Company and all other Credit Parties under the Credit Agreement, First Replacement Note B, and all other Loan Documents shall be paid in full by the Extended Maturity Date as follows: $52,500 per month from January 13, 2018 to December 13, 2018 and the remaining principal and accrued interest on January 13, 2019. Interest payments made since the amendment have totaled $283,440 and are therefore not in accord with that amendment. However TCA has received payments under the 3(a)(10) settlement (below) totaling $353,420 from January 13, 2018 and December 31, 2018.

On October 30, 2018, TCA the Company’s senior lender amended its credit facility which had been restructured in January 2018 when fees due for advisory and other matters along with accrued but unpaid interest were capitalized and separated into two notes, Note A having $1,000,000 principal and Note B having $4,788,642 both having the same maturity terms, interest rates and conversion rights. Under the current amendment total amounts outstanding under the notes along with accrued interest have been capitalized with the principal amount due of $6,018,192. The new note accrues interest on the principal balance at 12% per annum, includes amortization to the new maturity of December 15, 2020. The amortization payments credited toward the principal amount and accrued interest vary and include payments made under the 3(a)(10) settlement agreement with a third party related to Note A. Economically the total principal and accrued interest outstanding remain unchanged as reported in the consolidated balance sheet. All other terms including conversion rights and a make-whole provision in the case of a conversion shortfall remain the same as stated in the footnotes above. At December 31, 2018 the principal of the Note B portion was $5,326,285 and the Note A principal subject to the 3(a)(10) court order was $646,580.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

(Unaudited)

On November 15, 2017, the Company executed a Liability Purchase Term Sheet with Livingston Asset Management (“Livingston”) under which Livingston agreed to purchase up to $10,000,000 that the Company owes to its creditors through direct purchase of the debts from the Company’s creditors in return for a convertible note issued by the Company in the principal amount of $50,000 bearing interest of 10% per year to cover certain legal fees and other expenses of Livingston. The note matures in six months and is convertible into shares of our common stock at a 30% reduction off the lowest closing bid price for 20 trading days prior to the date of conversion. Livingston has the right to retain 30% of any negotiated reduction off the face amount of the liability the Company owes to such creditors. The Company has accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded a debt premium of $21,428 with a charge to interest expense. The note and accrued interest were fully converted as of September 30, 2018 for 18,162,608 common shares. Debt premium of $21,428 was charged to additional paid in capital.

On January 30, 2018 pursuant to the Liability Purchase Term Sheet, the TCA Replacement Note A in the principal amount of $1,000,000 was purchased by Livingston Asset Management LLC (“Livingston”) from the original lender. Principal of Replacement Note A is due to Livingston with all then accrued but unpaid interest due to the original lender. In accordance with the terms of the Settlement Agreement, the Court was advised of Company’s intention to rely upon the exception to registration set forth in Section 3(a)(l0) of the Securities Act to support the issuance of its common shares and the Court held a fairness hearing regarding the issuance (the “Hearing”) on March 12, 2018. Following entry of an Order by the Court which occurred on March 12, 2018, in settlement of the claims, the Company shall issue and deliver to Livingston shares of its common stock (the “Settlement Shares”) in one or more tranches as necessary, and subject to adjustment and ownership limitations as set forth in the Settlement Agreement, sufficient to generate proceeds such that the aggregate Remittance Amount equals the Claim Amount. The Company will issue free trading shares of its common stock under section 3(a)(10) of the Securities Act to Livingston in the amount of such judgment in a series of tranches so that Livingston will not own more than 9.99% of our outstanding shares per tranche. The parties reasonably estimate that the fair market value of the Settlement Shares to be received by Livingston is equal to approximately $1,666,667 which is based on a discount of 40%.

As of December 31, 2018, there have been seven issuances under section 3(a)(10) of the Securities Act totaling 101,624,000 shares, which have been recorded at par value with an equal charge to additional paid-in capital. The value originally recorded as a liability remains in the convertible note balance, until these shares have been sold and reported to the Company by the lender as part of the Make-Whole provision at which time the proceeds value of such shares are reclassified to additional paid-in capital. During the three months ended December 31, 2018, proceeds of $45,320 were remitted to TCA by Livingston and applied to reduce the liability with corresponding credits to additional paid in capital. $30,618 of debt premium was credited to additional paid in capital in conjunction with the payments to TCA. At December 31, 2018 the balance of $646,580 along with related debt premium is included in convertible notes payable on the balance sheet.

On March 7, 2018 the Company entered into a placement agent and advisory agreement with Scottsdale Capital Advisors in connection with the Livingston liability purchase term sheet executed on November 15, 2017. The placement agent services fee amounted to $15,000 payable to Scottsdale Capital Advisors in the form of a convertible note. The note matures six months from the date of issuance and shall accrue interest at the rate of 10% per annum. The $15,000 note is convertible into shares of the Company’s common stock at a discount of 30% of the low closing bid price for the twenty trading days prior to the conversion and is not subject to any registration rights. The Company has accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded a debt premium of $6,429 with a charge to interest expense. The note has not been converted and the principal balance is $15,000 with $1,659 of accrued interest at December 31, 2018.

Other Convertible Debt

In July 2017, the FASB issued Accounting Standards Update No. 2017-11 Earnings Per Share (Topic 260) Distinguishing Liabilities from Equity (Topic 480) Derivatives and Hedging (Topic 815) (“ASU 2017-11”), which changes the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. ASU 2017-11 also clarifies existing disclosure requirements for equity-classified instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, ASU 2017-11 requires entities that present earnings per share (EPS) in accordance with ASC Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. For the Company, ASU 2017-11 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted, including adoption in an interim period. The Company adopted this standard on October 1, 2017.

On November 9, 2017, the Company received a first tranche payment of $75,500 under the terms of a Securities Purchase Agreement dated October 25, 2017, with Crown Bridge Partners, LLC (“Crown Bridge”) under which the Company issued to Crown Bridge a convertible note in the principal amount of $105,000 and a five-year warrant to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.35 as a commitment fee which is equal to the product of one-third of the face value of each tranche divided by $0.35. Under the terms of the note Crown Bridge was to receive “right of first refusal” for any subsequent loans or notes to fund the Company. The Company violated this covenant when funding was received from other sources without offering Crown Bridge the opportunity to participate. On December 20, 2017 the Company cured this covenant violation by issuing 200,000 additional warrants have the same exercise price and terms of the original warrants. The warrants have full ratchet price protection and cashless exercise rights.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

(Unaudited)

The convertible note (the “Note”) issued to Crown Bridge in the principal amount of $105,000, has an original issue discount of $10,500 and issue costs of $19,000 both of which are recorded as debt discount along with the warrant relative fair value of $12,507 for the original 100,000 warrants and $31,529 for the penalty warrants to be amortized over the twelve month term of this tranche, bears interest of 10% (12% default rate) per annum, and has a maturity date of 12 months from the date of each tranche of payments under the Note with future tranches being at the discretion of Crown Bridge. The conversion rate for any conversion of unpaid principal and interest under the Notes is at a 35% discount to the lowest market price of the shares of the Company’s common stock within a 20 day trading period prior to the date of conversion to which an additional 10% discount will be added if the conversion price of the Company’s common stock is less than $0.05 per share and no shares of the Company’s common stock can be issued to the extent Crown Bridge would own more than 4.99% of the outstanding shares of the Company’s common stock and the conversion shares contain piggy-back registration rights. The Note is subject to customary default provisions including an event of default if the bid price of the Company’s common stock is less than its par value of $.0001 per share. The Company is entitled to prepay the Note between 30 days after its issuance until 180 days from its issuance at amounts that increase from 112% of the prepayment amount to 137% of the prepayment amount depending on the length of time when prepayments are made. The Company has accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded a debt premium of $56,538 with a charge to interest expense. As of September 30, 2018 the note holder fully converted principal and accrued interest into common shares. The debt premium on stock settled debt was fully recognized as additional paid in capital.

On June 1, 2018 the Company entered into a consulting and services arrangement with Livingston Asset Management. The arrangement provides for financial management services including accounting and related periodic reporting among other advisory services. Under the agreement the Company will issue to Livingston Asset Management Convertible Fee Notes having principal of $12,500, interest of 10% per annum, maturity of six or seven months. The notes are convertible into common shares at a discount of 50% to the lowest bid price in the 30 trading days immediately preceding the notice of conversion. The Company has accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded a debt premium of $12,500 with a charge to interest expense for each note. As of December 31, 2018 the following notes had been issued, of which the June1, July 1 and August 1, 2018 notes were fully converted by January 31, 2019:

June 1, 2018, $12,500 principal, maturing December 31, 2018 – fully converted;

July 1, 2018, $12,500 principal, maturing January 31, 2019 – fully converted;

August 1, 2018, $12,500 principal maturing January 31, 2019 fully converted;

September 1, 2018, $12,500 principal, maturing February 28, 2019;

October 1, 2018, $12,500 principal, maturing March 31, 2019;

November 1, 2018, $12,500 principal, maturing April 30, 2019; and

December 1, 2018, $12,500 principal, maturing May 31, 2019.

The notes were charged to professional fees for each corresponding service month. The Company has accounted for each of the Convertible Fee Notes as stock settled debt under ASC 480 and recorded a debt premium of $12,500 each with a charge to interest expense.

On August 29, 2018 the Company entered into an agreement with a legal firm to provide securities related and other legal services. Under the agreement the Company will issue convertible notes with varying principal amounts for services. The first note was issued on August 29, 2018 for $6,000, interest of 12%, and maturity date of February 28, 2018. The conversion feature allows for conversion into common shares at the lesser of: a) 70% of the share price on the date of the note; or b) 50% of the lowest bid price during the 30 trading days preceding the date of the notice of conversion. In connection with the issuance of this Note, the Company determined that the terms of the Note contain a conversion formula that caused variations in the conversion price resulting in the treatment of the conversion option as a bifurcated derivative to be accounted for at fair value. Accordingly, under the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging – Contracts in an Entity’s Own Stock”, the embedded conversion option contained in the convertible instruments were accounted for as derivative liabilities at the date of issuance and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivatives was determined using the Binomial valuation model. $10,435 was recognized as derivative liability with $6,000 charged to debt discount and $4,035 charged to derivative expense on issuance. The debt discount of $6,000 will be amortized to interest expense to the maturity date of the note. At December 31, 2018 the derivative fair value was determined to have decreased to $8,881. At December 31, 2018 $3,000 of debt discount was charged to interest expense and the balance was $2,000.

On September 4, 2018 and September 18, 2018 the Company issued additional convertible notes of $10,000 and $6,000 respectively for legal services to the same legal firm. The notes have 6 month maturities and 12% interest rates. The notes are convertible into common shares at a discount of 50% to the lowest bid price in the 30 trading days immediately preceding the notice of conversion. The Company has accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded debt premiums of $10,000 and $6,000 with a charge to interest expense for the notes. The notes were charged to professional fees during the month the notes were issued.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

(Unaudited)

On October 18, 2018 the Company issued a convertible promissory note to an attorney for services in the amount of $6,000. The note bears interest at 12%, matures in six months and is convertible into the Company’s common stock at 50% of the lowest closing bid price on the 30 trading days immediately preceding the notice of conversion. The Company has accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded debt premium $6,000 with a charge to interest expense for the notes. The note was charged to professional fees during the month the note was issued.

On November 18, 2018 the Company issued a convertible promissory note to an attorney for services in the amount of $6,000. The note bears interest at 12% and is convertible into the Company’s common stock at 50% of the lowest closing bid price on the 30 trading days immediately preceding the notice of conversion. The Company has accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded debt premium $6,000 with a charge to interest expense for the notes. The note was charged to professional fees during the month the note was issued.

On December 18, 2018 the Company issued a convertible promissory note to an attorney for services in the amount of $6,000. The note bears interest at 12% and is convertible into the Company’s common stock at 50% of the lowest closing bid price on the 30 trading days immediately preceding the notice of conversion. The Company has accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded debt premium $6,000 with a charge to interest expense for the notes. The note was charged to professional fees during the month the note was issued.

On November 13, 2018, the Company issued a convertible promissory note for $90,000 to a vendor in settlement of past due amounts due for services. The note bears interest at 5%, matures on June 30, 2019 and is convertible into the Company’s common stock at 50% of the lowest closing bid price during the 20 trading days immediately preceding the notice of conversion. The Company has accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded debt premium $90,000 with a charge to interest expense for the notes. The original amount payable was reduced by $90,000 on the date the note was issued.

Note Amendments, Assignments and Restatements

On October 17, 2018 Porta Pellex assigned $62,500 of the principal balance of its note to Trillium Partners LP along with $7,500 of accrued interest, leaving an unpaid balance of $62,500 plus accrued interest on Porta Pellex’s original note. The assigned portion of the note was restated to provide for conversion of interest and principal into common shares at 50% discount to the lowest bid price over the 20 trading days prior to conversion notification. This modification was treated as a debt extinguishment. The modified note was treated as stock settled debt in accordance with ASC 480 and $62,500 was recorded as put premium with a charge to interest expense for the assigned and restated note. The Trillium Partners LP note principal and accrued interest was fully converted into 115,668,621 common stock by November 27, 2018.

On October 23, 2018 Porta Pellex assigned $62,500 of the remaining principal balance of its note to Jefferson Street Capital LLC along with $7,500 of accrued interest. The assigned portion of the note was restated to provide for conversion of interest and principal into common shares at the lower of: 50% discount to the lowest bid price over the 20 trading days prior to conversion notification; or 50% of the lowest bid price during the 20 trading days prior to the closing date of the related assignment. This modification was treated as a debt extinguishment. In connection with the issuance of this Note, the Company determined that the terms of the modified Note contain a conversion formula that caused variations in the conversion price resulting in the treatment of the conversion option as a bifurcated derivative to be accounted for at fair value. Accordingly, under the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging – Contracts in an Entity’s Own Stock”, the embedded conversion option contained in the convertible instruments were accounted for as derivative liabilities at the date of assignment and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivatives was determined using the Binomial valuation model. In connection with this Note, on the initial measurement date of October 23, 2018, the fair values of the embedded conversion option derivative of $78,471 was recorded as derivative liabilities, $15,971 was charged to current period operations as initial derivative expense, and $62,500 was recorded as a debt discount and is being amortized into interest expense over the expected holding period of the restated note. The Jefferson Street Capital LLLC note principal and accrued interest was fully converted into 128,619,959 shares of common stock by December 5, 2018. A net loss on debt extinguishment of $14,057 was recorded during the three months ended December 31, 2018.

The senior secured credit facility note balance and convertible debt balances consisted of the following at December 31, 2018 and September 30, 2018:

	December 31, 2018	September 30, 2018
Principal	$6,206,391	$5,568,566
Premiums	1,495,057	1,380,175
Unamortized discounts	(2,000)	(5,000)
	7,699,448	6,943,741
Non-current	(5,696,089)	-
Current	$2,003,359	$6,943,741

For the three months ended December 31, 2018 and 2017, amortization of debt discount on the above convertible notes amounted to $3,000 and $207,676, respectively.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

(Unaudited)

NOTE 11 - NOTE PAYABLE

On October 19, 2017, the Company entered into a loan agreement with a third party entity under which the Company received approximately $232,500, net of fees and expenses of $17,500 recorded as debt discounts and amortized to interest expense over the Note term, in return for issuing a promissory note (the “Note”) in the principal amount of $250,000. The Note bears interest at 12% (18% default rate) per annum and has a maturity date of April 20, 2018. The Note may be prepaid in full or in part with additional premium or penalty. The Note is secured by certain assets of the Company’s CEO, certain assets of Howco and all of the assets of Drone USA as a junior security interest to the first secured interest of the senior lender. Additionally, the loan is guaranteed by the Company’s CEO. For the year ended September 30, 2018, amortization of debt discount amounted to $17,500. On April 20, 2018, the note matured and all principal and unpaid interest was due immediately. The Company has obtained an amendment from lender changing the maturity to October 20, 2018. This loan went into default after October 20, 2018. The Company paid a fee of $10,000 related to the amendment which has been recorded as financing expense.

On September 4, 2018 Porta Pellex the holder of the note above sold and assigned 50% of the face amount to Trillium Partners LP and World Market Ventures LLC. Following the assignment Port Pellex held $125,000 which is the balance at September 30, 2018 and Trillium Partners LP and World Market Ventures each held $62,500 in principal. The assigned notes were restated with a 50% conversion discount from the lowest bid price of the common stock in the 20 days immediately preceding the conversion notice date. The modification was treated as debt extinguishment, for which no gain or loss was incurred.

Trillium Partners LP converted $1,095 in fees, all principal and $6,781 of interest into 35,187,910 common shares on September 19, 2018 at the conversion price of $0.002. The $62,500 of put premium was credited to additional paid in capital in conjunction with the conversion.

World Market Ventures LLC converted principal of $61,481 and $6,657 of interest into 34,500,000 common shares on September 19, 2018 at the conversion price of $0.001975. The $61,481 of put premium was credited to additional paid in capital in conjunction with the conversion. $1,020 of principal and $1,020 of put premium are included in the convertible notes at December 31, 2018.

On October 17, 2018 Porta Pellex assigned $62,500 of the principal balance of its note to Trillium Partners LP along with $7,500 of accrued interest, leaving an unpaid balance of $62,500 plus accrued interest on Porta Pellex’s original note. The assigned portion of the note was restated to provide for conversion of interest and principal into common shares at 50% discount to the lowest bid price over the 20 trading days prior to conversion notification. The modification was treated as debt extinguishment. The modification was treated as stock settled debt in accordance with ASC 480 and $62,500 was recorded as put premium with a charge to interest expense. The assigned note was fully converted for common shares by November 27, 2018.

On October 20, 2018, the balance of the note principal of $62,500 due to Porta Pellex was in default. This default was cured when the final assignment to Jefferson Street Capital LLC was executed (see below).

On October 23, 2018 Porta Pellex assigned $62,500 of the remaining principal balance of its note to Jefferson Street Capital LLC along with $7,500 of accrued interest. The assigned portion of the note was restated to provide for conversion of interest and principal into common shares at the lower of: 50% discount to the lowest bid price over the 20 trading days prior to conversion notification; or 50% of the lowest bid price during the 20 trading days prior to the closing date of the related assignment. This modification was treated as a debt extinguishment. In connection with the issuance of this Note, the Company determined that the terms of the modified Note contain a conversion formula that caused variations in the conversion price resulting in the treatment of the conversion option as a bifurcated derivative to be accounted for at fair value. Accordingly, under the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging – Contracts in an Entity’s Own Stock”, the embedded conversion option contained in the convertible instruments were accounted for as derivative liabilities at the date of assignment and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivatives was determined using the Binomial valuation model. In connection with this Note, on the initial measurement date of October 23, 2018, the fair values of the embedded conversion option derivative of $78,471 was recorded as derivative liabilities, $15,971 was charged to current period operations as initial derivative expense, and $62,500 was recorded as a debt discount to be amortized into interest expense over the holding period of the restated note.

The assigned note was fully converted for common shares by December 5, 2018.

Following the assignments and conversions into common stock the Porta Pellex note balance was fully liquidated and $1,020 of principal remained in the form of a convertible note balance was held by World Market Ventures LLC as of December 31, 2018.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

(Unaudited)

NOTE 12 - STOCKHOLDERS’ DEFICIT

Preferred Stock

As of December 31, 2018, the Company is authorized to issue 5,000,000 shares of $0.0001 par value preferred stock, with designations, voting, and other rights and preferences to be determined by the Board of Directors of which 4,999,750 remain available for designation and issuance.

As of December 31 and September 30, 2018, the Company has designated 250 shares of $0.0001 par value Series A preferred stock, of which 250 shares are issued and outstanding. These preferred shares have voting rights per shareholder equal to the total number of issued and outstanding shares of common stock divided by 0.99.

Common Stock

On April 17, 2018 the Company’s shareholders approved an increase in authorized common stock to 1,500,000,000 from 200,000,000, which became effective upon the filing of an amendment to the articles of incorporation with the State of Delaware on April 24, 2018. As of December 31, and September 30, 2018 there were 1,046,868,825 and 767,160,077 shares outstanding, respectively.

Stock Incentive Plan

The Company established its 2016 Stock Incentive Plan (the “Plan”) that permits the granting of incentive stock options and other common stock awards. The maximum number of shares available under the Plan is 100,000,000 shares. The Plan is open to all employees, officers, directors, and non-employees of the Company. Options granted under the Plan will terminate and may no longer be exercised (i) immediately upon termination of an employee or consultant for cause or (ii) one year after termination of employment, but not later than the remaining term of the option. As of December 31, 2018, 81,495,000 awards remain available for grant under the Plan.

Shares Issued for non-employee Services

In February 2017, the Company issued 400,000 vested shares of common stock to an entity as payment for consulting services rendered. As the shares fee is considered contractually earned upon the execution of the agreement, the shares were valued on the February 17, 2017 measurement date at $0.23 per share or a total of $92,000 based on the quoted trading price and amortized over the 6-month term of the agreement. In June 2017, upon renewal of the agreement, the Company issued an additional 400,000 vested shares of common stock to this entity as payment for consulting services rendered valued at $93,160, or $0.2329 per share, based on the quoted trading price. In connection with the issuance of these shares, during the year ended September 30, 2017, the Company recorded professional fees of $141,380 and a prepaid expense of $43,780 which were amortized into professional fees during the year ended September 30, 2018.

On April 1, 2018, the Company entered into a one year oral management consulting agreement with an individual. In connection with this agreement, the Company issued 4,000,000 common shares to the consultant. Such shares were valued on the vesting dates of April 1, 2018 at $296,000, or $0.074 per share based on the quoted trading price. In connection with these shares, the Company has record prepaid professional fees of $295,600 to be recognized monthly as expense over the one-year term. There was $73,900 remaining as prepaid expense at December 31, 2018.

On June 19, 2018 Tysadco Partners was issued 533,333 shares of restricted common stock for services under a one-year agreement. 400,000 shares were issued as the “retainer”, to be vested in four equal installments beginning on effective date of the agreement and 60, 120 and 180 days following the effective date. The remaining 133,333 shares were issued for the monthly compensation arrangement. The related charges will be measured on the vesting dates at fair value and recognized in Professional Fees (expense) pro rata over the service term.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

(Unaudited)

On September 24, 2018 2,387,302 common shares were issued to Tysadco Partners for the Company’s investor relations firm as per the agreement for monthly payments in shares of $4,000 per month totaling $16,000, which was fully recognized as expense as of September 30, 2018. The issuance settled the amounts due for June 21, 2018 through October 20, 2018.

Shares Issued for Settlement

On August 27, 2018 the Company settled outstanding accounts payable with a vendor by issuing 2,307,693 common shares. On September 27, 2018, the Company agreed to issue 2,692,307 shares for a total of 5,000,000 shares to settle the payable balance of $15,000. These shares were valued at the market price of $0.0058 and $0.004 on the grant date and settlement date respectively, resulting in a loss on settlement of $9,154.

Shares Issued Under 3(a)(10)

The Company issued common shares to Livingston Asset Management, pursuant to Replacement Note A and the related 3(a)(10) settlement (see Note 10).

Between March 14, 2018 and October 29, 2018, 101,624,000 common shares were issued and sold by Livingston, with 71,624,000 shares issued and sold through September 30, 2018, and the remaining 30,000,000 issued as of September 30, 2018 and sold as of November 22, 2018.

The shares of the Company’s common stock issued under section 3(a)(10) of the Securities Act, have been initially recorded at par value with an equal charge to additional paid-in capital and proceeds of $308,100 and pro rata note premium of $204,989 totaling $513,089 have been recorded as equity relating to these issued shares as of September 30, 2018 and proceeds of $45,320 and $30,618 of debt premium totaling $75,938 were recorded to equity in the three months ended December 31, 2018.

Common Stock Sold for Settlement Payment of 3(a)(10)

On November 22, 2018 Livingston Asset Management finalized sale of 30,000,000 shares of common stock and remitted a payment to TCA for $45,320 in partial settlement of TCA Note A under the terms of the 3(a)(10) agreement. The liability was reduced by $45,320. The principal reduction of $45,320 and related debt premium of $30,618 were recorded as additional paid in capital.

Shares Issued for Warrant Exercise

On October 17, 2018 Crown Bridge Partners was issued 35,420,168 common shares at $.0072, in exchange for 39,990,513 warrants surrendered. $68,232 was recorded as equity and derivative liabilities were reduced by $28,793.

Shares Issued for Conversion of Convertible Notes

Between November 1 and December 5, 2018 Jefferson Street Capital was issued 128,619,959 common for conversion of principal related to the Porta Pellex note assignment and restatement cited above. The note was converted at contracted rates and the shares issued had aggregate fair values on the conversion dates of $166,929. The note principal of $62,500, interest due of $7,500 fees of $4,400 were fully liquidated as a result of the conversions. Derivative liabilities of $78,471 were relieved to gain on debt extinguishment recorded as additional paid in capital, debt discount of $62,500 was amortized to interest expense and loss due to debt extinguishment of $14,057 was recorded.

Between November 6 and November 27, 2018 Trillium Partners LP was issued 115,668,621 common for conversion of $62,500 principal related to the Porta Pellex note assignment and restatement cited above. The note principal of $62,500, accrued interest or $7,500 and fees of $2,290 were fully liquidated as a result of the conversions. The note was converted at contracted rates. Debt premiums of $62,500 were recorded as additional paid in capital.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

(Unaudited)

Stock Options

On July 1, 2016, the Company granted options under the 2016 Stock Incentive Plan to purchase 22,500,000 shares of its common stock to several employees, and an additional 4,300,000 to certain non-employees for services at an exercise price of $0.20 per share. The fair value of the shares of the underlying common stock at the date of grant based on the quoted trading price was $0.20 per share. 20,000,000 of the options issued to certain employees and 4,000,000 of the options issued to one consultant vested immediately and have a ten year term. The remaining 2,800,000 options cliff vest 50% per year over the following two year period and have a ten year term. Assumptions related to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model, are as follows: risk-free interest rate of approximately 1.46%; expected divided yield of 0%; expected option life of 5 years for the shares that vest immediately; expected option life of 5.75 years for the shares that vest over a two year period using the simplified method; and expected volatility of approximately 841%. The value of the options granted to non-employees which vested over time are remeasured at each reporting date until vesting occurs. The aggregate grant date fair value of these awards, as adjusted to apply variable measurement date accounting for non-employee awards, amounted to $5,579,990 as of September 30, 2016. The Company recognizes compensation cost for unvested stock-based incentive awards on a straight-line basis over the requisite service period.

For the year ended September 30, 2017, the Company granted options under the 2016 Stock Incentive Plan to purchase 15,566,200 shares of its common stock to several employees, and 10,485,000 shares of its common stock to certain non-employees at exercise prices ranging from $0.20 to $0.24 per share with vesting terms ranging from immediately vesting to 5 years to employees and certain consultants, respectively. The options were valued at the grant date and remeasurement date using a Black-Scholes option pricing model with the following assumptions; risk-free interest rate of 1.46%, expected dividend yield of 0%, expected option term of 1.75 to 5 years for the shares that vested immediately and 5.75 to 6.5 years for those with vesting terms using the simplified method and expected volatility ranging from 117% to 125%. The value of the options granted to non-employees which vested over time is remeasured at each reporting date until vesting occurs. The aggregate grant date fair value of these awards, as adjusted to apply variable measurement date accounting for non-employee awards, amounted to $3,863,388 as of September 30, 2017. The Company recognizes compensation cost for unvested stock-based incentive awards on a straight-line basis over the requisite service period.

There were no options granted under the 2016 Stock Incentive Plan for the three months ended December 31, 2018.

For the three months ended December 31, 2018 and 2017, the Company recorded $66,823 and $189,267 of compensation and consulting expense related to stock options, respectively. Total unrecognized compensation and consulting expense related to unvested stock options at December 31, 2018 amounted to $551,555. The weighted average period over which share-based compensation expense related to these options will be recognized is approximately 2 years.

For the three months ended December 31, 2018 and year ended September 30, 2018, a summary of the Company’s stock options activity is as follows:

	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Weighted- Average Grant-Date Fair Value	Aggregate Intrinsic Value
Outstanding at September 30, 2017	44,351,200	$0.21	9.27	$-	$-
Forfeited	(25,846,200)	0.20
Outstanding at September 30, 2018	18,505,000	.22	8.46	-	-
Outstanding at December 31, 2018	18,505,000	.22	7.18	-	-
Exercisable at December 31, 2018	9,073,000	$0.21	6.37	$-	$-

All options were issued at an options price equal to the market price of the shares on the date of the grant.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

(Unaudited)

Warrants

On September 9, 2016, 500,000 5-year warrants exercisable at $0.01 per share were issued as part of the consideration for the Howco acquisition. These warrants were valued at aggregate of $180,000.

On November 9, 2017, the Company received a first tranche payment of $75,500 under the terms of a Securities Purchase Agreement dated October 25, 2017, with Crown Bridge under which the Company issued to Crown Bridge a convertible note in the principal amount of $105,000 and a five-year warrant to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.35 as a commitment fee which is equal to the product of one-third of the face value of each tranche divided by $0.35. On December 20, 2017 an additional 200,000 warrants were issued as a penalty and in order to entice Crown Bridge to waive its right of first refusal to provide additional financing under the terms of their convertible note. A debt discount of $44,036 was recorded for the relative fair market value of the total 300,000 warrants and amortized to interest expense as of September 30, 2018. The warrants have full ratchet price protection and cashless exercise rights (See Note10). The warrant includes an anti-dilution clause that was triggered on June 4, 2018. On June 4, 2018 an unrelated convertible note holder became entitled to convert their note into common shares at a 60% discount to the stock’s market price. The anti-dilution provision trigger entitled Crown Bridge to exercise its warrants under a formula that increased the number of common shares to 31,250,000 at a price of $.0036 per share. Due to the fact that the number of shares and exercise price can change due to market changes in the price of the common stock the Company has concluded to treat the warrants as derivatives and to revalue that derivative at each reporting date. Therefore a derivative liability of $261,484 with a charge to additional paid in capital was recorded on June 4, 2018. As of December 31, 2018 the warrant was revalued and the warrant holder is entitled to exercise its warrants for 136,083,627 common shares and the related derivative liability is $189,324.

For the three months ended December 31, 2018 and the year ended September 30, 2018, a summary of the Company’s warrant activity is as follows:

	Number of Warrants	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Weighted- Average Grant-Date Fair Value	Aggregate Intrinsic Value
Outstanding at September 30, 2017	500,000	$0.01	2.94	$.36	$-
Granted	300,000
Anti-Dilution	68,778,947	$0.00151	4.08	.0036	$185,822
Outstanding and exercisable at September 30, 2018	69,578,947	$0.00158	4.1	$-	$185,822
Exercised at October 17, 2018	(39,990,513)	$0.000158	4.1	$-	$28,793
Anti-Dilution adjustment at December 31, 2018	106,995,193
Outstanding and exercisable at December 31, 2018	136,583,627

NOTE 13 - DEFINED CONTRIBUTION PLAN

In August 2016, Drone established a qualified 401(k) plan with a discretionary employer matching provision. All employees who are at least twenty-one years of age and no minimum service requirement are eligible to participate in the plan. The plan allows participants to defer up to 90% of their annual compensation, up to statutory limits. Employer contributions charged to operations for the three months ended December 31, 2018 and 2017 was $0 and $0, respectively.

The Company’s subsidiary, Howco, is the sponsor of a qualified 401(k) plan with a safe harbor provision. All employees are eligible to enter the plan within one year of the commencement of employment. Employer contributions charged to expense for the three months ended December 31, 2018 and 2017 was $3,519 and $0, respectively.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 33, 2018

(Unaudited)

NOTE 14 - RELATED PARTY TRANSACTIONS

On October 1, 2016, the Company entered into employment agreements with two of its officers. The employment agreement with the company’s President and CEO provides for annual base compensation of $370,000 for a period of three years, which can, at the Company’s election, be paid in cash or Common Stock or deferred if insufficient cash is available, and provides for other benefits, including a discretionary bonus and equity a provision for the equivalent of 12 months’ base salary, and an additional one-time severance payment of $2,500,000 upon termination under certain circumstances, as defined in the agreement. The employment agreement with the Company’s Treasurer and CFO provides for annual base compensation of $250,000 for a period of three years, which can, at the Company’s election, be paid in cash or Company Common Stock or deferred if insufficient cash is available, and provides for other benefits, including a discretionary bonus and equity grants, a provision for the equivalent of 12 months’ base salary and an additional one-time severance payment of $1,500,000 upon termination under certain circumstances, as defined in the agreement. On July 10, 2017, the CFO of the Company who was also a member of the Board resigned. Pursuant to the employment agreement, this employee is not eligible for the one-time severance payment of $1,500,000 and accordingly, the final balance of accrued wages due to this former CFO as of September 30, 2017 due of approximately $93,000 which is included in accrued expenses on the accompanying consolidated balance sheet at December 31, and September 30, 2018.

On March 28, 2017, we entered into an at-will employment agreement with Matthew Wiles as General Manager of Howco. Under the terms of employment agreement, Mr. Wiles’ compensation is $140,000 per annum and he also will be eligible for a bonus of 10% of Howco’s gross profits over $1.25 million to be paid in cash after the annual financial statements have been completed and, if applicable, audited for filing with the SEC. Mr. Wiles will also receive options to acquire 250,000 shares of Drone USA’s common stock vesting over five years in equal amounts on the anniversary date of his Employment Agreement.

From July 2017 to August 2018, the Company utilized as its corporate headquarters the office space and equipment of an entity in West Haven, Connecticut related to the Company’s CEO at no cost. Since September 30, 2018 the Company leases space in New Jersey as its corporate headquarters.

The Company has certain convertible notes payable to related parties (see Note 9).

NOTE 15 - COMMITMENTS AND CONTINGENCIES

Contingencies

Legal Matters

On February 6, 2018 the Company sent a letter to the previous owners of Howco Distributing Co. (“Howco”) alleging that they made certain financial misrepresentations under the terms of the Stock Purchase Agreement by which the Company acquired control of Howco during 2016. The Company claimed that the previous owners took excessive amounts of cash from the business prior to the close of the merger. On March 13, 2018 the Company filed a lawsuit against the previous owners by issuing a summons. On April 12, 2018, the Company received the Defendants’ answer. The Company and the previous owners are in discussion to settle the matter as of December 31, 2018.

In connection with the merger in fiscal 2016, with Texas Wyoming Drilling, Inc., a vendor has a claim for unpaid bills of approximately $75,000 against the Company. The Company and its legal counsel believe the Company is not liable for the claim pursuant to its indemnification clause in the merger agreement.

Settlements

During the quarter ended June 30, 2017, the Company received demands for non-payment of five months of rent for its New York location. In July 2017, the Company vacated the New York premises. Subsequent to June 30, 2017, a lawsuit was filed in the Supreme Court of the State of New York for an alleged breach of a Service Agreement for approximately $63,000 in connection with the lease the Company entered into for its former office space in New York. As of September 30, 2017, the Company accrued into accounts payable approximately $63,000 pursuant to ASC 420-10-30 “Cost to Terminate an Operating Lease”. In October 2017, the Company entered into a settlement agreement with the New York lease landlord and paid $30,000 in full settlement and recorded a settlement gain of $33,361.

On August 9, 2017, a lawsuit was filed by an investor relations firm against the Company in the Supreme Court, Westchester County (Index No. 61772/2017). The complaint alleged two causes of action, one for goods and services furnished and one for an account stated, in the amount of $74,325. The plaintiff obtained a default judgment. The Company has filed an Order to Show Cause to vacate the default judgment on the grounds that the service of the complaint was invalid. The court granted the Company’s Order to Show Cause on December 19, 2017 and set the hearing on the Order to Show Cause for January 12, 2018. At December 31, 2017, $68,544 was accrued in accounts payable. On February 14, 2018 the Company entered into a stipulation agreement with the investor relations firm which settled the amount due at $20,000 if payment was made by February 21, 2018. The lump sum payment was made on February 16, 2018 and a gain on extinguishment of debt of $48,544 was recorded.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

(Unaudited)

On January 29, 2018, the Company entered into a settlement agreement and mutual release with a vendor who had provided public relations and other consulting services whereby the Company shall pay to this vendor an aggregate amount of $60,000 of which $30,000 was paid on February 2, 2018. Additionally, the Company shall pay ten monthly payments of $3,000 per month beginning on February 29, 2018. Additionally, the vendor returned 400,000 common shares of the Company’s common stock which will be cancelled upon satisfaction of the liability. The liability is recorded at $21,000 as of December 31, 2018. The Company is in discussion with the vendor to address the past due amounts.

On November 13, 2018 the Company and a vendor agreed to settle $161,700 in past due professional fees for a convertible note in the amount of $90,000. The note bears interest at 5% and matures in July 2019 and has a fixed discount conversion feature. The accrued balance as accounts payable of $71,700 is subject to a final waiver from the vendor that will allow a gain on the debt extinguishment to be recognized. (see note 17)

During 2016, Company entered into an employment agreement with the Company’s former Chief Strategy Officer which provided for annual base compensation of $400,000 for a period of three years and provided for other additional benefits as defined in the agreement including a signing bonus of $100,000 payable during the first year of employment. During November 2018 the Company reached an agreement and executed a related stipulation and payment terms agreement stemming from the legal action by the former Chief Strategy Officer for improper termination. The plaintiff agreed to accept $600,000 in payments. The first scheduled payment of $200,000 was made on December 20, 2018 in accordance with the settlement terms. Twelve monthly payments of approximately $33,333 are due starting on January 15, through December 15, 2019. As of December 31, 2018 a balance of $412,435 remained as accrued expense which includes related employer payroll taxes expected to be incurred for future payments. (see note 17)

As of December 31, 2018, the Company has received demand for payment of past due amounts for services by several consultants and service providers.

Commitments

Exclusive Agreement

On June 1, 2016, the Company entered into an exclusive agreement with a Brazilian entity in the drone technology market. The agreement provides that the Company will acquire exclusive rights to this entity’s UAV technology and intellectual property that includes research and development efforts completed by this entity. The Company will also secure exclusive export and representation rights to this entity’s products along with the non-binding option to acquire full ownership of this entity for $1 million should the companies agree at a later date it would be in the best interest of both businesses. As consideration for this agreement, the Brazilian entity CEO was appointed to the position of Chief Technology Officer of the Company and granted an option for 2,000,000 shares of common stock.

Consulting Agreements

In June 2017, the Company entered into an agreement with an investment bank to provide placement agent services on an exclusive basis as it relates to a private placement (“the placement”). The agreement calls for the investment bank to receive 9% of the gross proceeds of the placement and 2.5% warrant coverage of the amount raised. The warrants shall entitle the investment bank to purchase securities of the Company at a purchase price equal to 110% of the implied price per share of the placement or 100% of the public market closing price of the Company’s common stock on the date of the placement, whichever is lower. The warrants shall have a term of five years after the closing of the placement. The agreement expired on September 30, 2017 but the terms of the agreement remains effective for previously introduced investors for capital raised during the year ended September 30, 2018. The investment bankers have not presented any claims under this agreement.

Lease Obligations

The Company entered into an agreement with a manufacturer in Pismo Beach, California. The agreement provides for certain services to be provided by the manufacturer as needed by the Company. The agreement has an initial term of three years with one year renewals. In connection with this agreement, the Company has agreed to sublease space based in San Luis Obispo, California from the manufacturer for the purposes of the development and manufacturing of unmanned aerial vehicles. The lease provides for base monthly rent of approximately $15,000 for the initial term to be increased to $16,500 per month upon extension. The lease term begins February 1, 2017 and expires January 31, 2019 with the option to extend the term an additional 24 months. However, the Company never took possession of the premises and in July 2017, the Company made a decision to not take possession of the premises. The Company is in default of the rent payments and had received verbal demand of payments. As of December 31, 2018, the Company has not made any of the required monthly rent payments in connection with this agreement. During fiscal 2017, the Company had expensed and accrued into accounts payable the remaining amounts due under the term of the lease for a total accrual of $360,000 pursuant to ASC 420-10-30. This balance remains accrued as of December 31, 2018 and 2017.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

(Unaudited)

In May 2017, the Company extended Howco’s office lease through May 30, 2020. The lease requires monthly payments including base rent plus CAM with annual increases. Future minimum lease payments under non-cancelable operating leases at December 31, 2018 are as follows:

Years ending September 30,	Amount
2019	$60,137
2020	40,737
Total minimum non-cancelable operating lease payments	$100,874

For the three months ended December 31, 2018 and 2017, rent expense amounted to $14,513 and $14,565, respectively.

Purchase commitments

The Company entered into agreements to act as a distributor or dealer with third party drone suppliers. Some of these agreements require the Company to maintain certain levels of inventory of the supplier’s products. At December 31 and September 30, 2018 no inventory was required to be held under the terms of these arrangements.

Profit Sharing Plan (for Howco)

On April 13, 2018, Howco Distributing announced to its employees a Company-wide profit sharing program. In fiscal year 2018, Howco Distributing, will pay out ten-percent of the Company’s income before depreciation and amortization. The employee profit share is equal to their annual salary divided by the Company’s total annual payroll and multiplied by 10% of adjusted net income for the fiscal year. During the three months ended December 31, 2018 the employees earned approximately $6,000 under this plan.

NOTE 16 - CONCENTRATIONS

Concentration of Credit Risk

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. At December 31, and September 30, 2018, cash in bank did not exceed the federally insured limits of $250,000. The Company has not experienced any losses in such accounts through December 31, 2018.

Economic Concentrations

With respect to customer concentration, two customers accounted for approximately 54.6% and 13.1%, of total sales for the three months ended December 31, 2018. Four customers accounted for approximately 53%, 19%, 19% and 10%% of total sales for the three months ended December 31, 2017.

With respect to accounts receivable concentration, five customers accounted for 28.7%, 26.4%, 15.1%, 12.8% and 11.2% of total accounts receivable at December 31, 2018. Three customers accounted for approximately, 50%, 20% and 20% of total accounts receivable at September 30, 2018.

With respect to supplier concentration, three suppliers accounted for approximately 25.3%, 21.1% and 15.9% of total purchases for the three months ended December 31, 2018. One supplier accounted for approximately 39% of total purchases for the three months ended December 31, 2017.

With respect to accounts payable concentration, two suppliers accounted for approximately 20.8% and 15.8% of total accounts payable at December 31, 2018. Three suppliers accounted for approximately 18%, 13% and 11% of total accounts payable at September 30, 2018.

With respect to foreign sales, it totaled approximately $4,863 for the three months ended December 31, 2018. Foreign sales totaled approximately $27,000 for the three months ended December 31, 2017.

NOTE 17 - SUBSEQUENT EVENTS

On February 5, 2019, the Company filed Form Pre 14C with the SEC following majority shareholder approval on January 30, 2019 to increase the number of authorized common shares from 1,500,000,000 to 6,000,000,000. The Company filed a Def 14C with the SEC on February 25, 2019 and the increase in authorized was effective upon the filing of the Amendment with the state of Delaware on February 25, 2019.

On February 11, 2019, the Supreme Court of the State of New York issued a summons to the former CFO of the Company, to appear before the court to answer the Company’s complaint seeking payment under a personal guarantee of the defendant to provide half of any compensation paid to the former Chief Strategy Officer. The Company is seeking $300,000 from the defendant relating to the November 27, 2018 settlement agreement with the former Chief Strategy Office for $600,000.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

(Unaudited)

On February 13, 2019, the Company received waiver and release arising from a vendor settlement of past due amounts due of $161,681 for the $90,000 convertible note issued to the vendor on November 13, 2018. The Company will immediately recognized a gain on extinguishment of debt in the amount of $71,681.

Convertible Notes Issued

On January 1, 2019 the Company issued a convertible promissory note for $12,500 to Livingston Asset Management under the services agreement mentioned above. The note bears interest at 10%, matures in six months and is convertible into the Company’s common stock at 50% of the lowest closing bid price on the 30 trading days immediately preceding the notice of conversion.

 On January 18, 2019 the Company issued a convertible promissory note to an attorney for services in the amount of $6,000. The note bears interest at 12%, matures in six months and is convertible into the Company’s common stock at 50% of the lowest closing bid price on the 30 trading days immediately preceding the notice of conversion.

On February 1, 2019 the Company issued a convertible promissory note for $12,500 to Livingston Asset Management under the services agreement mentioned above. The note bears interest at 10%, matures in six months and is convertible into the Company’s common stock at 50% of the lowest closing bid price on the 30 trading days immediately preceding the notice of conversion.

Related Party Promissory Note Issued

On January 19, 2019 the Company issued a, promissory note to the CEO for $200,000. The note bears interest at 12% per annum, matures in 5 years on September 23, 2021.

Common Shares Issued for Convertible Notes

On January 8, 2019, Livingston Asset Management, LLC converted $9,000 of principal, $682 of accrued interest and $1,145 in fees for the fee note issued June 1, 2018 for 45,306,040 at the contracted price of $0.00025. The unliquidated balance of the fee note was $3,000 following the conversion.

On January 18, 2019, Livingston Asset Management converted $3,000 of the remaining principal balance, $24 of accrued interest and $1,145 in fees for the fee note issued June 1, 2018 and $12,500 of principal, $678 of accrued interest and $1,145 in fees from the fee note issued July 1, 2018 for total of 73,967,680 shares of common stock at the contracted price of $0.00025. The note was fully liquidated following the conversion.

On February 11, 2019, Livingston Asset Management submitted a conversion notice to convert $12,500 of principal, $654 of accrued interest and $1,145 in fees from the fee note issued August 1, 2018, for 47,663,700 at the contracted price of $0.0003.

Common Shares Issued under 3(a)(10)

On February 4, 2019 the Company issued 119,455,000 common shares to Livingston Asset Management under the 3(a)(10) agreement which are offered for sale to settle the Company’s obligation to its senior secured note holder.

Warrant Exercises

On January 4, 2019 Crown Bridge Partners exercised warrants for 52,100,526 common shares at $.0002, using the cashless formula as per the agreement.

On January 30, 2019 Crown Bridge Partners exercised warrants for 60,611,842 common shares at $.00024, using the cashless formula as per the agreement.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of:

Bantek, Inc. (f/k/a Drone USA, Inc.)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Bantek, Inc. (f/k/a Drone USA, Inc.) and subsidiaries (the “Company”) as of September 30, 2018 and 2017, the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for each of the two years in the period ended September 30, 2018, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of September 30, 2018 and 2017, and the consolidated results of its operations and its cash flows for each of the two years in the period ended September 30, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a net loss and cash used in operations of $5,774,867 and $794,369, respectively, for the year ended September 30, 2018 and has a working capital deficit, stockholders’ deficit and accumulated deficit of $12,170,117, $9,157,344 and $19,631,292 respectively, at September 30, 2018. The Company is also in default on certain promissory notes. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plan in regards to these matters is also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
We have served as the Company’s auditor since 2017.
Boca Raton, Florida
December 31, 2018

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,
	2018	2017
ASSETS
Current Assets
Cash	$108,446	$152,492
Accounts receivable	1,615,582	1,169,091
Inventory	533,106	681,057
Prepaid expenses and other current assets	194,587	56,606

Total Current Assets	2,451,721	2,059,246

Property and equipment, net	15,597	-

Other Assets
Goodwill	2,410,335	2,410,335
Tradename	760,000	760,000
Customer list, net	515,285	780,281

Total other assets	3,685,620	3,950,616

Total Assets	$6,152,938	$6,009,862

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$4,113,812	$3,815,546
Accrued expenses and interest	2,046,149	1,015,880
Convertible notes payable - net of discounts and premiums	6,943,741	3,779,572
Note payable - seller	900,000	900,000
Convertible note payable - related party affiliate	-	688,444
Convertible note payable - related party officer	27,670	122,000
Line of credit - bank	45,915	48,506
Note Payable	125,000	-
Settlements payable	161,255	-
Contingent liability - advisory fees	-	850,000
Accrued liability - advisory fees	-	1,200,000
Derivative Liabilities	258,296	-

Total Current Liabilities	14,621,838	12,419,948

Long-term Liabilities:
Convertible note payable - related party affiliate	688,444	-

Total Long-term Liabilities	688,444	-

Total Liabilities	15,310,282	12,419,948

Commitments and Contingencies (Note 16)

Stockholders’ Deficit:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized,
Series A preferred stock - no par value, 250 shares designated, issued and outstanding	-	-
Common stock - $0.0001 par value, 1,500,000,000 shares authorized, 767,160,077 and 43,104,692 shares issued and outstanding at September 30, 2018 and 2017, respectively	76,716	4,311
Additional paid-in capital	10,397,232	7,442,028
Accumulated deficit	(19,631,292)	(13,856,425)

Total Stockholders’ Deficit	(9,157,344)	(6,410,086)

Total Liabilities and Stockholders’ Deficit	$6,152,938	$6,009,862

See accompanying notes to consolidated financial statements

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	September 30,
	2018	2017

Sales	$18,389,568	$24,589,761

Cost of Goods Sold	16,772,661	22,963,231

Gross Profit	1,616,907	1,626,530

Operating Expenses:
Selling, General, and Administrative Expenses	3,403,674	6,946,559
Amortization and depreciation	274,655	264,997

Total Operating Expenses	3,678,329	7,211,556

Loss Before Other Expense	(2,061,422)	(5,585,026)

Other Expense:
Interest and financing costs	3,534,083	2,241,857
Loss on debt extinguishment and settlements, net	151,978	-
Derivative losses	23,630	-
Other losses	3,754	-

Total Other Expense	3,713,445	2,241,857

Net Loss before Provision for Income Tax	(5,774,867)	(7,826,883)

Provision for Income Tax	-	50

Net Loss	$(5,774,867)	$(7,826,933)

Basic and Diluted Loss Per Share	$(0.03)	$(0.18)

Weighted Average Number of Common Shares Outstanding:
Basic and diluted	172,210,532	42,590,735

See accompanying notes to consolidated financial statements

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Years Ended September 30, 2018 and 2017

	Series A				Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance - September 30, 2016	250	$-	41,719,492	$4,172	$5,285,847	$(6,029,492)	$(739,473)

Share-based compensation	-	-	-	-	1,836,514	-	1,836,514

Shares issued for settlement payable conversion	-	-	460,200	46	75,336	-	75,382

Shares issued for services	-	-	925,000	93	244,331	-	244,424

Net loss	-	-	-	-	-	(7,826,933)	(7,826,933)

Balance - September 30, 2017	250	-	43,104,692	4,311	7,442,028	(13,856,425)	(6,410,086)

Share-based compensation	-	-	-	-	137,969	-	137,969

Warrants and penalty warrants issued with debt	-	-	-	-	44,036	-	44,036

Reclassification of Warrants to derivative liability	-	-	-	-	(261,484)	-	(261,484)

Shares issued for Conversion of notes including premiums reclassified	-	-	605,808,574	60,581	2,075,234	-	2,135,815

Shares issued for 3(a)(10) debt settlement	-	-	101,624,000	10,162	502,925	-	513,089

Shares issued for employee compensation	-	-	2,000,000	200	14,740	-	14,940

Shares issued as debt issuance costs	-	-	757,176	76	68,069	-	68,145

Shares issued to non- employees for services	-	-	11,173,328	1,117	356,752	-	357,869

Shares to be issued to non-employees for services	-	-	2,692,307	269	16,962	-	17,231

Net loss	-	-	-	-	-	(5,774,867)	(5,774,867)

Balance - September 30, 2018	$250	$-	767,160,077	$76,716	$10,397,232	$(19,631,292)	$(9,157,344)

See accompanying notes to consolidated financial statements.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	September 30,
	2018	2017
Cash Flows from Operating Activities:
Net loss	$(5,774,867)	(7,826,933)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based expenses	413,321	2,037,158
Amortization and depreciation	274,655	264,997
Amortization of debt discounts	773,741	737,640
Accretion of premium on convertible note	1,588,175	617,647
Net gain on settlement of accounts payable and accrued expenses	(87,466)	-
Net debt extinguishment loss on conversion of notes	239,444	-
Fee notes issued	72,000	-
Derivative expense	23,630	-
Deferred rent	-	(16,667)
Change in earnout payable	-	(129,000)
Changes in operating assets and liabilities:
Accounts receivable	(446,491)	(303,316)
Inventory	147,951	710,382
Prepaid expenses and other current assets	87,358	79,221
Accounts payable and accrued expenses and interest	2,413,381	2,228,943
Customers deposits	-	(78,841)
Settlements payable	(519,201)	-
Accrued liability - advisory fees	-	1,200,000

Cash Used in Operating Activities	(794,369)	(478,769)

Cash Flows from Investing Activities:
Demonstration drones (PPE)	(25,256)	-

Cash Used in Investing Activities	(25,256)	-

Cash Flows from Financing Activities:
Proceeds from convertible notes payable	640,000	-
Proceeds from note payable	232,500	-
Repayment of line of credit	(2,591)	(1,077)
Proceeds from lines of credit - related parties	670	6,318
Repayment of line of credit - related parties	(95,000)	(10,000)
Proceeds from loan payable - related party	-	5,000

Cash Provided by Financing Activities	775,579	241

Net (Decrease) Increase in Cash	(44,046)	(478,528)

Cash - beginning of year	152,492	631,020

Cash - end of year	$108,446	$152,492

Supplemental Disclosures of Cash Flow Information:
Cash paid for:
Interest	$345,152	$639,506
Taxes	$-	$-
Noncash financing and investing activities:
Issuance of note payable for debt issuance costs	$65,000	$-
Issuance of settlement payable to satisfy accounts payable and accrued expenses	$680,456	$-
Third Party insurance funding	$70,000	$75,382
Conversion of fees and accrued interest to convertible note payable	$2,288,642	$-
Default penalties recorded as debt discount	$54,275	$-
Original issue discounts notes	$196,004	$-
Issuance of warrants for financing fees	$12,508	$-
Issuance of warrants for default penalties	$31,529	$-
Reclassification of warrants to derivative liabilities	$261,484	$-
Initial derivative liabilities for notes issued	$85,000	$-
Issuance of common stock for 3(a)(10) settlements including related costs	$513,089	$-
Issuance of common stock for convertible notes, accrued interest	$1,787,479	$-
Issuance of common stock for past due vendor fees	$15,000	$-
Issuance of common stock for future services	$307,400	$185,160

See accompanying notes to consolidated financial statements

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND 2017

NOTE 1 - NATURE OF OPERATIONS

Bantek, Inc. (f/k/a DRONE USA, INC.) (“Bantek”) is an Unmanned Aerial Vehicles (“UAV”) and related services and Technology Company that intends to engage in the distribution and integration of advanced low altitude UAV systems, services and products. Bantek also provides product procurement, distribution, and logistics services through its wholly-owned subsidiary, Howco Distributing Co., (“Howco”) (collectively, the “Company”) to the United States Department of Defense and Defense Logistics Agency. The Company has operations based in Pine Brook, New Jersey and Vancouver, Washington. The Company continues to seek strategic acquisitions and partnerships with UAV firms that offer superior technologies in high-growth markets, as well as acquisitions and partnerships with firms that have complementary technologies and infrastructure.

On April 24, 2018 the Company amended its articles of incorporation filed with the Delaware Secretary of State changing the Company name from Drone USA, Inc. to Bantek, Inc. Acceptance of the name change by FINRA is pending.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND GOING CONCERN

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Bantek and its wholly-owned subsidiaries, Drone USA, LLC (inactive), and Howco. All significant intercompany accounts and transactions have been eliminated in consolidation.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. For the year ended September 30, 2018, the Company has incurred a net loss of $5,774,867 and used cash in operations of $794,369. The working capital deficit, stockholders’ deficit and accumulated deficit was $12,170,117, $9,157,344 and $19,631,292, respectively, at September 30, 2018. Furthermore, on April 13, 2017 the Company received a default notice on its payment obligations under the senior secured credit facility agreement (see Note 10), defaulted on its Note Payable – Seller in September 2017, and as of September 30, 2018 has received demands for payment of past due amounts from several consultants and service providers. It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or debt. The Company has been implementing cost-cutting measures and restructuring or setting up payment plans with vendors and service providers and plans to raise equity through a private placement, and restructure or repay its secured obligations. The accompanying consolidated financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the allowance for bad debt on accounts receivable, reserves on inventory, valuation of goodwill and intangible assets for impairment analysis, valuation of the earn-out liability, valuation of stock based compensation, the valuation of derivative liabilities and the valuation allowance on deferred tax assets.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND 2017

Fair Value Measurements

The Company follows the FASB Fair Value Measurements standard, as they apply to its financial instruments. This standard defines fair value, outlines a framework for measuring fair value, and details the required disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. The standard establishes a hierarchy in determining the fair value of an asset or liability. The fair value hierarchy has three levels of inputs, both observable and unobservable. Level 1 inputs include quoted market prices for identical assets or liabilities in an active market that the Company has the ability to access at the measurement date. Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 2 inputs include quoted market prices for similar assets or liabilities, quoted market prices in an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data. The standard requires the utilization of the lowest possible level of input to determine fair value and carrying amounts of current liabilities approximate fair value due to their short-term nature. The Company accounts for certain instruments at fair value using level 3 valuation.

	At September 30, 2018			At September 30, 2017
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Derivative Liability	—	—	$258,296	—	—	$—

A rollforward of the level 3 valuation financial instruments is as follows:

Earn-Out Liability
Balance at September 30, 2016	$129,000
Decrease in fair value of earn-out payable	(129,000)
Balance at September 30, 2017	$-

Derivative Liabilities
Balance at September 30, 2017	-
Initial Fair Value of derivative recorded as discount	$85,000
Initial Fair Value of derivative recorded as expense	74,463
Reduction of derivative recorded as gain on extinguishment upon conversion	(111,818)
Reclassifications of Fair Value of Warrants from equity	261,484
Fair value adjustments for the year	(50,833)
Balance at September 30, 2018	$258,296

The warrants were issued to a convertible note holder in November and December 2017 and initially determined to be equity instruments and recorded as note discount and as additional paid in capital. On June 4, 2018 the anti-dilutive provision of the warrants took effect and based on the new conversion formula management determined the warrant became a derivative liability and reclassified the Fair Value on June 4, 2018 from additional paid-in capital to derivative liability with fair market value changes recognized in operations for each reporting date.

Cash and Cash Equivalents

Cash equivalents consist of liquid investments with maturities of three months or less at the time of purchase. There are no cash equivalents at the balance sheet dates.

Accounts Receivable

Trade receivables are recorded at net realizable value consisting of the carrying amount less the allowance for doubtful accounts, as needed. Factors used to establish an allowance include the credit quality of the customer and whether the balance is significant. The Company may also use the direct write-off method to account for uncollectible accounts that are not received. Using the direct write-off method, trade receivable balances are written off to bad debt expense when an account balance is deemed to be uncollectible.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND 2017

Inventory

Inventory consists of finished goods, which are purchased directly from manufacturers. The Company utilizes a just in time type of inventory system where products are ordered from the vendor only when the Company has received sales order from its customers. Inventory is stated at the lower of cost and net realizable value on a first-in, first-out basis.

Property & Equipment

Property and equipment are stated at cost and depreciated over their estimated useful lives. Maintenance and repairs are charged to expense as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of these assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. Certain items classified as inventory during the second fiscal quarter of 2018 have been reclassified to Property and Equipment. These assets are fully operational drones used as demonstration units and were put into such use since acquisition. The units were all acquired during the year ended September 30, 2018 and each unit exceeds management’s threshold for capitalization of $2,000 for a single unit. The Company depreciates these demonstration units over a period of 3 years using an accelerated method. Depreciation expense was $9,659 in 2018.

Goodwill and Intangible Assets

The Company’s goodwill and tradename assets are deemed to have indefinite lives and, accordingly, are not amortized, but are evaluated for impairment at least annually, but more often whenever changes in facts and circumstances occur which may indicate that the carrying value may not be recoverable. The customer list was deemed to have a life of 4 years and is being amortized through September 2020.

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Impairment is determined by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from use of the assets and their ultimate disposition. In instances where impairment is determined to exist, the Company writes down the asset to its fair value.

Deferred Financing Costs

All unamortized deferred financing costs related to the Company’s borrowings are presented in the consolidated balance sheets as a direct deduction from the related debt. Amortization of these costs is reported as interest and financing costs included in the consolidated statement of operations.

Revenue Recognition

Sales are recognized upon shipment of product to the customer. Provisions for returns and allowances are recorded in the period the sales occur. Payments received from customers prior to shipment of the product to them, are recorded as customer deposit liabilities.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation –Stock Compensation “, which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. The Company utilizes the Black-Sholes option pricing model and uses the simplified method to determine expected term because of lack of sufficient exercise history. Additionally, effective October 1, 2016, the Company adopted the Accounting Standards Update No. 2016-09 (“ASU 2016-09”), Improvements to Employee Share-Based Payment Accounting. Among other changes, ASU 2016-09 permits the election of an accounting policy for forfeitures of share-based payment awards, either to recognize forfeitures as they occur or estimate forfeitures over the vesting period of the award. The Company has elected to recognize forfeitures as they occur and the cumulative impact of this change did not have any effect on the Company’s consolidated financial statements and related disclosures.

Pursuant to ASC 505-50 – “Equity-Based Payments to Non-Employees”, all share-based payments to non-employees, including grants of stock options, are recognized in the consolidated financial statements as compensation expense over the service period of the consulting arrangement or until performance conditions are expected to be met. Using a Black-Scholes valuation model, the Company periodically reassessed the fair value of non-employee options until service conditions are met, which generally aligns with the vesting period of the options, and the Company adjusted the expense recognized in the consolidated financial statements accordingly.

Shipping and Handling Costs

The Company has included freight-out as a component of cost of sales, which amounted to $101,139 and $173,662 for the years ended September 30, 2018 and 2017, respectively.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND 2017

Convertible Notes with Fixed Rate Conversion Options

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the Note date with a charge to interest expense in accordance with ASC 480 - “Distinguishing Liabilities from Equity”.

Derivative Liabilities

The Company has certain financial instruments that are derivatives or contain embedded derivatives. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 810-10-05-4 and 815-40.  This accounting treatment requires that the carrying amount of any derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date.  In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on extinguishment.

Income Taxes

The Company’s current provision for income taxes is based upon its estimated taxable income in each of the jurisdictions in which it operates, after considering the impact on taxable income of temporary differences resulting from different treatment of items for tax and financial reporting purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and any operating loss or tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in those periods in which temporary differences become deductible. Should management determine that it is more likely than not that some portion of the deferred tax assets will not be realized, a valuation allowance against the deferred tax assets would be established in the period such determination was made. The Company follows the accounting for uncertainty in income taxes guidance, which clarifies the accounting and disclosures for uncertainty in income taxes recognized in the Company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on derecognition and measurement of a tax position taken or expected to be taken in a tax return.

The Company currently has no federal or state tax examinations in progress. As of September 30, 2018, the Company’s tax returns for the tax years 2017, 2016 and 2015 remain subject to audit, primarily by the Internal Revenue Service.

The Company did not have material unrecognized tax benefits as of September 30, 2018 and 2017 and does not expect this to change significantly over the next 12 months. The Company will recognize interest and penalties accrued on any unrecognized tax benefits as a component of provision for income taxes.

Net Loss Per Share

Basic loss per share is calculated by dividing the loss attributable to stockholders by the weighted-average number of shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings (loss) of the Company. Diluted loss per share is computed by dividing the loss available to stockholders by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless such dilutive potential shares would result in anti-dilution. As of September 30, 2018, 18,505,000 options were outstanding of which 7,544,000 were exercisable, 69,578,947 warrants were outstanding of which 69,578,947 were exercisable, and related party convertible debt and accrued interest totaling $853,432 was convertible into 159,495,739 shares of common stock. Additionally, as of September 30, 2018, the outstanding principal balance, including accrued interest of the third party convertible debt, totaled $6,085,830 and was convertible into 1,661,402,806 shares of common stock. The total dilutive potential shares of 1,898,021,492 exceed the number of common shares authorized and unissued. As of September 30, 2018 and 2017, potentially dilutive securities consisted of the following:

	September 30, 2018	September 30, 2017
Stock options	7,544,000	44,351,200
Warrants	69,578,947	500,000
Related party convertible debt and accrued interest	159,495,739	4,781,526
Third party convertible debt (including senior debt)	1,661,402,806	21,972,557
Contingent liability – advisory fees	-	3,710,796
Total	1,898,021,492	75,316,079

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND 2017

Segment Reporting

The Company uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s chief operating decision maker is the chief executive officer of the Company, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. As of September 30, 2018, the Company did not report any segment information since the Company only generates sales from its subsidiary, Howco.

Recent Accounting Pronouncements

In May 2014, the FASB issued a new accounting standard that attempts to establish a uniform basis for recording revenue to virtually all industries financial statements, under U.S. GAAP as amended in March 2016 and April 2016. The revenue standard’s core principle is built on the contract between a vendor and a customer for the provision of goods and services. It attempts to depict the exchange of rights and obligations between the parties in the pattern of revenue recognition based on the consideration to which the vendor is entitled. In order to accomplish this objective, companies must evaluate the following five basic steps: (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation. There are three basic transition methods that are available - full retrospective, retrospective with certain practical expedients, and a cumulative effect approach. Under the third alternative, an entity would apply the new revenue standard only to contracts that are incomplete under legacy U.S. guidance at the date of initial application and recognize the cumulative effect of the new standard as an adjustment to the opening balance of retained earnings. Prior years would not be restated and additional disclosures would be required to enable users of the financial statements to understand the impact of adopting the new standard in the current year compared to prior years that are presented under legacy U.S. guidance. For public business entities, this standard is effective for annual periods beginning after December 15, 2017, and interim periods within those annual periods. The Company adopted this standard on October 1, 2018 Early adoption is prohibited. The adoption of this new accounting standard did not have a material impact on its consolidated financial position and results of operations.

In February 2016, the FASB issued a new accounting standard on leases. The new standard, among other changes, will require lessees to recognize a right-of-use asset and a lease liability on the balance sheet for all leases. The lease liability will be measured at the present value of the lease payments over the lease term. The right-of-use asset will be measured at the lease liability amount, adjusted for lease prepayments, lease incentives received and the lessee’s initial direct costs (e.g. commissions). The new standard is effective for annual reporting periods beginning after December 15, 2018, including interim reporting periods within those annual reporting periods. The adoption will require a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest period presented. The Company is currently evaluating the impact of this new accounting standard on its consolidated financial position and results of operations.

In June 2018, the FASB issued ASU 2018-07, which amends Compensation – Stock Compensation Topic 718 related to its provisions on accounting for nonemployee shares based payments. This amendment is not effective for the Company for the fiscal year ended September 30, 2018. The Company will adopt the provisions during fiscal year 2019.

The Company does not believe that any other recently issued but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 - ACCOUNTS RECEIVABLE

The Company’s accounts receivable at September 30, 2018 and 2017 is as follow:

	September 30, 2018	September 30, 2017
Accounts receivable	$1,615,582	$1,169,091
Reserve for doubtful accounts	-	-
	$1,615,582	$1,169,091

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND 2017

NOTE 4 - INVENTORY

At September 30, 2018 and 2017, inventory consists of finished goods and was valued at $533,106 and $681,057, respectively.

NOTE 5 - GOODWILL AND INTANGIBLE ASSETS

At September 30, 2018 and 2017, the carrying amount of goodwill amounted to $2,410,335 and $2,410,335, respectively. On September 30, 2017, the Company adopted ASU 2017-04 which revises the method of conducting an impairment test for goodwill.

At September 30, 2018 and 2017, the carrying amount of tradename amounted to $760,000 and $760,000, respectively.

At September 30, 2018 and 2017, intangible assets other than goodwill and tradename consisted of:

	September 30, 2018	September 30, 2017
Customer list	$1,060,000	$1,060,000
Less: accumulated amortization	(544,715)	(279,719)

	$515,285	$780,281

The customer list is being amortized over 48 months from the acquisition date. Amortization expense for the years ended September 30, 2018 and 2017 was $264,996 and $264,997, respectively.

Future amortization expense of the customer list is as follows:

For the Years Ending September 30,
2019	$265,000
2020	250,285
Total	$515,285

The Company conducted its goodwill and its intangible assets impairment test as of September 30, 2018 and determined that no impairment was required as the asset values were supported by the historical, current and projected net income and positive cash flows of the component holding the goodwill and intangible assets, the Company’s subsidiary, Howco.

NOTE 6 - LINE OF CREDIT - BANK

The Company has a revolving line of credit with a financial institution, which balance is due on demand and principal payments are due monthly at 1/60th of the outstanding principal balance. This revolving line of credit is in the amount of $50,000, and is personally guaranteed by the Company’s Chief Executive Officer (“CEO”). The line bears interest at a fluctuating rate equal to the prime rate plus 4.25%, which at September 30, 2018 and September 30, 2017 was 9.25% and 8.50%, respectively. As of September 30, 2018, the balance of the line of credit was $45,915 with $4,085 available.

NOTE 7 - SETTLEMENTS PAYABLE

On July 20, 2018, the Company entered into a settlement agreement with a collection agent for American Express relating to $127,056 of past due charges. The agreement provides for initial payment of $12,706, the monthly payments of $6,500 and final payment on January 27, 2020 of $3,850. The amount due at September 30, 2018 was $101,350.

Howco entered into an agreement with a vendor in February 2018 to make monthly payments of $70,000 including interest charges to liquidate $620,803 of past due invoices. The amount outstanding at September 30, 2018 is $59,905.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND 2017

NOTE 8 - NOTE PAYABLE – SELLER

In connection with the acquisition of Howco in September 2016, the Company issued a note payable in the amount of $900,000 to the sellers of Howco. The note matured on September 9, 2017 and bears interest at 5.50% per annum. The note requires payment of unpaid principal and interest upon maturity. The note is secured by all assets of Howco Distribution Co. and subordinated to the Senior Secured Credit Facility discussed below. The note is currently in default and the default interest rate is 8% per annum. At September 30, 2018 and September 30, 2017, accrued interest on this note amounted to $125,682 and $53,682, respectively.

NOTE 9 - CONVERTIBLE NOTES PAYABLE – RELATED PARTIES

The Company has an $840,000 convertible note payable (“Note 1”) to a related party entity controlled by the Company’s CEO. Note 1 bears interest at an annual rate of 7% with an original maturity date of June 11, 2017 which has been extended to June 11, 2022, at which time all unpaid principal and interest is due. The holder of Note 1 has the option to convert the outstanding principal and accrued interest, in whole or in part, into shares of common stock at a conversion price equal to the volume weighted average price per share of common stock for the 30-day period prior to conversion. As of September 30, 2018 and 2017, Note 1 has not been converted and the balance of the note was $688,444 and $688,444, and accrued interest was $125,968 and $77,776, respectively. This note is considered a stock settled debt in accordance with ASC 480 and the fixed monetary amount is equal to the principal amount based on the conversion formula.

The Company has a convertible note payable (“Note 2”) with the Company’s CEO. Note 2 bears interest at an annual rate of 7% with a maturity date of December 31, 2017, at which time all unpaid principal and interest was due. On December 15, 2017 the due date was extended to July 2, 2018 and then in July, 2018, the due date was extended to June 30, 2019. The holder of Note 2 has the option to convert the outstanding principal and accrued interest, in whole or in part, into shares of common stock at a conversion price equal to the volume weighted average price per share of common stock for the 30-day period prior to conversion. During the year ended September 30, 2018, the Company borrowed $670 and repaid $95,000 on this note. As of September 30, 2018 and 2017, Note 2 has not been converted, however a portion of the balance was paid down with cash, the balance was $27,670 and $122,000, and accrued interest was $11,350 and $10,707, respectively. This note is considered a stock settled debt in accordance with ASC 480 and the fixed monetary amount is equal to the principal amount based on the conversion formula.

NOTE 10 - CONVERTIBLE NOTES PAYABLE AND ADVISORY FEE LIABILITIES

Senior Secured Credit Facility Note

Effective September 13, 2016 (“Effective Date”), the Company entered into a senior secured credit facility note (the “Agreement”) with an investment fund to provide capital for the acquisition of Howco. The Company can borrow up to $6,500,000, subject to lender approval, with an initial convertible promissory note at closing of $3,500,000 (the “Convertible Note”). The Convertible Note bears interest at a rate of 18% per annum, required monthly payments of $52,500 which is interest only starting on October 13, 2016 through February 13, 2017, and monthly payments, including interest and principal, of $298,341 starting on March 13, 2017 through maturity on March 13, 2018. Events of default are defined in the Agreement and Convertible Note. In the event of default the Convertible Note balance will bear interest at 25% per annum. In connection with this Agreement, the Company was obligated to pay additional advisory fees of $850,000 payable in the form of cash or common stock in accordance with the terms of the Agreement. The Company was also required to reserve 7,000,000 shares of common stock related to this transaction. The reserved shares will be released upon the satisfaction of the loan.

In the event the lender makes additional loans under the Agreement, the Company agreed to pay additional advisory fees under similar terms as the $850,000 fee. As of September 30, 2018, the Company had issued 539,204 shares of common stock in satisfaction of the $850,000 advisory fee in accordance with the terms of the agreement, such shares being issued in September 2016. The proceeds from the sale of the 539,204 shares were supposed to be applied towards the $850,000 advisory fee due. Based upon the value of the shares, at the time the lender sells the shares, the Company may be required to redeem unsold shares for the difference between the $850,000 and the lender’s sales proceeds. Accordingly, the $850,000 was reflected as a current liability through December 31, 2017. In January 2018, in connection with a settlement agreement (see below), the accrued advisory fee was reclassified to the principal balance of the replacement Convertible Note. Through the date of the settlement agreement and through September 30, 2018, the lender had not reported any proceeds from the sale of these shares (see below). Prior to the settlement agreement in January 2018, notwithstanding anything contained in the Agreement to the contrary, in the event the Lender has not realized net proceeds from the sale of Advisory Fee Shares equal to at least the Advisory Fee by the earlier to occur of: (A) the twelve (12) month anniversary of the Effective Date; (B) the occurrence of an Event of Default; or (C) the Maturity Date, then at any time thereafter, the Lender shall have the right, upon written notice to the Borrower, to require that the Borrower redeem all Advisory Fee Shares then in Lender’s possession for cash equal to the Advisory Fee, less any cash proceeds received by the Lender from any previous sales of Advisory Fee Shares, if any. In the event such redemption notice is given by the Lender, the Borrower shall redeem the then remaining Advisory Fee Shares in Lender’s possession for an amount of Dollars equal to the Advisory Fee, less any cash proceeds received by the Lender from any previous sales of Advisory Fee Shares, if any, payable by wire transfer to an account designated by Lender within five (5) Business Days from the date the Lender delivers such redemption notice to the Borrower.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND 2017

The Convertible Note is only convertible upon default or mutual agreement by both parties at a conversion rate of 85% of the lowest of the daily volume weighted average price of the Company’s common stock during the 5 business days immediately prior to the conversion date. At any time and from time to time while this Note is outstanding, but only upon: (i) the occurrence of an Event of Default under any of the Loan Documents; or (ii) mutual agreement between the Company and the Holder, this Note may be, at the sole option of the Holder, convertible into shares of the Company’s common stock, in accordance with the terms and conditions set forth below. At any time while this Note is outstanding, but only upon: (i) the occurrence of an Event of Default under any of the Loan Documents; or (ii) mutual agreement between the Company and the Holder, the Holder may convert all or any portion of the outstanding principal, accrued and unpaid interest, and any other sums due and payable hereunder or under any other Loan Documents (such total amount, the “Conversion Amount”) into shares of common stock of the Company (the “Conversion Shares”) at a price equal to: (i) the Conversion Amount (the numerator); divided by (ii) 85% of the lowest of the daily volume weighted average price of the Company’s common stock during the five business days immediately prior to the conversion date, which price shall be indicated in the conversion notice (the denominator) (the “Conversion Price”). Upon liquidation by the Holder of Conversion Shares issued pursuant to a Conversion Notice, provided that the Holder realizes a net amount from such liquidation equal to less than the Conversion Amount specified in the relevant conversion notice (such net realized amount, the “Realized Amount”), the Company shall issue to the Holder additional shares of the Company’s common stock equal to: (i) the Conversion Amount specified in the relevant conversion notice; minus (ii) the Realized Amount, as evidenced by a reconciliation statement from the Holder (a “Sale Reconciliation”) showing the Realized Amount from the sale of the Conversion Shares; divided by (iii) the average volume weighted average price of the Company’s common stock during the five business days immediately prior to the date upon which the Holder delivers notice (the “Make-Whole Notice”) to the Company that such additional shares are requested by the Holder (such number of additional shares to be issued, the “Make-Whole Shares”).

Once a default occurs the Convertible Note will be accounted for as stock settled debt at its fixed monetary value and any shares issued upon conversion are also subject to a make whole provision similar to that described above for the $850,000 advisory fee payable. On March 13, 2017 the Company defaulted on the monthly principal and interest payment of $298,341. Due to this default, as of June 30, 2017, the Company has accounted for the embedded conversion option as stock settled debt and recorded a debt premium of $617,647 with a charge to interest expense, and the interest rate increased to 25% (default rate). The Company has paid interest-only totaling $279,940 since September 30, 2017.

On March 28, 2017, the Company entered into an agreement with the above senior secured credit facility lender to receive a range of advisory services for a total of $1,200,000 with no definitive terms or length of service which was expensed in fiscal 2017 and had been recorded as an accrued liability – advisory fees through December 31, 2017. In connection with the settlement agreement discussed below, in January 2018, the advisory services fee payable was reclassified to the principal balance of the replacement Convertible Note.

On January 3, 2018, the Company entered into a settlement agreement (the “Settlement Agreement”) and replacement note agreements with the investment fund related to a senior secured credit facility note dated September 13, 2016. On the effective date of the Settlement Agreement, all amounts owed to the investment fund aggregated $5,788,642 and consisted of a convertible promissory note of $3,500,000, accrued interest payable of $238,642, and accrued advisory fees payable of $2,050,000. Additionally, on the effective date, the amount due of $5,788,642 was split and apportioned into 2 separate and distinct replacement notes (“Replacement Note A” and “Replacement Note B”). Replacement Note A shall have a principal amount of $1,000,000 and Replacement Note B shall have a principal balance of $4,788,642, both of which shall be and remained secured by the original security agreements, the pledge agreements, the guarantee agreement and other applicable loan documents and both shall bear interest at 18% per annum. The default was not waived by this settlement agreement. The Company originally recorded a premium on stock settled debt of $617,647 on the $3,500,000, and subsequent to the settlement agreement recorded an additional premium on stock settled debt of $403,878 on the additional $2,288,642. The interest rate was amended to 12% effective June 12, 2018.

The Credit Agreement is hereby amended such that the Maturity Date is extended to January 13, 2019 (the “Extended Maturity Date”) for replacement Note B, while the Note A maturity date remained at March 13, 2018 but was due as of March 2017 due to the principal and interest payment default discussed above. Notwithstanding anything contained in this Agreement to the contrary, all Obligations owing by the Company and all other Credit Parties under the Credit Agreement, First Replacement Note B, and all other Loan Documents shall be paid in full by the Extended Maturity Date as follows: $52,500 per month from January 13, 2018 to December 13, 2018 and the remaining principal and accrued interest on January 13, 2019. Interest payments made since the amendment have totaled $168,440 and are therefore not in accord with that amendment. However TCA has received payments under the 3(a)(10) settlement (below) totaling $308,100 during the year ended September 30, 2018.

On November 15, 2017, the Company executed a Liability Purchase Term Sheet with Livingston Asset Management (“Livingston”) under which Livingston agreed to purchase up to $10,000,000 that the Company owes to its creditors through direct purchase of the debts from the Company’s creditors in return for a convertible note issued by the Company in the principal amount of $50,000 bearing interest of 10% per year to cover certain legal fees and other expenses of Livingston. The note matures in six months and is convertible into shares of our common stock at a 30% reduction off the lowest closing bid price for 20 trading days prior to the date of conversion. Livingston has the right to retain 30% of any negotiated reduction off the face amount of the liability the Company owes to such creditors. The Company has accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded a debt premium of $21,428 with a charge to interest expense. The note and accrued interest were fully converted as of September 30, 2018 for 18,162,608 common shares. Debt premium of $21,428 was charged to additional paid in capital.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND 2017

On January 30, 2018 pursuant to the Liability Purchase Term Sheet, the TCA Replacement Note A in the principal amount of $1,000,000 was purchased by Livingston Asset Management LLC (“Livingston”) from the original lender. Principal of Replacement Note A is due to Livingston with all then accrued but unpaid interest due to the original lender. In accordance with the terms of the Settlement Agreement, the Court was advised of Company’s intention to rely upon the exception to registration set forth in Section 3(a)(l0) of the Securities Act to support the issuance of its common shares and the Court held a fairness hearing regarding the issuance (the “Hearing”) on March 12, 2018. Following entry of an Order by the Court which occurred on March 12, 2018, in settlement of the claims, the Company shall issue and deliver to Livingston shares of its common stock (the “Settlement Shares”) in one or more tranches as necessary, and subject to adjustment and ownership limitations as set forth in the Settlement Agreement, sufficient to generate proceeds such that the aggregate Remittance Amount equals the Claim Amount. The Company will issue free trading shares of its common stock under section 3(a)(10) of the Securities Act to Livingston in the amount of such judgment in a series of tranches so that Livingston will not own more than 9.99% of our outstanding shares per tranche. The parties reasonably estimate that the fair market value of the Settlement Shares to be received by Livingston is equal to approximately $1,666,667 which is based on a discount of 40%.

As of September 30, 2018, there have been seven issuances under section 3(a)(10) of the Securities Act totaling 101,624,000 shares, which have been recorded at par value with an equal charge to additional paid-in capital. The value originally recorded as a liability remains in the convertible note balance, until these shares have been sold and reported to the Company by the lender as part of the Make-Whole provision at which time the proceeds value of such shares are reclassified to additional paid-in capital. During the year ended September 30, 2018, proceeds of $308,100 were remitted to TCA by Livingston and applied to reduce the liability with corresponding credits to additional paid in capital. $204,989 of debt premium was credited to additional paid in capital in conjunction with the payments to TCA. At September 30, 2018 the balance of $691,100 along with related debt premium is included in convertible notes payable on the balance sheet.

On March 7, 2018 the Company entered into a placement agent and advisory agreement with Scottsdale Capital Advisors in connection with the Livingston liability purchase term sheet executed on November 15, 2017. The placement agent services fee amounted to $15,000 payable to Scottsdale Capital Advisors in the form of a convertible note. The note matures six months from the date of issuance and shall accrue interest at the rate of 10% per annum. The $15,000 note is convertible into shares of the Company’s common stock at a discount of 30% of the low closing bid price for the twenty trading days prior to the conversion and is not subject to any registration rights. The Company has accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded a debt premium of $6,429 with a charge to interest expense. The note has not been converted and the principal balance is $15,000 with $1,281 of accrued interest at September 30, 2018.

Other Convertible Debt

In July 2017, the FASB issued Accounting Standards Update No. 2017-11 Earnings Per Share (Topic 260) Distinguishing Liabilities from Equity (Topic 480) Derivatives and Hedging (Topic 815) (“ASU 2017-11”), which changes the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. ASU 2017-11 also clarifies existing disclosure requirements for equity-classified instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, ASU 2017-11 requires entities that present earnings per share (EPS) in accordance with ASC Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. For the Company, ASU 2017-11 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted, including adoption in an interim period. The Company adopted this standard on October 1, 2017.

On October 5, 2017, the Company entered into a Securities Purchase Agreement with Power Up Lending Group Ltd. (“Power Up”) under which the Company received $78,500, net of $21,500 in fees and expenses to be recorded as a debt discount and amortized to interest expense over the Note term, in return for issuing a convertible promissory note (the “Note”) in the principal amount of $100,000. Power Up received a right of first refusal for the first nine months from the date of the Note to provide any debt or equity financing less than $150,000. The Note bears interest at 10% per annum and has a maturity date of July 15, 2018. The Note may be prepaid at a premium ranging from 112% to 137% depending on the length of time following the date of the Note. The Note is convertible after 180 days into shares of the Company’s common stock at a discount of 35% of the average of the two lowest closing bid prices of Drone USA’s common stock 15 days prior to the date of conversion and the maximum number of shares issued to Power Up may not exceed 4.99% of the issued and outstanding shares of the Company’s common stock. The Note is subject to customary default provisions, including a cross default provision. The Company’s CEO entered into a confession of judgment in the principal amount of the Note. The Company has accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded a debt premium of $53,846 with a charge to interest expense. The note and all accrued interest were fully converted into common shares as of June 19, 2018. The note holder’s legal counsel has returned the note marked as paid. The debt premium was recognized as $53,846 as additional paid in capital.

On November 9, 2017, the Company received a first tranche payment of $75,500 under the terms of a Securities Purchase Agreement dated October 25, 2017, with Crown Bridge Partners, LLC (“Crown Bridge”) under which the Company issued to Crown Bridge a convertible note in the principal amount of $105,000 and a five-year warrant to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.35 as a commitment fee which is equal to the product of one-third of the face value of each tranche divided by $0.35. Under the terms of the note Crown Bridge was to receive “right of first refusal” for any subsequent loans or notes to fund the Company. The Company violated this covenant when funding was received from other sources without offering Crown Bridge the opportunity to participate. On December 20, 2017 the Company cured this covenant violation by issuing 200,000 additional warrants have the same exercise price and terms of the original warrants. The warrants have full ratchet price protection and cashless exercise rights (See Note 12).

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND 2017

The convertible note (the “Note”) issued to Crown Bridge in the principal amount of $105,000, has an original issue discount of $10,500 and issue costs of $19,000 both of which are recorded as debt discount along with the warrant relative fair value of $12,507 for the original 100,000 warrants and $31,529 for the penalty warrants to be amortized over the twelve month term of this tranche, bears interest of 10% (12% default rate) per annum, and has a maturity date of 12 months from the date of each tranche of payments under the Note with future tranches being at the discretion of Crown Bridge. The conversion rate for any conversion of unpaid principal and interest under the Notes is at a 35% discount to the lowest market price of the shares of the Company’s common stock within a 20 day trading period prior to the date of conversion to which an additional 10% discount will be added if the conversion price of the Company’s common stock is less than $0.05 per share and no shares of the Company’s common stock can be issued to the extent Crown Bridge would own more than 4.99% of the outstanding shares of the Company’s common stock and the conversion shares contain piggy-back registration rights. The Note is subject to customary default provisions including an event of default if the bid price of the Company’s common stock is less than its par value of $.0001 per share. The Company is entitled to prepay the Note between 30 days after its issuance until 180 days from its issuance at amounts that increase from 112% of the prepayment amount to 137% of the prepayment amount depending on the length of time when prepayments are made. The Company has accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded a debt premium of $56,538 with a charge to interest expense. As of September 30, 2018 the note holder fully converted principal and accrued interest into common shares. The debt premium on stock settled debt was fully recognized as additional paid in capital.

On November 28, 2017, the Company received a payment of $84,000, net of issue costs of $23,500 which was recorded as a debt discount and is being amortized to interest expense over the Note term, under the terms of a Securities Purchase Agreement dated November 20, 2017, with Labrys Fund, LP (“Labrys”) under which Drone USA issued to Labrys (i) a convertible note (the “Note”) in the principal amount of $107,500 that bears interest of 10% (24% default rate) per annum and (ii) 335,938 shares of the Company’s common stock as a commitment fee which were to be returned to the Company in the event that it pays all unpaid principal and interest under the Note within 180 days of November 20, 2017. Pursuant to ASC 260, as of December 31, 2017, the 335,938 contingent shares issued under the Financial Consulting Agreement are not considered outstanding and are not included in basic net loss per share or as potentially dilutive shares in calculating the diluted EPS. The Note has a maturity date of August 28, 2018 and a conversion rate for any unpaid principal and interest at a 35% discount to the market price which is defined as the average of the two lowest trading prices (defined as the lower of the trading price or closing bid price) for the Company’s common stock during the fifteen (15) trading day period ending on the latest complete trading day prior to the date of conversion. The conversion rate is further reduced if the Company enters into any section 3(a)(9) or 3(a)(10) transactions under the Securities Act of 1933, as amended, if the terms of those transactions offer greater discounts on conversion prices or a longer look back period for determining the conversion rate and under certain other enumerated events, including if the conversion price is less than $.01 per share or if the Company loses the “bid” price for its common stock ($0.0001 on the “ask” with zero market makers on the “bid” per Level 2 and/or a market such as OTC Pink). In addition, if the Company issues any shares of its common stock at less than the conversion price Labrys is entitled to full ratchet anti-dilution in such event. No shares of the Company’s common stock can be issued to the extent Labrys would own more than 4.99% of the outstanding shares of the Company’s common stock unless Labrys agrees to increase the ownership to 9.99%. The Company is required at all times to have authorized and reserved six times the number of shares that is actually issuable upon full conversion of the Note (based on the conversion price of the Note in effect from time to time). Initially, the Company must instruct its transfer agent to reserve 6,198,049 shares of its common stock. The Note is subject to customary default provisions and also includes a cross-default provision as well as default being triggered if the Company loses the “bid” price for its common stock ($0.0001 on the “ask” with zero market makers on the “bid” per Level 2 and/or a market such as OTC Pink) and a $15,000 penalty if not paid by the maturity date. The Company is entitled to prepay the Note between the issue date until 180 days from its issuance but not thereafter.  In November 2017, the Company accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded a debt premium of $57,885 with a charge to interest expense. On February 7, 2018 the Company amended the terms to the Note whereby Labrys waiving certain existing events of default on the Note and in return will no longer be required, under any circumstances, to return the commitment shares back to the Company’s treasury. The Company was under default for failing to maintain a market capitalization of at least $5,000,000 on any trading day. The 335,938 commitment shares were considered issued in February 2018 which was recorded as interest and financing costs at the then market close price of $0.09 per share for a value of $30,234.

The note holder (Labrys) converted principal of $73,233 and accrued interest of $7,841 during the year ended September 30, 2018. The Company recognized $15,000 of default charges (technical defaults under note terms) as an addition to the principal amount with a corresponding charge to debt discount. Additionally, the Company increased debt premium by $8,077 with a charge to interest expense in conjunction with the principal increase. The principal and accrued interest balance of $49,267 was assigned (under the original terms and conditions) to GHS Investments LLC (“GHS”) on July 13, 2018 and all principal and interest was converted into common stock by GHS at September 30, 2018.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND 2017

On December 7, 2017, the Company received a payment of $79,000, net of an original issue discount of $5,800 and issue costs of $20,200 fees which was recorded as a debt discount which is being amortized into interest expense over the Note term, under the terms of a Securities Purchase Agreement dated November 21, 2017, with EMA Financial, LLC (“EMA Financial”) under which the Company issued to EMA Financial a convertible note (the “Note”) in the principal amount of $105,000 that bears interest of 10% (24% default rate) per annum. The Note has a maturity date of December 7, 2018 and has a conversion rate for any unpaid principal and interest at a conversion price which is the lower of (i) the closing sales price of the Company’s common stock on the trading day immediately preceding the date of funding and (ii) a 35% discount to (a) the lowest sales price of the shares of the Company’s common stock within a 20 day trading period including and immediately preceding the conversion date or (b) the lowest bid price on the conversion date, whichever is lower, and the conversion shares contain piggy-back registration rights. The conversion rate is further reduced under certain events, including if the closing sales price is less than $0.095 in which case the conversion rate is a 50% discount under the terms set forth above. No shares of the Company’s common stock can be issued to the extent EMA Financial would own more than 4.99% of the outstanding shares of the Company’s common stock. The Company also is required at all times to have authorized and reserved eight times the number of shares that is actually issuable upon full conversion or adjustment of the Note (based on the conversion price of the Note in effect from time to time) and initially must instruct its transfer agent to reserve 6,802,000 shares of common stock in the name of EMA Financial for issuance upon conversion. The Note is subject to customary default provisions and also includes a cross-default provision as well as default being triggered if the Company loses the “bid” price for its common stock ($0.0001 on the “ask” with zero market makers on the “bid” per Level 2 and/or a market such as OTC Pink). The Company is entitled to prepay the Note between the issue date until 180 days from its issuance at a premium of 135% of the unpaid principal and interest if paid within 90 days after the issue date and 150% thereafter. In connection with the issuance of this Note, the Company determined that the terms of the Note contain a conversion formula that caused variations in the conversion price resulting in the treatment of the conversion option as a bifurcated derivative to be accounted for at fair value. Accordingly, under the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging – Contracts in an Entity’s Own Stock”, the embedded conversion option contained in the convertible instruments were accounted for as derivative liabilities at the date of issuance and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivatives was determined using the Binomial valuation model. At the end of each period, the Company revalued the embedded conversion option and warrants derivative liabilities. In connection with this Note, on the initial measurement date of December 7, 2017, the fair values of the embedded conversion option derivative of $149,028 was recorded as derivative liabilities, $70,028 was charged to current period operations as initial derivative expense, and $79,000 was recorded as a debt discount and is being amortized into interest expense over the term of this Note. At each reporting date during the year ended September 30, 2018, the Company revalued the embedded conversion option derivative liability. At September 30, 2018 the Company has fully relieved the derivative liability as part of the gain (loss) in debt extinguishment in conjunction with the full conversion of the note into common stock.

A number of terms included in the Securities Purchase Agreement and Note issued subsequently (see paragraph below) were more favorable than the terms granted to EMA Financial under its Securities Purchase Agreement and the EMA Note. Accordingly, on December 31, 2017, EMA Financial notified the Company that pursuant to the EMA Securities Purchase Agreement that the EMA Note was automatically amended by increasing (i) the annual interest rate to 12% percent and (ii) the Original Issue Discount by $3,650.

EMA fully converted all principal, default charges ($3,650) and accrued interest into common shares during 2018 and surrendered the note. The Company recognized $239,444 of losses on debt extinguishment during July 2018 as a result of the fair market value of the shares issued exceeding the recorded amount of the derivative liability discussed above.

On December 13, 2017, the Company received a payment of $60,000, net of original issue discount fees of $7,500 and $15,000 of issue costs recorded as debt discounts and amortized to interest expense over the Note term under the terms of a Securities Purchase Agreement dated December 8, 2017, with Morningview Financial, LLC (“Morningview Financial”) under which the Company issued to Morningview Financial a convertible note (the “Note”) in the principal amount of $82,500 that bears interest of 12% (18% default rate) per annum. The Note has a maturity date of 12 months and a conversion rate for any unpaid principal and interest and a conversion price which is a 35% discount to the lowest sales price of the shares of the Company’s common stock within a 20-day trading period including and immediately preceding the conversion date. The conversion rate is further reduced under certain events, including if the closing sales price is less than $0.05 in which case the conversion rate is a 45% discount under the terms set forth above. No shares of the Company’s common stock can be issued to the extent Morningview Financial would own more than 4.99% of the outstanding shares of the Company’s common stock. The Company also is required at all times to have authorized and reserved eight times the number of shares that is actually issuable upon full conversion or adjustment of the Note (based on the conversion price of the Note in effect from time to time). The Note is subject to customary default provisions and also includes a cross-default provision as well as default being triggered if the Company’s Trading Price as that term is defined in the Note is less than $.0001 or if a money judgment, writ or similar process shall be entered or filed against the Company or any of its subsidiaries for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of 20 days unless otherwise consented to by the holder of the Note. Additionally, upon default and default notice by the lender, the amount immediately due shall be increased to 150% or 200% of the outstanding principal and interest due depending upon the default provisions, plus default interest. The Company is entitled to prepay the Note between the issue date until 180 days from its issuance at a premium of 135% of the unpaid principal and interest. The Company has accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded a debt premium of $44,423 with a charge to interest expense. Mornningview Financial assessed charges of $20,625 under technical default terms of the note during the month of June 2018. The Company increased principal and debt discount by $20,625 and recorded additional premium of $11,106 in connection with the stock settled debt feature discussed above. As of September 30, 2018 Morningview had converted all principal and accrued interest into common shares. Debt premium $55,529 was recorded as additional paid in capital on a prorata basis at each conversion date.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND 2017

On January 3, 2018, the Company entered into a Securities Purchase Agreement with Power Up under which the Company received $42,000, net of $11,000 in fees and expenses which were recorded as a debt discount and amortized to interest expense over the Note term, in return for issuing a convertible promissory note (the “Note”) in the principal amount of $53,000. Power Up received a right of first refusal for the first nine months from the date of the Note to provide any debt or equity financing less than $150,000. The Note bears interest at 10% per annum and has a maturity date of October 15, 2018. The Note may be prepaid at a premium ranging from 112% to 137% depending on the length of time following the date of the Note. The Note is convertible after 180 days into shares of the Company’s common stock at a discount of 35% of the average of the two lowest closing bid prices of the Company’s common stock 15 days prior to the date of conversion and the maximum number of shares issued to Power Up may not exceed 4.99% of the issued and outstanding shares of Drone USA common stock. The Note is subject to customary default provisions, including a cross default provision. The Company is required to have authorized for issuance six times the number of shares that would be issuable upon full conversion of the Note (assuming that the 4.99% limitation is not in effect) and based on the applicable conversion price of the Note in effect from time to time, initially to be 3,462,355 shares of common stock. The Company has accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded a debt premium of $28,538 with a charge to interest expense. The principal balance and accrued interest were fully converted as of September 30, 2018. Debt premium $28,538 was recorded as additional paid in capital on a prorata basis at each conversion date.

On January 9, 2018, the Company received a payment of $84,000, net of $23,500 in fees and expenses which was recorded as a debt discount and amortized to interest expense over the Note term under the terms of a Securities Purchase Agreement dated November 20, 2017, with Labrys under which the Company issued to Labrys (i) a convertible note (the “Note”) in the principal amount of $107,500 that bears interest of 10% per annum and (ii) 421,238 shares of the Company’s common stock as a commitment fee which was to be returned to the Company in the event that it pays all unpaid principal and interest under the Note within 180 days of December 26, 2017. Pursuant to ASC 260, as of January 9, 2018, the 421,238 contingent shares issued under the Financial Consulting Agreement are not considered outstanding and are not included in basic net loss per share or as potentially dilutive shares in calculating the diluted EPS. The Note has a maturity date of nine months or September 26, 2018, and a conversion rate for any unpaid principal and interest at a 35% discount to the market price which is defined as the average of the two lowest trading prices (defined as the lower of the trading price or closing bid price) for the Company’s common stock during the fifteen trading day period ending on the latest complete trading day prior to the date of conversion. The conversion rate is further reduced if the Company enters into any section 3(a)(9) or 3(a)(10) transactions under the Securities Act of 1933, as amended, if the terms of those transactions offer greater discounts on conversion prices or a longer look back period for determining the conversion rate and under certain other enumerated events, including if the conversion price is less than $.01 per share or if the Company loses the “bid” price for its common stock ($0.0001 on the “ask” with zero market makers on the “bid” per Level 2 and/or a market such as OTC Pink). In addition, if the Company issues any shares of its common stock at less than the conversion price, Labrys is entitled to full ratchet anti-dilution in such event. No shares of Drone USA common stock can be issued to the extent Labrys would own more than 4.99% of the outstanding shares of the Company’s common stock unless Labrys agrees to increase the ownership to 9.99%. The Company is required at all times to have authorized and reserved six times the number of shares that is actually issuable upon full conversion of the Note (based on the conversion price of the Note in effect from time to time). Initially, the Company must instruct its transfer agent to reserve 8,535,980 shares of its common stock. The Note is subject to customary default provisions and also includes a cross-default provision as well as default being triggered if the Company loses the “bid” price for its common stock ($0.0001 on the “ask” with zero market makers on the “bid” per Level 2 and/or a market such as OTC Pink). The Company is entitled to prepay the Note between the issue date until 180 days from its issuance but not thereafter. The Company has accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded a debt premium of $57,885 with a charge to interest expense. On February 7, 2018 the Company amended the terms to the Note whereby Labrys waives specified existing events of default on the Note and in return will no longer be required, under any circumstances, to return the commitment shares back to the Company’s treasury. The Company was under default for failing to maintain a market capitalization of at least $5,000,000 on any trading day. The 421,238 commitment shares were considered issued in February 2018 at a price of $0.09 per share based on the then market close price for a total value of $37,911 which was recorded as interest and financing costs.

During the three months ended June 30, 2018, Labrys assessed charges of $15,000 to be added to principal (and also charged to debt discount) under technical default terms of the note. The Company increased note principal to $122,500 and added $8,077 to debt premium related to the stock settled debt feature discussed above.

Labrys charged additional default penalties of $15,000 on July 25, 2018 and $50,000 on July 26, 2018. The Company recognized the additional principal and charged interest expense. Put premiums for stock settled debt were also recognized for $22,500 ($15,000 default penalty) and $26,293 ($50,000 default penalty) with charges to interest expense based on the common stock price discounts associated with the respective conversions of the default amounts. All principal, default amounts and interest due were fully converted into common stock at September 30, 2018. The put premiums for all principal (including default penalties) were credited to additional paid in capital on a prorata basis on the dates of conversions.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND 2017

On January 31, 2018 the Company received a payment of $95,000, net of $2,750 for legal fees and $7,250 for due diligence to be recorded as a debt discount and amortized to interest expense over the Note term under the terms of a Securities Purchase Agreement dated January 31, 2018, with Auctus Fund, LLC (“Auctus”) under which the Company issued to Auctus a convertible note (the “Note”) in the principal amount of $105,000 that bears interest of 10% per annum. The Note has a maturity date of nine months or October 26, 2018, and a conversion rate for any unpaid principal and interest at a 35% discount to the market price which is defined as the average of the two lowest trading prices (defined as the lower of the trading price or closing bid price) for the Company’s common stock during the fifteen trading day period ending on the latest complete trading day prior to the date of conversion. The conversion rate is further reduced if the Company enters into any section 3(a)(9) or 3(a)(10) transactions under the Securities Act of 1933, as amended, if the terms of those transactions offer greater discounts on conversion prices or a longer look back period for determining the conversion rate and under certain other enumerated events, including if the conversion shares cannot be delivered by DWAC. In addition, if the Company issues any shares of its common stock at less than the conversion price, Auctus is entitled to full ratchet anti-dilution in such event. No shares of the Company’s common stock can be issued to the extent Auctus would own more than 4.99% of the outstanding shares of the Company’s common stock unless Auctus agrees to increase the ownership to 9.99%. The Company is required at all times to have authorized and reserved ten times the number of shares that is actually issuable upon full conversion of the Note (based on the conversion price of the Note in effect from time to time). The Note is subject to customary default provisions and also includes a cross-default provision as well as default being triggered if the Company loses the “bid” price for its common stock ($0.0001 on the “ask” with zero market makers on the “bid” per Level 2 and/or a market such as OTC Pink). The Company is entitled to prepay the Note between the issue date until 180 days from its issuance but not thereafter. The Company has accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded a debt premium of $56,538 with a charge to interest expense. Auctus assessed a default penalty of $15,000 which along with $15,000 of additional debt premium was recorded on August 20, 2018. The principal (including the default assessment) and accrued interest were fully converted at September 30, 2018. Total debt premium of $71,538 was recorded as additional paid in capital on a prorata basis at each conversion date.

On March 5, 2018, the Company entered into a Securities Purchase Agreement with Power Up under which the Company received $42,000, net of $11,000 in fees and expenses to be recorded as debt discount and amortized to interest expense over the Note term, in return for issuing a convertible promissory note (the “Note”) in the principal amount of $53,000. Power Up received a right of first refusal for the first nine months from the date of the Note to provide any debt or equity financing less than $150,000. The Note bears interest at 10% per annum and has a maturity date of December 15, 2018. The Note may be prepaid at a premium ranging from 112% to 137% depending on the length of time following the date of the Note. The Note is convertible after 180 days into shares of the Company’s common stock at a discount of 35% of the average of the two lowest closing bid prices of the Company’s common stock 15 days prior to the date of conversion and the maximum number of shares issued to Power Up may not exceed 4.99% of the issued and outstanding shares of Drone USA common stock. The Note is subject to customary default provisions, including a cross default provision. The Company is required to have authorized for issuance six times the number of shares that would be issuable upon full conversion of the Note (assuming that the 4.99% limitation is not in effect) and based on the applicable conversion price of the Note in effect from time to time, initially to be 13,046,154 shares of common stock. The Company has accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded a debt premium of $28,538 with a charge to interest expense. The principal balance and accrued interest were fully converted as of September 30, 2018. Debt premium $28,538 was recorded as additional paid in capital on a prorata basis at each conversion date.

On June 1, 2018 the Company entered into a consulting and services arrangement with Livingston Asset Management. The arrangement provides for financial management services including accounting and related periodic reporting among other advisory services. Under the agreement the Company will issue to Livingston Asset Management Convertible Fee Notes having principal of $12,500, interest of 10% per annum, maturity of six or seven months. The notes are convertible into common shares at a discount of 50% to the lowest bid price in the 30 trading days immediately preceding the notice of conversion. The Company has accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded a debt premium of $12,500 with a charge to interest expense for each note. As of September 30, 2018 the following notes had been issued:

June 1, 2018, $12,500 principal, maturing December 31, 2018;

July 1, 2018, $12,500 principal, maturing January 31, 2019;

August 1, 2018, $12,500 principal maturing January 31, 2019;

September 1, 2018, $12,500 principal, maturing February 28, 2019.

The notes were charged to professional fees for each corresponding service month. The Company has accounted for each of the Convertible Fee Notes as stock settled debt under ASC 480 and recorded a debt premium of $12,500 each with a charge to interest expense.

On August 29, 2018 the Company entered into an agreement with a legal firm to provide securities related and other legal services. Under the agreement the Company will issue convertible notes with varying principal amounts for services. The first note was issued on August 29, 2018 for $6,000, interest of 12%, and maturity date of February 28, 2018. The conversion feature allows for conversion into common shares at the lesser of: a) 70% of the share price on the date of the note; or b) 50% of the lowest bid price during the 30 trading days preceding the date of the notice of conversion. In connection with the issuance of this Note, the Company determined that the terms of the Note contain a conversion formula that caused variations in the conversion price resulting in the treatment of the conversion option as a bifurcated derivative to be accounted for at fair value. Accordingly, under the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging – Contracts in an Entity’s Own Stock”, the embedded conversion option contained in the convertible instruments were accounted for as derivative liabilities at the date of issuance and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivatives was determined using the Binomial valuation model. $10,435 was recognized as derivative liability with $6,000 charged to debt discount and $4,035 charged to derivative expense on issuance. The debt discount of $6,000 will be amortized to interest expense to the maturity date of the note. At September 30, 2018 the derivative fair value was determined to have decreased to $9,474 with a credit to derivative expense of $961. At September 30, 2018 $1,000 of debt discount was charged to interest expense.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND 2017

On September 4, 2018 and September 18, 2018 the Company issued additional convertible notes of $10,000 and $6,000 respectively for legal services to the same legal firm. The notes have 6 month maturities and 12% interest rates. The notes are convertible into common shares at a discount of 50% to the lowest bid price in the 30 trading days immediately preceding the notice of conversion. The Company has accounted for the convertible promissory note as stock settled debt under ASC 480 and recorded debt premiums of $10,000 and $6,000 with a charge to interest expense for the notes.

The senior secured credit facility note balance and convertible debt balances consisted of the following at September 30, 2018 and September 30, 2017:

	September 30, 2018	September 30, 2017
Principal	$5,568,566	$3,500,000
Premiums	1,380,175	617,647
Unamortized discounts	(5,000))	(338,075)
	6,943,741	3,779,572
Non-current	-	-
Current	$6,943,741	$3,779,572

For the year ended September 30, 2018 and 2017, amortization of debt discount on the above convertible notes amounted to $756,291 and $737,640, respectively.

NOTE 11 - NOTE PAYABLE

On October 19, 2017, the Company entered into a loan agreement with a third party entity under which the Company received approximately $232,500, net of fees and expenses of $17,500 recorded as debt discounts and amortized to interest expense over the Note term, in return for issuing a promissory note (the “Note”) in the principal amount of $250,000. The Note bears interest at 12% (18% default rate) per annum and has a maturity date of April 20, 2018. The Note may be prepaid in full or in part with additional premium or penalty. The Note is secured by certain assets of the Company’s CEO, certain assets of Howco and all of the assets of Drone USA as a junior security interest to the first secured interest of the senior lender. Additionally, the loan is guaranteed by the Company’s CEO. For the year ended September 30, 2018, amortization of debt discount amounted to $17,500. On April 20, 2018, the note matured and all principal and unpaid interest was due immediately. The Company has obtained an amendment from lender changing the maturity to October 20, 2018. This loan went into default after October 20, 2018. The Company paid a fee of $10,000 related to the amendment which has been recorded as financing expense.

On September 4, 2018 Porta Pellex the holder of the note above sold and assigned 50% of the face amount to Trillium Partners LP and World Market Ventures LLC. Following the assignment Port Pellex held $125,000 which is the balance at September 30, 2018 and Trillium Partners LP and World Market Ventures each held $62,500 in principal. The assigned notes were restated with a 50% conversion discount from the lowest bid price of the common stock in the 20 days immediately preceding the conversion notice date. The modification was treated as debt extinguishment, for which no gain or loss was incurred. The modified note was treated as stock settled debt in accordance with ASC 480 and $62,500 was recorded as put premium with a charge to interest expense for each ($125,000 total put premium) of the assigned and restated notes.

Trillium Partners LP converted $1,095 in fees, all principal and $6,781 of interest into 35,187,910 common shares on September 19, 2018 at the conversion price of $0.002. The $62,500 of put premium was credited to additional paid in capital in conjunction with the conversion.

World Market Ventures LLC converted principal of $61,481 and $6,657 of interest into 34,500,000 common shares on September 19, 2018 at the conversion price of $0.001975. The $61,481 of put premium was credited to additional paid in capital in conjunction with the conversion. $1,020 of principal and $1,020 of put premium are included in the convertible notes at September 30, 2018.

NOTE 12 - STOCKHOLDERS’ DEFICIT

Preferred Stock

As of September 30, 2018, the Company is authorized to issue 5,000,000 shares of $0.0001 par value preferred stock, with designations, voting, and other rights and preferences to be determined by the Board of Directors of which 4,999,750 remain available for designation and issuance.

As of September 30, 2018 and 2017, the Company has designated 250 shares of $0.0001 par value Series A preferred stock, of which 250 shares are issued and outstanding. These preferred shares have voting rights per shareholder equal to the total number of issued and outstanding shares of common stock divided by 0.99.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND 2017

Common Stock

On April 17, 2018 the Company’s shareholders approved an increase in authorized common stock to 1,500,000,000 from 200,000,000, which became effective upon the filing of an amendment to the articles of incorporation with the State of Delaware on April 24, 2018. As of September 30, 2018 and 2017 there were 767,160,077 and 43,104,692 shares outstanding, respectively.

Stock Incentive Plan

The Company established its 2016 Stock Incentive Plan (the “Plan”) that permits the granting of incentive stock options and other common stock awards. The maximum number of shares available under the Plan is 2,500,000,000 shares. The Plan is open to all employees, officers, directors, and non-employees of the Company. Options granted under the Plan will terminate and may no longer be exercised (i) immediately upon termination of an employee or consultant for cause or (ii) one year after termination of employment, but not later than the remaining term of the option. As of September 30, 2018, 81,495,000 awards remain available for grant under the Plan.

Common Stock Issued for Settlement Payable Conversion

In October and November 2016, the Company issued an aggregate of 460,200 common shares upon conversion of the remaining settlement payable - vendor of $48,998 and the remaining premium of $26,384 was reclassified to equity.

Shares Issued for non-employee Services

In October 2016, the Company issued 115,000 shares of common stock to an entity as payment for acquisition-related services valued at $57,500.

In February 2017, the Company issued 400,000 vested shares of common stock to an entity as payment for consulting services rendered. As the shares fee is considered contractually earned upon the execution of the agreement, the shares were valued on the February 17, 2017 measurement date at $0.23 per share or a total of $92,000 based on the quoted trading price and amortized over the 6-month term of the agreement. In June 2017, upon renewal of the agreement, the Company issued an additional 400,000 vested shares of common stock to this entity as payment for consulting services rendered valued at $93,160, or $0.2329 per share, based on the quoted trading price. In connection with the issuance of these shares, during the year ended September 30, 2017, the Company recorded professional fees of $141,380 and a prepaid expense of $43,780 which was amortized into professional fees during the year ended September 30, 2018.

On September 1, 2017, the Company entered into a consulting agreement with an individual. In connection with this agreement, the Company agreed to issue 10,000 common shares per month until the agreement is terminated. As of September 30, 2017, 10,000 common shares were issuable pursuant to the agreement. These shares were valued on the vesting date of September 1, 2017 at $1,764, or $0.1764 per shares based on the quoted trading price. In connection with these shares, during the year ended September 30, 2017, the Company recorded professional fees of $1,764. This agreement was terminated in December 2017.

On September 1, 2017, the Company entered into a consulting agreement with an individual. In connection with this agreement, the Company agreed to issue 10,000 common shares per month until the agreement is terminated. As of September 30, 2017, 10,000 common shares were issuable and valued on the vesting date of September 1, 2017 at $1,764, or $0.1764 per shares based on the quoted trading price. During the year ended September 30, 2017, the Company recorded professional fees of $1,764. During the year ended September 30, 2018, an aggregate of 20,000 common shares were issuable pursuant to the agreement. Such shares were valued on the vesting dates of October 1, 2017 and November 1, 2017 at $3,950, or $0.20 and $0.195 per share, respectively, based on the quoted trading price. During the year ended September 30, 2018, the Company recorded professional fees of $3,950. This agreement was terminated in December 2017.

On April 1, 2018, the Company entered into a one year oral management consulting agreement with an individual. In connection with this agreement, the Company issued 4,000,000 common shares to the consultant. Such shares were valued on the vesting dates of April 1, 2018 at $296,000, or $0.074 per share based on the quoted trading price. In connection with these shares, the Company has record prepaid professional fees of $295,600 to be recognized monthly as expense over the one-year term.

On June 19, 2018 Tysadco Partners was issued 533,333 shares of restricted common stock for services under a one-year agreement. 400,000 shares were issued as the “retainer”, to be vested in four equal installments beginning on effective date of the agreement and 60, 120 and 180 days following the effective date. The remaining 133,333 shares were issued for the monthly compensation arrangement. The related charges will be measured on the vesting dates at fair value and recognized in Professional Fees (expense) pro rata over the service term.

On July 12, 2018 150,000 vested common shares were issued to a consultant. The shares were valued at the market price of $0.0083 per share on the day of the grant. The value of $1,245 was charged to professional fees on issuance.

On July 12, 2018 1,500,000 vested common shares were issued to a financial advisory consultant. The shares were valued at the market price of $.0083 per share on the day of the grant. The value of $12,450 was charged to professional fees on issuance.

On July 12, 2018 150,000 vested common shares were issued to a consultant. The shares were valued at the market price of $0.0083 per share on the day of the grant. The value of $1,245 was charged to professional fees on the date on issuance.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND 2017

On August 6, 2018 125,000 vested common shares were issued to a consultant. The shares were valued at the market price of $0.0105 per share on the day of the grant. The value of $1,318 was charged to professional fees on issuance.

On September 24, 2018 2,387,302 common shares were issued to Tysadco Partners for the Company’s investor relations firm as per the agreement for monthly payments in shares of $4,000 per month totaling $16,000, which was fully recognized as expense as of September 30, 2018. The issuance settled the amounts due for June 21, 2018 through October 20, 2018.

Shares Issued for Settlement

On August 27, 2018 the Company settled outstanding accounts payable with a vendor by issuing 2,307,693 common shares. On September 27, 2018, the Company agreed to issue 2,692,307 shares for a total of 5,000,000 shares to settle the payable balance of $15,000. These shares were valued at the market price of $0.0058 and $0.004 on the grant date and settlement date respectively, resulting in a loss on settlement of $9,154.

Shares Issued for debt issuance costs

On November 28, 2017, pursuant to a Securities Purchase Agreement and Convertible Note Agreement with Labrys (see Note 10), the Company considered issued to Labrys 335,938 shares of the Company’s common stock, as a commitment fee which was to be returned to the Company in the event that it pays all unpaid principal and interest under the Note within 180 days of November 20, 2017. Prior to the February 7, 2018 amendment discussed below, pursuant to ASC 260 the 335,938 shares were considered contingent shares and not considered outstanding and not accounted for due to the contingency. On February 7, 2018 the Company amended the terms of the convertible note dated November 28, 2017 whereby the holder waives all existing events of default to date and in return shall no longer be required to return, under any circumstances, the commitment shares back to the Company’s treasury. On February 16, 2018 the Company issued the 335,938 shares at the then market close price of $0.09 per share for a value of $30,234 which was expensed.

On February 16, 2018, pursuant to a Securities Purchase Agreement and Convertible Note Agreement with Labrys (see Note 10), the Company issued to Labrys 421,238 shares of the Company’s common stock, as a commitment fee which was to be returned to the Company in the event that it pays all unpaid principal and interest under the Note within 180 days of December 26, 2017. Prior to the February 7, 2018 amendment discussed below, pursuant to ASC 260 the 421,238 shares were considered contingent shares and not considered outstanding and not accounted for due to the contingency. On February 7, 2018 the Company amended the terms to the convertible note dated December 26, 2017 whereby the holder waives all existing events of default to date and in return shall no longer be required to return, under any circumstances, the commitment shares back to the Company’s treasury. On February 16, 2018 the Company issued the 421,238 shares at the then market close price of $0.09 per share for a value of $37,911 which was expensed.

Shares Issued Under 3(a)(10)

The Company issued common shares to Livingston Asset Management, pursuant to Replacement Note A and the related 3(a)(10) settlement (see Note 10).

Between March 14, 2018 and August 24, 2018, 101,624,000 common shares were issued and 30,000,000 of those issued common shares remain unsold by Livingston at September 30, 2018.

The shares of the Company’s common stock issued under section 3(a)(10) of the Securities Act, have been initially recorded at par value with an equal charge to additional paid-in capital and proceeds of $308,100 and pro rata note premium of $204,989 totaling $513,089 have been recorded as equity relating to these issued shares as of September 30, 2018.

 Shares Issued for Conversion of Convertible Notes

During the year ended September 30, 2018 the Company issued 605,808,574 common shares to convertible note holders upon contractual conversion of principal, default charges and accrued interest totaling $1,537,184. The credit to equity of $2,135,815 includes the fair value of shares issued upon conversion of convertible notes with embedded conversion option derivatives and the reclassification of debt premiums on convertible notes treated as stock settled debt.

Shares Issued to Employees

On July 15, 2018 the Company issued 2,000,000 common shares to Matthew Wiles, Vice President of Business Operations at the Company’s wholly-owned subsidiary, Howco. The shares were valued based on the market price of $0.00747 per share on the date of the grant at $14,940, and the shares vest on August 6, 2018. The shares were issued as compensation for his pending Board of Directors membership. The value of the shares will be expensed as director fees on August 6, 2018 since they have vested.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND 2017

Stock Options

On July 1, 2016, the Company granted options under the 2016 Stock Incentive Plan to purchase 22,500,000 shares of its common stock to several employees, and an additional 4,300,000 to certain non-employees for services at an exercise price of $0.20 per share. The fair value of the shares of the underlying common stock at the date of grant based on the quoted trading price was $0.20 per share. 20,000,000 of the options issued to certain employees and 4,000,000 of the options issued to one consultant vested immediately and have a ten year term. The remaining 2,800,000 options cliff vest 50% per year over the following two year period and have a ten year term. Assumptions related to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model, are as follows: risk-free interest rate of approximately 1.46%; expected divided yield of 0%; expected option life of 5 years for the shares that vest immediately; expected option life of 5.75 years for the shares that vest over a two year period using the simplified method; and expected volatility of approximately 841%. The value of the options granted to non-employees which vested over time is remeasured at each reporting date until vesting occurs. The aggregate grant date fair value of these awards, as adjusted to apply variable measurement date accounting for non-employee awards, amounted to $5,579,990 as of September 30, 2016. The Company recognizes compensation cost for unvested stock-based incentive awards on a straight-line basis over the requisite service period.

For the year ended September 30, 2017, the Company granted options under the 2016 Stock Incentive Plan to purchase 15,566,200 shares of its common stock to several employees, and 10,485,000 shares of its common stock to certain non-employees at exercise prices ranging from $0.20 to $0.24 per share with vesting terms ranging from immediately vesting to 5 years to employees and certain consultants, respectively. The options were valued at the grant date and remeasurement date using a Black-Scholes option pricing model with the following assumptions; risk-free interest rate of 1.46%, expected dividend yield of 0%, expected option term of 1.75 to 5 years for the shares that vested immediately and 5.75 to 6.5 years for those with vesting terms using the simplified method and expected volatility ranging from 117% to 125%. The value of the options granted to non-employees which vested over time is remeasured at each reporting date until vesting occurs. The aggregate grant date fair value of these awards, as adjusted to apply variable measurement date accounting for non-employee awards, amounted to $3,863,388 as of September 30, 2017. The Company recognizes compensation cost for unvested stock-based incentive awards on a straight-line basis over the requisite service period.

There were no options granted under the 2016 Stock Incentive Plan for the year ended September 30, 2018

For the years ended September 30, 2018 and 2017, the Company recorded $137,969 and $1,836,514 of compensation and consulting expense related to stock options, respectively. Total unrecognized compensation and consulting expense related to unvested stock options at September 30, 2018 amounted to $618,378. The weighted average period over which share-based compensation expense related to these options will be recognized is approximately 2 years.

For the years ended September 30, 2018 and 2017, a summary of the Company’s stock options activity is as follows:

	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Weighted- Average Grant-Date Fair Value	Aggregate Intrinsic Value
Outstanding at September 30, 2016	26,800,000	$0.20	9.80	$-	$19,564,000
Granted	26,051,200	0.21	-	0.15	-
Forfeited	(8,500,000)	0.20	-		-
Outstanding at September 30, 2017	44,351,200	$0.21	9.27	$-	$0
Forfeited	(25,846,200)	0.20
Outstanding at September 30, 2018	18,505,000	.22	8.46	-	0
Exercisable at September 30, 2018	7,544,000	$0.21	7.18	$-	$0

All options were issued at an options price equal to the market price of the shares on the date of the grant.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND 2017

Warrants

On September 9, 2016, 500,000 5-year warrants exercisable at $0.01 per share were issued as part of the consideration for the Howco acquisition. These warrants were valued at aggregate of $180,000.

On November 9, 2017, the Company received a first tranche payment of $75,500 under the terms of a Securities Purchase Agreement dated October 25, 2017, with Crown Bridge under which the Company issued to Crown Bridge a convertible note in the principal amount of $105,000 and a five-year warrant to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.35 as a commitment fee which is equal to the product of one-third of the face value of each tranche divided by $0.35. On December 20, 2017 an additional 200,000 warrants were issued as a penalty and in order to entice Crown Bridge to waive its right of first refusal to provide additional financing under the terms of their convertible note. A debt discount of $44,036 was recorded for the relative fair market value of the total 300,000 warrants and amortized to interest expense as of September 30, 2018. The warrants have full ratchet price protection and cashless exercise rights (See Note10). The warrant includes an anti-dilution clause that was triggered on June 4, 2018. On June 4, 2018 an unrelated convertible note holder became entitled to convert their note into common shares at a 60% discount to the stock’s market price. The anti-dilution provision trigger entitled Crown Bridge to exercise its warrants under a formula that increased the number of common shares to 31,250,000 at a price of $.0036 per share. Due to the fact that the number of shares and exercise price can change due to market changes in the price of the common stock the Company has concluded to treat the warrants as derivatives and to revalue that derivative at each reporting date. Therefore a derivative liability of $261,484 with a charge to additional paid in capital was recorded on June 4, 2018. As of September 30, 2018 the warrant was evaluated and revalued. At September 30, 2018 the warrant holder is entitled to exercise its warrants for 69,078,947 common shares and the related derivative liability is $248,822.

For the years ended September 30, 2018 and 2017, a summary of the Company’s warrant activity is as follows:

	Number of Warrants	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Weighted- Average Grant-Date Fair Value	Aggregate Intrinsic Value
Outstanding at September 30, 2016	500,000	$0.01	-	0.36	$-
Outstanding at September 30, 2017	500,000	$0.01	2.94	$.36	$-
Granted	300,000
Anti-Dilution	68,778,947	$0.00151	4.08	.0036	$185,822
Outstanding at September 30, 2018	69,578,947	$0.00158	4.1	$-	$185,822
Exercisable at September 30, 2018	69,578,947	$0.000158	4.1	$-	$185,822

NOTE 13 - DEFINED CONTRIBUTION PLAN

In August 2016, Drone established a qualified 401(k) plan with a discretionary employer matching provision. All employees who are at least twenty-one years of age and no minimum service requirement are eligible to participate in the plan. The plan allows participants to defer up to 90% of their annual compensation, up to statutory limits. Employer contributions charged to operations for the years ended September 30, 2018 and 2017 was $0 and $9,230, respectively.

The Company’s subsidiary, Howco, is the sponsor of a qualified 401(k) plan with a safe harbor provision. All employees are eligible to enter the plan within one year of the commencement of employment. Employer contributions charged to expense for the years ended September 30, 2018 and 2017 was $2,080 and $25,621, respectively.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND 2017

NOTE 14 - RELATED PARTY TRANSACTIONS

On October 1, 2016, the Company entered into employment agreements with two of its officers. The employment agreement with the company’s President and CEO provides for annual base compensation of $370,000 for a period of three years, which can, at the Company’s election, be paid in cash or Common Stock or deferred if insufficient cash is available, and provides for other benefits, including a discretionary bonus and equity a provision for the equivalent of 12 months’ base salary, and an additional one-time severance payment of $2,500,000 upon termination under certain circumstances, as defined in the agreement. The employment agreement with the Company’s Treasurer and CFO provides for annual base compensation of $250,000 for a period of three years, which can, at the Company’s election, be paid in cash or Company Common Stock or deferred if insufficient cash is available, and provides for other benefits, including a discretionary bonus and equity grants, a provision for the equivalent of 12 months’ base salary and an additional one-time severance payment of $1,500,000 upon termination under certain circumstances, as defined in the agreement. On July 10, 2017, the CFO of the Company who also a member of the Board resigned. Pursuant to the employment agreement, this employee is not eligible for the one-time severance payment of $1,500,000 and accordingly, the final balance of accrued wages due to this former CFO as of September 30, 2017 due of approximately $93,000 which is included in accrued expenses on the accompanying consolidated balance sheet at September 30, 2018 and 2017.

During 2016, Company entered into an employment agreement with the Company’s former Chief Strategy Officer which provided for annual base compensation of $400,000 for a period of three years and provided for other additional benefits as defined in the agreement including a signing bonus of $100,000 payable during the first year of employment. As of September 30, 2018 and 2017, the bonus has not been paid and is included in accrued expenses. On July 7, 2017, the former Chief Strategy Officer and member of the Board was terminated and his 7,500,000 options were immediately forfeited (See Notes 12, 16 and 18).

On March 28, 2017, we entered into an at-will employment agreement with Matthew Wiles as General Manager of Howco. Under the terms of employment agreement, Mr. Wiles’ compensation is $140,000 per annum and he also will be eligible for a bonus of 10% of Howco’s gross profits over $1.25 million to be paid in cash after the annual financial statements have been completed and, if applicable, audited for filing with the SEC. Mr. Wiles will also receive options to acquire 250,000 shares of Drone USA’s common stock vesting over five years in equal amounts on the anniversary date of his Employment Agreement.

From July 2017 to August 2018, the Company utilized as its corporate headquarters the office space and equipment of an entity in West Haven, Connecticut related to the Company’s CEO at no cost. Since September 30, 2018 the Company leases space in New Jersey as its corporate headquarters.

The Company has certain convertible notes payable to related parties (see Note 9).

NOTE 15 - INCOME TAXES

The Company recognizes deferred tax assets and liabilities for the tax effects of differences between the financial statement and tax basis of assets and liabilities. A valuation allowance is established to reduce the deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

On December 22, 2017, the United States signed into law the Tax Cuts and Jobs Act (the “Act”), a tax reform bill which, among other items, reduces the current federal income tax rate to 21% from 34%. The rate reduction is effective for the Company on October 1, 2018, and is permanent.

The Act has caused the Company’s deferred income taxes to be revalued. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through income tax expense. Pursuant to the guidance within SEC Staff Accounting Bulletin No. 118 (“SAB 118”), as of September 30, 2018, the Company recognized the provisional effects of the enactment of the Act for which measurement could be reasonably estimated. Since the Company has provided a full valuation allowance against its deferred tax assets, the revaluation of the deferred tax assets did not have a material impact on any period presented. The ultimate impact of the Act may differ from these estimates due to the Company’s continued analysis or further regulatory guidance that may be issued as a result of the Act.

As of September 30, 2018, the Company has net operating loss carryforwards of approximately $15,789,654 to reduce future taxable income through 2038. A valuation allowance for the entire deferred tax assets has been established as of September 30, 2018 and 2017.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND 2017

The provision for (benefit from) income taxes consists of the following:

	Year Ended September 30, 2018	Year Ended September 30, 2017
Current
Federal	$-	$-
State	-	50
	-	50
Deferred
Federal	-	-
State	-	-
	-	-
Total income tax provision (benefit)	$-	$50

A reconciliation of the provision for income taxes at the federal statutory rate of 35% to the Company’s provision for income tax is as follows:

	Year Ended September 30, 2018	Year Ended September 30, 2017
U.S. Federal (tax benefit) provision at statutory rate	$(2,021,203)	$(2,739,427)
State (tax benefit) income taxes, net of federal benefit	(473,129)	(624,516)
Permanent differences	61,491	152,532
Change in Federal tax rate	2,499,867
Changes in valuation allowance	(67,026)	3,211,461
Total	$-	$50

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The following table presents the significant components of the Company’s deferred tax assets and liabilities for the periods presented:

	September 30, 2018	September 30, 2017
Deferred Tax Assets
Stock-based compensation	$760,339	$1,986,087
Net operating losses	4,650,053	3,678,613
Other	-	-
Total deferred tax assets	5,410,392	5,664,700
Valuation allowance	(5,258,641)	(5,325,667)
Net deferred tax assets	151,751	339,033

Deferred Tax Liabilities
Identifiable intangibles - Howco Purchase	(151,751)	(339,033)
Total deferred tax liabilities	(151,751)	(339,033)
Net deferred tax	$-	$-

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND 2017

The Company determines its valuation allowance on deferred tax assets by considering both positive and negative evidence in order to ascertain whether it is more likely than not that deferred tax assets will be realized. Realization of deferred tax assets is dependent upon the generation of future taxable income, if any, the timing and amount of which are uncertain. Due to the history of losses the Company has generated in the past, the Company believes that it is not more likely than not that all of the deferred tax assets in the U.S. can be realized as of September 30, 2018 and 2017, accordingly, the Company has recorded a full valuation allowance on its U.S. deferred tax assets.

The Company files income tax returns in the United States on federal basis and various states. The Company is not currently under any international or any United States federal, state and local income tax examinations for any taxable years. All of the Company’s net operating losses are subject to tax authority adjustment upon examination.

NOTE 16 - COMMITMENTS AND CONTINGENCIES

Contingencies

Legal Matters

On February 6, 2018 the Company sent a letter to the previous owners of Howco Distributing Co. (“Howco”) alleging that they made certain financial misrepresentations under the terms of the Stock Purchase Agreement by which the Company acquired control of Howco during 2016. The Company claimed that the previous owners took excessive amounts of cash from the business prior to the close of the merger. On March 13, 2018 the Company filed a lawsuit against the previous owners by issuing a summons. On April 12, 2018, the Company received the Defendants’ answer. The Company and the previous owners are in discussion to settle the matter as of September 30, 2018.

In connection with the merger in fiscal 2016, with Texas Wyoming Drilling, Inc., a vendor has a claim for unpaid bills of approximately $75,000 against the Company. The Company and its legal counsel believe the Company is not liable for the claim pursuant to its indemnification clause in the merger agreement.

Settlements

During the quarter ended June 30, 2017, the Company received demands for non-payment of five months of rent for its New York location. In July 2017, the Company vacated the New York premises. Subsequent to June 30, 2017, a lawsuit was filed in the Supreme Court of the State of New York for an alleged breach of a Service Agreement for approximately $63,000 in connection with the lease the Company entered into for its former office space in New York. As of September 30, 2017, the Company accrued into accounts payable approximately $63,000 pursuant to ASC 420-10-30 “Cost to Terminate an Operating Lease”. In October 2017, the Company entered into a settlement agreement with the New York lease landlord and paid $30,000 in full settlement and recorded a settlement gain of $33,361.

On August 9, 2017, a lawsuit was filed by an investor relations firm against the Company in the Supreme Court, Westchester County (Index No. 61772/2017). The complaint alleged two causes of action, one for goods and services furnished and one for an account stated, in the amount of $74,325. The plaintiff obtained a default judgment. The Company has filed an Order to Show Cause to vacate the default judgment on the grounds that the service of the complaint was invalid. The court granted the Company’s Order to Show Cause on December 19, 2017 and set the hearing on the Order to Show Cause for January 12, 2018. At December 31, 2017, $68,544 was accrued in accounts payable. On February 14, 2018 the Company entered into a stipulation agreement with the investor relations firm which settled the amount due at $20,000 if payment was made by February 21, 2018. The lump sum payment was made on February 16, 2018 and a gain on extinguishment of debt of $48,544 was recorded.

On January 29, 2018, the Company entered into a settlement agreement and mutual release with a vendor who had provided public relations and other consulting services whereby the Company shall pay to this vendor an aggregate amount of $60,000 of which $30,000 was paid on February 2, 2018. Additionally, the Company shall pay ten monthly payments of $3,000 per month beginning on February 29, 2018. Additionally, the vendor returned 400,000 common shares of the Company’s common stock which will be cancelled upon satisfaction of the liability. The liability is recorded at $21,000 as of September 30, 2018.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND 2017

The Company has filed a lawsuit against the former Chief Strategy Officer and member of the Board, who was terminated on July 7, 2017, for breach of contract, breach of the covenant of good faith and fair dealing, and violation of the California Business & Professions Code. On July 31, 2017, the former Chief Strategy Officer and member of the Board subsequently filed a counterclaim against the Company seeking, among other items, damages in excess of $900,000, prejudgment interest, and reimbursement of legal fees. Prior to the termination and as of September 30, 2018 and September 30, 2017, there was accrued a 401(k) matching contribution of $9,230 and a $100,000 sign on bonus. This lawsuit was settled in November 2018 (see Note 18).

As of September 30, 2018, the Company has received demand for payment of past due amounts for services by several consultants and service providers.

Commitments

Exclusive Agreement

On June 1, 2016, the Company entered into an exclusive agreement with a Brazilian entity in the drone technology market. The agreement provides that the Company will acquire exclusive rights to this entity’s UAV technology and intellectual property that includes research and development efforts completed by this entity. The Company will also secure exclusive export and representation rights to this entity’s products along with the non-binding option to acquire full ownership of this entity for $1 million should the companies agree at a later date it would be in the best interest of both businesses. As consideration for this agreement, the Brazilian entity CEO was appointed to the position of Chief Technology Officer of the Company and granted an option for 2,000,000 shares of common stock.

Consulting Agreements

In June 2017, the Company entered into an agreement with an investment bank to provide placement agent services on an exclusive basis as it relates to a private placement (“the placement”). The agreement calls for the investment bank to receive 9% of the gross proceeds of the placement and 2.5% warrant coverage of the amount raised. The warrants shall entitle the investment bank to purchase securities of the Company at a purchase price equal to 110% of the implied price per share of the placement or 100% of the public market closing price of the Company’s common stock on the date of the placement, whichever is lower. The warrants shall have a term of five years after the closing of the placement. The agreement expired on September 30, 2017 but the terms of the agreement remains effective for previously introduced investors for capital raised during the year ended September 30, 2018.

Lease Obligations

The Company entered into an agreement with a manufacturer in Pismo Beach, California. The agreement provides for certain services to be provided by the manufacturer as needed by the Company. The agreement has an initial term of three years with one year renewals. In connection with this agreement, the Company has agreed to sublease space based in San Luis Obispo, California from the manufacturer for the purposes of the development and manufacturing of unmanned aerial vehicles. The lease provides for base monthly rent of approximately $15,000 for the initial term to be increased to $16,500 per month upon extension. The lease term begins February 1, 2017 and expires January 31, 2019 with the option to extend the term an additional 24 months. However, the Company never took possession of the premises and in July 2017, the Company made a decision to not take possession of the premises. The Company is in default of the rent payments and had received verbal demand of payments. As of September 30, 2018, the Company has not made any of the required monthly rent payments in connection with this agreement. During fiscal 2017, the Company had expensed and accrued into accounts payable the remaining amounts due under the term of the lease for a total accrual of $360,000 pursuant to ASC 420-10-30. This balance remains accrued as of September 30, 2018 and 2017.

In May 2017, the Company extended Howco’s office lease through May 30, 2020. The lease requires monthly payments including base rent plus CAM with annual increases. Future minimum lease payments under non-cancelable operating leases at September 30, 2018 are as follows:

Years ending September 30,	Amount
2019	$60,137
2020	40,737
Total minimum non-cancelable operating lease payments	$100,874

For the years ended September 30, 2018 and 2017, rent expense amounted to $55,225 and $496,352, respectively.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND 2017

Purchase commitments

The Company entered into agreements to act as a distributor or dealer with third party drone suppliers. Some of these agreements require the Company to maintain certain levels of inventory of the supplier’s products. At September 30, 2018 no inventory was required to be held under the terms of these arrangements.

Profit Sharing Plan (for Howco)

On April 13, 2018, Howco Distributing announced to its employees a Company-wide profit sharing program. In fiscal year 2018, Howco Distributing, will redistribute the total of ten-percent of the Company’s net income. The employee profit is equal to their annual salary divided by the Company’s total annual payroll and multiplied by 10% of net income for the fiscal year. During 2018 the employees earned approximately $21,000 under this plan.

NOTE 17 - CONCENTRATIONS

Concentration of Credit Risk

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. At September 30, 2018, cash in bank did not exceed the federally insured limits of $250,000. The Company has not experienced any losses in such accounts through September 30, 2018.

Economic Concentrations

With respect to customer concentration, three customers accounted for approximately 52%, 17%, and 10%, of total sales for the year ended September 30, 2018. Three customers accounted for approximately 65%, 12% and 11% of total sales for the period ended September 30, 2017.

With respect to accounts receivable concentration, three customers accounted for approximately 50%, 20% and 20% of total accounts receivable at September 30, 2018. Three customers accounted for approximately 59%, 15% and 13% of total accounts receivable at September 30, 2017.

With respect to supplier concentration, two suppliers accounted for approximately 34% and 10% of total purchases for the year ended September 30, 2018. Two suppliers accounted for approximately 41% and 15% of total purchases for the year ended September 30, 2017.

With respect to accounts payable concentration, three suppliers accounted for approximately 18%, 13%, and 11% of total accounts payable at September 30, 2018. Two suppliers accounted for approximately 42% and 11% of total accounts payable at September 30, 2017.

With respect to foreign sales, it totaled approximately $60,000 for the year ended September 30, 2018.

NOTE 18 - SUBSEQUENT EVENTS

Settlements

On November 13, 2018 the Company and a vendor agreed to settle $161,700 in past due professional fees for a convertible note in the amount of $90,000. The Company will recognize a gain on extinguishment of debt of approximately $71,700 during the three months ended December 31, 2018. The note (also discussed below) bears interest at 5% and matures in July 2019 and has a fixed discount conversion feature.

During November 2018 the Company reached an agreement and executed a related stipulation and payment terms agreement stemming from a legal action by the former Chief Strategy Officer for improper termination (See Note 16). The plaintiff agreed to accept $600,000 in payments. The first scheduled payment of $200,000 was made on December 20, 2018 in accordance with the settlement terms. Twelve monthly payments of approximately $33,333 are due starting on January 15, through December 15, 2019. As of September 30, 2018 the Company recorded $600,000 as accrued expense of which $500,000 was expensed during the fiscal year 2018.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND 2017

Convertible Notes Issued

On October 1, 2018 the Company issued a convertible promissory note for $12,500 to Livingston Asset Management under the services agreement mentioned above. The note bears interest at 10%, matures in six months and is convertible into the Company’s common stock at 50% of the lowest closing bid price on the 30 trading days immediately preceding the notice of conversion.

 On October 18, 2018 the Company issued a convertible promissory note to an attorney for services in the amount of $6,000. The note bears interest at 12%, matures in six months and is convertible into the Company’s common stock at 50% of the lowest closing bid price on the 30 trading days immediately preceding the notice of conversion.

On November 1, 2018 the Company issued a convertible promissory note for $12,500 to Livingston Asset Management under the services agreement mentioned above. The note bears interest at 10%, matures in six months and is convertible into the Company’s common stock at 50% of the lowest closing bid price on the 30 trading days immediately preceding the notice of conversion.

On November 13, the Company issued a convertible promissory note for $90,000 to a vendor in settlement of past due amounts due for services. The note bears interest at 5%, matures on June 30, 2019 and is convertible into the Company’s common stock at 50% of the lowest closing bid price during the 20 trading days immediately preceding the notice of conversion.

 On November 18, 2018 the Company issued a convertible promissory note to an attorney for services in the amount of $6,000. The note bears interest at 12% and is convertible into the Company’s common stock at 50% of the lowest closing bid price on the 30 trading days immediately preceding the notice of conversion.

On December 1, 2018 the Company issued a convertible promissory note for $12,500 to Livingston Asset Management under the services agreement mentioned above. The note bears interest at 10%, matures in six months and is convertible into the Company’s common stock at 50% of the lowest closing bid price on the 30 trading days immediately preceding the notice of conversion.

 On December 18, 2018 the Company issued a convertible promissory note to an attorney for services in the amount of $6,000. The note bears interest at 12% and is convertible into the Company’s common stock at 50% of the lowest closing bid price on the 30 trading days immediately preceding the notice of conversion.

Note Amendments, Assignments and Restatements

On October 17, 2018 Porta Pellex assigned $62,500 of the principal balance of its note to Trillium Partners LP along with $7,500 of accrued interest, leaving an unpaid balance of $62,500 plus accrued interest on Porta Pellex’s original note. The assigned portion of the note was restated to provide for conversion of interest and principal into common shares at 50% discount to the lowest bid price over the 20 trading days prior to conversion notification. This modification was treated as a debt extinguishment. The modified note was treated as stock settled debt in accordance with ASC 480 and $62,500 was recorded as put premium with a charge to interest expense for the assigned and restated note.

On October 20, the balance of the note principal of $62,500 due to Porta Pellex was in default. This default was cured when the final assignment to Jefferson Street Capital LLC was executed (see below).

On October 23, 2018 Porta Pellex assigned $62,500 of the remaining principal balance of its note to Jefferson Street Capital LLC along with $7,500 of accrued interest. The assigned portion of the note was restated to provide for conversion of interest and principal into common shares at the lower of: 50% discount to the lowest bid price over the 20 trading days prior to conversion notification; or 50% of the lowest bid price during the 20 trading days prior to the closing date of the related assignment. This modification was treated as a debt extinguishment. In connection with the issuance of this Note, the Company determined that the terms of the modified Note contain a conversion formula that caused variations in the conversion price resulting in the treatment of the conversion option as a bifurcated derivative to be accounted for at fair value. Accordingly, under the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging – Contracts in an Entity’s Own Stock”, the embedded conversion option contained in the convertible instruments were accounted for as derivative liabilities at the date of assignment and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivatives was determined using the Binomial valuation model. In connection with this Note, on the initial measurement date of October 23, 2018, the fair values of the embedded conversion option derivative of $72,609 was recorded as derivative liabilities, $70,000 was charged to current period operations as initial derivative expense, and $2,609 was recorded as a debt discount and is being amortized into interest expense over the expected holding period of the restated note.

BANTEK, INC. (f/k/a DRONE USA, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND 2017

On October 30, 2018 TCA the Company’s senior lender amended its credit facility which had been restructured in January 2018 when fees due for advisory and other matters along with accrued but unpaid interest were capitalized and separated into two notes, Note A having $1,000,000 principal and Note B having $4,788,642 both having the same maturity terms, interest rates and conversion rights. Under the current amendment total amounts outstanding under the notes along with accrued interest have been capitalized with the principal amount due of $6,018,192.42. The new note accrues interest on the principal balance at 12% per annum, includes amortization to the new maturity of December 15, 2020. The amortization payments credited toward the principal amount and accrued interest vary and include payments made under the 3(a)(10) settlement agreement with a third party related to Note A. Economically the total principal and accrued interest outstanding remain unchanged as reported in the consolidated balance sheet. All other terms including conversion rights and a make-whole provision in the case of a conversion shortfall remain the same as stated in the footnotes above.

Related Party Promissory Note Issued

On December 20, 2018 the Company issued a, promissory note to the CEO for $400,000. The note bears interest at 12% per annum, matures in 5 years on December 20, 2023 and requires monthly payment of interest and principal of $5,000 with a balloon payment at maturity.

Common Stock Issued

On October 17, 2018 Crown Bridge Partners was issued 35,420,168 common shares in exchange for the same number of warrants surrendered.

On November 1, 2018 Jefferson Street Capital was issued 30,000,000 common for conversion of principal related to the Porta Pellex note assignment and restatement cited above.

On November 6, 2018 Trillium Partners LLC was issued 58,721,488 common shares for conversion of principal related to the Porta Pellex note assignment and restatement cited above.

On November 6, 2018 Jefferson Street Capital was issued 32,307,692 common shares for conversion of principal related to the Porta Pellex note assignment and restatement cited above.

On November 19, 2018 Jefferson Street Capital was issued 45,952,267 common shares for conversion of principal related to the Porta Pellex note assignment and restatement cited above.

On November 27, 2018 Trillium Partners LLC was issued 56,947,133 common shares for conversion of principal related to the Porta Pellex note assignment and restatement cited above. Following this conversion principal, interest and fees due were fully settled.

On December 5, 2018 Jefferson Street Capital was issued 20,360,000 common for conversion of principal related to the Porta Pellex note assignment and restatement cited above. Following this conversion principal, interest and fees due were fully settled.

Common Stock Sold for Settlement Payment of 3(a)(10)

On November 22, 2018 Livingston Asset Management finalized sale of 30,000,000 shares of common stock and remitted a payment to TCA for $45,320.02 in partial settlement of TCA Note A under the terms of the 3(a)(10) agreement.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below. All expenses incurred with respect to the distribution will be paid by the Company.

Expense

Legal fees and expenses:	$20,000
Accounting fees and expenses:	$50,000
Total:	$70,000

Item 14. Indemnification of Directors and Officers

See the Bylaws of the Company as shown on Exhibit 3.2 herein.

Agreements

We intend to modify the compensation agreements with selected officers and directors, pursuant to which we will agree, to the maximum extent permitted by law, to defend, indemnify and hold harmless the officers and directors against any costs, losses, claims, suits, proceedings, damages or liabilities to which our officers and directors become subject to which arise out of or are based upon or relate to our officers and directors engagement by the Company.

Item 15. Recent Sales of Unregistered Securities

The Company issued common stock, warrants and options as listed below grouped according to related issuance types. Convertible debt and the respective status (current balance following conversion) is shown in the debt section of the Company description in the forepart of this filing.

The securities issued Below and as outlined in the debt section of organizational history were issued pursuant to exemptions from registration requirements relying on Section 4(a)(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933 as there was no general solicitation, and the transactions did not involve a public offering. The holders provided legal opinions pursuant to Rule 144 promulgated under Section 4(a)(1) of the Securities Act and Rule 144.

Stock Incentive Plan

The Company established its 2016 Stock Incentive Plan (the “Plan”) that permits the granting of incentive stock options and other common stock awards. The maximum number of shares available under the Plan is 100,000,000 shares. The Plan is open to all employees, officers, directors, and non-employees of the Company. Option granted under the Plan will terminate and may no longer be exercised (i) immediately upon termination of an employee or consultant for cause or (ii) one year after termination of employment, but not later than the remaining term of the option.

On July 1, 2016, the Company granted options under the 2016 Stock Incentive Plan to purchase 22,500,000 shares of its common stock to several employees, and an additional 4,300,000 to certain non-employees for services at an exercise price of $0.20 per share. The fair value of the shares of the underlying common stock at the date of grant based on the quoted trading price was $0.20 per share. 20,000,000 of the options issued to certain employees and 4,000,000 of the options issued to one consultant vested immediately and have a ten year term. The remaining 2,800,000 options cliff vest 50% per year over the following two year period and have a ten year term. The value of the options granted to non-employees which vested over time is remeasured at each reporting date until vesting occurs. The aggregate grant date fair value of these awards, as adjusted to apply variable measurement date accounting for non-employee awards, amounted to $5,579,990 as of September 30, 2016.

For the year ended September 30, 2017, the Company granted options under the 2016 Stock Incentive Plan to purchase 15,566,200 shares of its common stock to several employees, and 10,485,000 shares of its common stock to certain non-employees at exercise prices ranging from $0.20 to $0.24 per share with vesting terms ranging from immediately vesting to 5 years to employees and certain consultants, respectively. The options were valued at the grant date and remeasurement date using a Black-Scholes option pricing model. The value of the options granted to non-employees which vested over time is remeasured at each reporting date until vesting occurs. The aggregate grant date fair value of these awards, as adjusted to apply variable measurement date accounting for non-employee awards, amounted to $3,863,388 as of September 30, 2017.

There were no options granted under the 2016 Stock Incentive Plan for the year ended September 30, 2018 or for the three months ended December 31, 2018.

A summary of the Company’s stock options activity is as follows:

	Number of Options	Weighted- Average Exercise Price		Weighted- Average Remaining Contractual Term (Years)	Weighted- Average Grant-Date Fair Value	Aggregate Intrinsic Value
Outstanding at October 1, 2015	-	$		-	$-	$-
Granted	26,800,000		.20	-	.20	-
Outstanding at September 30, 2016	26,800,000			9.8
Granted	26,051,200		.21	-	.15	-
Forfeited	(8,500,000)		.20	-	-	-
Outstanding at September 30, 2017	44,351,200		$0.21	9.27	$-	$-
Forfeited	(25,846,200)		0.20
Outstanding at September 30, 2018	18,505,000		.22	8.46	-	-
Outstanding at December 31, 2018	18,505,000		.22	7.18	-	-
Exercisable at December 31, 2018	9,073,000		$0.21	6.37	$-	$-

All options were issued at an options price equal to the market price of the shares on the date of the grant.

Warrants

On September 9, 2016, 500,000 5-year warrants exercisable at $0.01 per share were issued as part of the consideration for the Howco acquisition. These warrants were valued at aggregate of $180,000.

On November 9, 2017, the Company received a first tranche payment of $75,500 under the terms of a Securities Purchase Agreement dated October 25, 2017, with Crown Bridge under which the Company issued to Crown Bridge a convertible note in the principal amount of $105,000 and a five-year warrant to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.35 as a commitment fee which is equal to the product of one-third of the face value of each tranche divided by $0.35. On December 20, 2017 an additional 200,000 warrants were issued as a penalty and in order to entice Crown Bridge to waive its right of first refusal to provide additional financing under the terms of their convertible note. A debt discount of $44,036 was recorded for the relative fair market value of the total 300,000 warrants and amortized to interest expense as of September 30, 2018. The warrants have full ratchet price protection and cashless exercise rights (See Note10). The warrant includes an anti-dilution clause that was triggered on June 4, 2018. On June 4, 2018 an unrelated convertible note holder became entitled to convert their note into common shares at a 60% discount to the stock’s market price. The anti-dilution provision trigger entitled Crown Bridge to exercise its warrants under a formula that increased the number of common shares to 31,250,000 at a price of $.0036 per share. Due to the fact that the number of shares and exercise price can change due to market changes in the price of the common stock the Company has concluded to treat the warrants as derivatives and to revalue that derivative at each reporting date. Therefore a derivative liability of $261,484 with a charge to additional paid in capital was recorded on June 4, 2018. Following the exercise on October 17, 2018, the warrant was revalued and the warrant holder is entitled to exercise its warrants for 136,083,627 common shares and the related derivative liability is $189,324.

Shares Issued for Warrant Exercise

On October 17, 2018 Crown Bridge Partners was issued 35,420,168 common shares at $.0072, in exchange for 39,990,513 warrants surrendered (on cashless basis). $68,232 was recorded as equity and derivative liabilities were reduced by $28,793.

On January 4, 2019 Crown Bridge Partners exercised warrants for 52,100,526 common shares at $.0002, using the cashless formula as per the agreement.

On January 30, 2019 Crown Bridge Partners exercised warrants for 60,611,842 common shares at $.00024, using the cashless formula as per the agreement.

On March 27, 2019, the warrant was remeasured and the adjustment has been taken into account in the table below.

A summary of the Company’s warrant activity is as follows:

	Number of Warrants	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Weighted- Average Grant-Date Fair Value	Aggregate Intrinsic Value
Outstanding at September 30, 2017	500,000	$0.01	2.94	$.36	$-
Granted	300,000
Anti-Dilution	68,778,947	$0.00151	4.08	.0036	$185,822
Outstanding and exercisable at September 30, 2018	69,578,947	$0.00158	4.1	$-	$185,822
Exercised at October 17, 2018	(39,990,513)	$0.000158	4.1	$-	$28,793
Anti-Dilution adjustment at December 31, 2018	106,995,193	-	-
Outstanding and exercisable at December 31, 2018	136,583,627	-	-	-
Exercised at January 4, 2019	(52,100,526)	.0002	-	-
Exercised at February 6, 2019	(60,611,842)	.00024	-		$11,646
Anti-Dilution adjustment at March 27, 2019	176,257,199	.00024	-		$16,650
Outstanding and exercisable at March 27, 2019	200,128,458	.00024	3.6	-	$47,911

Recapitalization of Company

In January 2016, 2,532,196 shares of common stock were deemed issued to existing holders of Texas Wyoming Drilling, Inc. in connection with the recapitalization transaction with Texas Wyoming Drilling, Inc.

Shares Issued for Settlement

In August 2016, the Company issued 11,500 shares of common stock as payment of the settlement fee related to the settlement payable - vendor. The shares were valued at $2.68 per share based on the quoted trading price on the grant date for total expense of $30,820.

On August 27, 2018 the Company settled outstanding accounts payable with a vendor by issuing 2,307,693 common shares. On September 27, 2018, the Company agreed to issue 2,692,307 shares for a total of 5,000,000 shares to settle the payable balance of $15,000. These shares were valued at the market price of $0.0058 and $0.004 on the grant date and settlement date respectively, resulting in a loss on settlement of $9,154.

Common Stock Issued for Settlement Payable Conversion

During fiscal 2016, the Company issued 57,000 shares of common stock upon conversion of $53,105 of the settlement payable - vendor and $28,595 of the premium was reclassified to equity.

In October and November 2016, the Company issued an aggregate of 460,200 common shares upon conversion of the remaining settlement payable - vendor of $48,998 and the remaining premium of $26,384 was reclassified to equity.

Shares Issued Subject to Make-Whole Provision

In September 2016, the Company issued 539,204 shares of common stock as payment of an $850,000 advisory fee related to the TCA senior secured credit facility agreement.

Shares Issued for Cash

In September 2016, the Company sold 270,271 shares of common stock at $0.37 per share for proceeds of $100,000.

Shares Issued to Employees

On July 15, 2018 the Company issued 2,000,000 common shares to Matthew Wiles, Vice President of Business Operations at the Company’s wholly-owned subsidiary, Howco. The shares were valued based on the market price of $0.00747 per share on the date of the grant at $14,940, and the shares vest on August 6, 2018. The shares were issued as compensation for his pending Board of Directors membership. The value of the shares will be expensed as director fees on August 6, 2018 since they have vested.

On March 13, 2019, the Company issued 200,000 common shares to Jeffrey L. Garon, CFO.

Shares Issued for Non-Employee Services

In October 2016, the Company issued 115,000 shares of common stock to an entity as payment for acquisition-related services valued at $57,500.

In February 2017, the Company issued 400,000 vested shares of common stock to an entity as payment for consulting services rendered. As the shares fee is considered contractually earned upon the execution of the agreement, the shares were valued on the February 17, 2017 measurement date at $0.23 per share or a total of $92,000 based on the quoted trading price and amortized over the 6-month term of the agreement. In June 2017, upon renewal of the agreement, the Company issued an additional 400,000 vested shares of common stock to this entity as payment for consulting services rendered valued at $93,160, or $0.2329 per share, based on the quoted trading price. In connection with the issuance of these shares, during the year ended September 30, 2017, the Company recorded professional fees of $141,380 and a prepaid expense of $43,780 which was amortized into professional fees during the year ended September 30, 2018.

On September 1, 2017, the Company entered into a consulting agreement with an individual. In connection with this agreement, the Company agreed to issue 10,000 common shares per month until the agreement is terminated. As of September 30, 2017, 10,000 common shares were issuable and valued on the vesting date of September 1, 2017 at $1,764, or $0.1764 per shares based on the quoted trading price. During the year ended September 30, 2017, the Company recorded professional fees of $1,764. During the year ended September 30, 2018, an aggregate of 20,000 common shares were issuable pursuant to the agreement. Such shares were valued on the vesting dates of October 1, 2017 and November 1, 2017 at $3,950, or $0.20 and $0.195 per share, respectively, based on the quoted trading price. This agreement was terminated in December 2017.

On April 1, 2018, the Company entered into a one year oral management consulting agreement with an individual. In connection with this agreement, the Company issued 4,000,000 common shares to the consultant. Such shares were valued on the vesting dates of April 1, 2018 at $296,000, or $0.074 per share based on the quoted trading price.

On June 19, 2018 Tysadco Partners was issued 533,333 shares of restricted common stock for services under a one-year agreement. 400,000 shares were issued as the “retainer”, to be vested in four equal installments beginning on effective date of the agreement and 60, 120 and 180 days following the effective date. The remaining 133,333 shares were issued for the monthly compensation arrangement. The related charges will be measured on the vesting dates at fair value and recognized in Professional Fees (expense) pro rata over the service term.

On July 12, 2018 150,000 vested common shares were issued to a consultant. The shares were valued at the market price of $0.0083 per share on the day of the grant. The value of $1,245 was charged to professional fees on issuance.

On July 12, 2018 1,500,000 vested common shares were issued to a financial advisory consultant. The shares were valued at the market price of $.0083 per share on the day of the grant. The value of $12,450 was charged to professional fees on issuance.

On July 12, 2018 150,000 vested common shares were issued to a consultant. The shares were valued at the market price of $0.0083 per share on the day of the grant. The value of $1,245 was charged to professional fees on the date on issuance.

On August 6, 2018 125,000 vested common shares were issued to a consultant. The shares were valued at the market price of $0.0105 per share on the day of the grant. The value of $1,318 was charged to professional fees on issuance.

On September 24, 2018 2,387,302 common shares were issued to Tysadco Partners for the Company’s investor relations firm as per the agreement for monthly payments in shares of $4,000 per month totaling $16,000, which was fully recognized as expense.

Shares Issued for debt issuance costs

On November 28, 2017, pursuant to a Securities Purchase Agreement and Convertible Note Agreement with Labrys, the Company considered issued to Labrys 335,938 shares of the Company’s common stock, as a commitment fee which was to be returned to the Company in the event that it pays all unpaid principal and interest under the Note within 180 days of November 20, 2017. Prior to the February 7, 2018 amendment discussed below, pursuant to ASC 260 the 335,938 shares were considered contingent shares and not considered outstanding and not accounted for due to the contingency. On February 7, 2018 the Company amended the terms of the convertible note dated November 28, 2017 whereby the holder waives all existing events of default to date and in return shall no longer be required to return, under any circumstances, the commitment shares back to the Company’s treasury. On February 16, 2018 the Company issued the 335,938 shares at the then market close price of $0.09 per share for a value of $30,234 which was expensed.

On February 16, 2018, pursuant to a Securities Purchase Agreement and Convertible Note Agreement with Labrys, the Company issued to Labrys 421,238 shares of the Company’s common stock, as a commitment fee which was to be returned to the Company in the event that it pays all unpaid principal and interest under the Note within 180 days of December 26, 2017. Prior to the February 7, 2018 amendment discussed below, pursuant to ASC 260 the 421,238 shares were considered contingent shares and not considered outstanding and not accounted for due to the contingency. On February 7, 2018 the Company amended the terms to the convertible note dated December 26, 2017 whereby the holder waives all existing events of default to date and in return shall no longer be required to return, under any circumstances, the commitment shares back to the Company’s treasury. On February 16, 2018 the Company issued the 421,238 shares at the then market close price of $0.09 per share for a value of $37,911 which was expensed.

Shares Issued Under 3(a)(10)

The Company issued common shares to Livingston Asset Management, pursuant to the TCA Replacement Note A and the related 3(a)(10) settlement.

Between March 14, 2018 and October 29, 2018, 101,624,000 common shares were issued and sold by Livingston, with 71,624,000 shares issued and sold through September 30, 2018, and the remaining 30,000,000 issued as of September 30, 2018 and sold as of November 22, 2018.

On November 22, 2018 Livingston Asset Management finalized sale of 30,000,000 shares of common stock and remitted a payment to TCA for $45,320 in partial settlement of TCA Note A under the terms of the 3(a)(10) agreement. The liability was reduced by $45,320. The principal reduction of $45,320 and related debt premium of $30,618 were recorded as additional paid in capital.

On February 4, 2019 the Company issued 119,455,000 common shares to Livingston Asset Management under the 3(a)(10) agreement which are offered for sale to settle the Company’s obligation to its senior secured note holder.

On March 1, 2019 the Company issued 141,835,000 common shares to Livingston Asset Management under the 3(a)(10) agreement which are offered for sale to settle the Company’s obligation to its senior secured note holder.

On March 19, 2019 the Company issued 108,156,000 common shares to Livingston Asset Management under the 3(a)(10) agreement which are offered for sale to settle the Company’s obligation to its senior secured note holder.

The shares of the Company’s common stock issued under section 3(a)(10) of the Securities Act, have been initially recorded at par value with an equal charge to additional paid-in capital and proceeds of $308,100 and pro rata note premium of $204,989 totaling $513,089 have been recorded as equity relating to these issued shares as of September 30, 2018 and proceeds of $45,320 and $30,618 of debt premium totaling $75,938 were recorded to equity in the three months ended December 31, 2018.

Shares Issued for Conversion of Convertible Notes

During the year ended September 30, 2018 the Company issued 605,808,574 common shares to convertible note holders upon contractual conversion of principal, default charges and accrued interest totaling $1,537,184. The credit to equity of $2,135,815 includes the fair value of shares issued upon conversion of convertible notes with embedded conversion option derivatives and the reclassification of debt premiums on convertible notes treated as stock settled debt.

Between November 1 and December 5, 2018 Jefferson Street Capital was issued 128,619,959 common for conversion of principal related to the Porta Pellex note assignment and restatement. The note was converted at contracted rates and the shares issued had aggregate fair values on the conversion dates of $166,929. The note principal of $62,500, interest due of $7,500 fees of $4,400 were fully liquidated as a result of the conversions. Derivative liabilities of $78,471 were relieved to gain on debt extinguishment recorded as additional paid in capital, debt discount of $62,500 was amortized to interest expense and loss due to debt extinguishment of $14,057 was recorded.

Between November 6 and November 27, 2018 Trillium Partners LP was issued 115,668,621 common for conversion of $62,500 principal related to the Porta Pellex note assignment and restatement cited above. The note principal of $62,500, accrued interest or $7,500 and fees of $2,290 were fully liquidated as a result of the conversions. The note was converted at contracted rates. Debt premiums of $62,500 were recorded as additional paid in capital.

On January 8, 2019, Livingston Asset Management, LLC converted $9,000 of principal, $682 of accrued interest and $1,145 in fees for the fee note issued June 1, 2018 for 45,306,040 at the contracted price of $0.00025. The unliquidated balance of the fee note was $3,000 following the conversion.

On January 18, 2019, Livingston Asset Management converted $3,000 of the remaining principal balance, $24 of accrued interest and $1,145 in fees for the fee note issued June 1, 2018 and $12,500 of principal, $678 of accrued interest and $1,145 in fees from the fee note issued July 1, 2018 for total of 73,967,680 shares of common stock at the contracted price of $0.00025. The note was fully liquidated following the conversion.

On February 11, 2019, Livingston Asset Management submitted a conversion notice to convert $12,500 of principal, $654 of accrued interest and $1,145 in fees from the fee note issued August 1, 2018, for 47,663,700 at the contracted price of $0.0003.

On March 18, 2019, Livingston Asset Management submitted a conversion notice to convert $12,500 of principal, $640 of accrued interest and $1,145 in fees from the fee note issued September 1, 2018, for 47,618,033 at the contracted price of $0.0003.

Item 16. Exhibits

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

Exhibit	Description
3.1	Certificate of Incorporation of BANTEK, INC. (f/k/a DRONE USA, INC.) (incorporated by reference herein to Exhibit 3.1 to the Company’s Form 10 filed with the SEC on May 8, 2017).

3.2	Amended and Restated Bylaws BANTEK, INC. (f/k/a DRONE USA, INC.) (incorporated by reference herein to Exhibit 3.2 to the Company’s Form 10 filed with the SEC on May 8, 2017).

3.3	Certificate of Amendment to the Certificate of Incorporation filed April 27, 2016 (incorporated by reference herein to Exhibit 3.3 to the Company’s Form 10 filed with the SEC on May 8, 2017).

4.1	Specimen Stock Certificate evidencing the shares of Common Stock (incorporated by reference herein to Exhibit 4.1 to the Company’s Form 10 filed with the SEC on May 8, 2017).

5.1	Opinion of Law Offices of Matheau J. W. Stout Regarding Legality of the Securities Being Registered.

10.1	BANTEK, INC. (f/k/a DRONE USA, INC.) 2016 Stock Incentive Plan (incorporated by reference herein to Exhibit 10.1 to the Company’s Form 10 filed with the SEC on May 8, 2017).

10.2	Senior Secured Revolving Credit Facility Agreement (the “Credit Facility”) with TCA Global Credit Master Fund, L.P., dated September 13, 2016 (incorporated by reference herein to Exhibit 10.2 to the Company’s Form 10 filed with the SEC on May 8, 2017).

Exhibit	Description
10.3	Stock Purchase Agreement among Paul Charles Joy II, Trustee of the Paul C. Joy and Kathryn B. Joy Trust-Fund B, Kathryn Blake Joy, Trustee of the Paul C. Joy and Kathryn B. Joy Trust-Fund C, Howco Distributing Co. and Drone USA, LLC, dated August 4, 2016 (incorporated by reference herein to Exhibit 10.3 to the Company’s Form 10 filed with the SEC on May 8, 2017).

10.4	Joint Venture Agreement dated June 1, 2016 between BANTEK, INC. (f/k/a DRONE USA, INC.) and BRVANT (incorporated by reference herein to Exhibit 10.4 to the Company’s Form 10 filed with the SEC on May 8, 2017).

10.5	Howco Lease Agreement dated April 28, 2009., as amended (incorporated by reference herein to Exhibit 10.8 to the Company’s Form 10 filed with the SEC on May 8, 2017).

10.6	TCA Engagement Agreement dated March 28, 2017 (incorporated by reference herein to Exhibit 10.9 to the Company’s Form 10 filed with the SEC on May 8, 2017).

10.7	Sublease Agreement dated November 17, 2016 Between Empirical Systems Aerospace, Inc. and BANTEK, INC. (f/k/a DRONE USA, INC.) (incorporated by reference herein to Exhibit 10.12 to the Company’s Form 10 filed with the SEC on May 8, 2017).

10.8	Manufacturing Agreement dated November 2016 between Empirical Systems Aerospace, Inc. and BANTEK, INC. (f/k/a DRONE USA, INC.) (incorporated by reference herein to Exhibit 10.13 to the Company’s Form 10 filed with the SEC on May 8, 2017).

10.9	Employment Agreement dated July 1, 2016 between Michael Bannon and BANTEK, INC. (f/k/a DRONE USA, INC.) (incorporated by reference herein to Exhibit 10.14 to the Company’s Form 10 filed with the SEC on May 8, 2017).

10.10	Employment Agreement dated March 29, 2017 between Matthew Wiles and Howco Distributing Co. (incorporated by reference herein to Exhibit 10.17 to the Company’s Form 10 filed with the SEC on May 8, 2017).

10.11	Settlement Agreement dated August 18, 2016 between Rockwell Capital Partners, Inc. and BANTEK, INC. (f/k/a DRONE USA, INC.) (incorporated by reference herein to Exhibit 10.20 to the Company’s Amendment Form 10 filed with the SEC on June 27, 2017).

10.12	Equity Exchange Agreement dated January 26, 2016 between Texas Wyoming Drilling, Inc., Drone USA, LLC, the members of Drone USA, LLC and Margaret Cadena (incorporated by reference herein to Exhibit 10.21 to the Company’s Amendment to the Form 10 filed with the SEC on June 27, 2017).

10.13	Agreement dated September 2016 between the Portuguese Government, the National Aviation Authority of Portugal and Aeroportos de Portugal and BANTEK, INC. (f/k/a DRONE USA, INC.) (incorporated by reference herein to Exhibit 10.22 to the Company’s Amendment to the Form 10 filed with the SEC on June 27, 2017).

10.14	Securities Purchase Agreement dated October 25, 2017 between BANTEK, INC. (f/k/a DRONE USA, INC.) and Crown Bridge Partners, LLC ((incorporated by reference herein to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 15, 2017).

10.15	Convertible Promissory Note dated October 25, 2017 Issued by BANTEK, INC. (f/k/a DRONE USA, INC.) to Crown Bridge Partners, LLC (incorporated by reference herein to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 15, 2017).

21.1	Subsidiaries (incorporated by reference herein to Exhibit 21 to the Company’s Form 10 filed with the SEC on May 8, 2017).

23.1	Consent of Law Office of Matheau J. W. Stout, Esq. (included in Exhibit 5.1)

23.2	Consent of Salberg & Company, PA

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a) (3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)	That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

(8)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of High Point, State of Delaware on April 2, 2019.

BANTEK, INC.

Date: April 2, 2019	/s/ Michael Bannon
	By:	Michael Bannon
	Its:	Chief Executive Officer; Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Capacity in Which Signed	Date

/s/ Michael Bannon	Chief Executive Officer	April 2, 2019
Michael Bannon	(Principal Executive Officer Principal Accounting Officer and Director)

/s/ Jeffrey L. Garon	Chief Financial Officer	April 2, 2019
Jeffrey L. Garon	(Principal Accounting Officer and Director)